UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.      )

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KILROY REALTY CORPORATION

(Name of Registrant as Specified in Its Charter)

N/A

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KILROY REALTY CORPORATION

12200 W. Olympic Boulevard, Suite 200

Los Angeles, California 90064

April 12, 2017

To Our Fellow Stockholders:

On behalf of the entire Board of Directors of Kilroy Realty Corporation (NYSE: KRC), we are pleased to present you with KRC’s 2017 Proxy Statement and invite you to attend KRC’s 2017 annual meeting of stockholders.

KRC had another exceptional year in 2016, delivering superior performance across all areas of our business. Within our stabilized portfolio, we achieved significant leasing success. We sustained an average occupancy level of above 95% throughout the year and achieved 96% occupancy at year-end. We also produced robust growth in same-store net operating income. In development, we delivered more than one million square feet of new space. Opportunistic acquisitions added three properties to our portfolio with substantial value creation potential.

We reported strong financial results, increasing both earnings and cash flow over the prior year. Midyear, we increased our annual dividend by 7.1%, to $1.50 per share. In December, we declared a special cash dividend of $1.90 per share. For the year, our common stock delivered a 21.5% total return to stockholders, solidly outperforming the 8.6% total return of the MSCI US REIT Index and the 11.6% total return of the SNL US Office REIT Index.

We also took steps to deepen and diversify our balance sheet, continuing to position the company for long-term value creation. We raised more than $1.2 billion in new capital — through debt and equity offerings, asset dispositions and a strategic venture with the world’s largest sovereign wealth fund.

Importantly, we continued to adapt our operating and development platforms to the opportunities presented by an increasingly innovation-driven business world. We see a growing range of industries, from life sciences to transportation to consumer services, seeking to expand their existing presence in our West Coast centers of high-tech innovation.

We remain a committed leader in the effort to build and operate environmentally sound properties. Once again, our efforts resulted in wide recognition amongst our peers, including receiving the top North American leadership award in sustainability from GRESB for the third year in a row, an ENERGY STAR Partner of the Year Sustained Excellence Award from the U.S. Environmental Protection Agency for the second year in a row, and the NAREIT Leader in the Light Award (co-winner) for the office sector for the third year in a row.

Our Board is actively involved in reviewing and overseeing our strategy and its execution. We are continually focused on ensuring that the Board has the right set of skills and backgrounds to drive the development and implementation of our strategy. After refreshing our Board with three new members in 2014 and 2015, a succession planning committee was formed in 2016 to formalize the on-going process to prepare the Company for the future across all levels of management.

Since our 2016 annual meeting of stockholders, our senior management team, and in some cases our Lead Independent Director, either met or had calls and engaged with stockholders owning collectively more than 60% of our outstanding stock. These meetings provided an important platform for us to engage directly with our stockholders and receive feedback on a wide range of topics, including market conditions, corporate strategy and corporate governance practices. We appreciate this dialogue and the feedback we received and are committed to maintaining open lines of communication with investors.

The accompanying proxy materials contain detailed information about the matters on which you are being asked to vote at the 2017 annual meeting. We urge you to read the materials carefully and vote in accordance with the Board’s recommendations. Your vote is very important to us.

Sincerely,

John Kilroy
Chairman, President and Chief Executive Officer

Edward Brennan, PhD
Lead Independent Director

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are generally identified through the inclusion of words such as “believe,” “expect,” “goals” and “target” or similar statements or variations of such terms and other similar expressions. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; investment in our real estate assets, which are illiquid; trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to release property at or above current market rates; costs to comply with government regulations, including environmental remediations; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or implementations of, applicable laws, regulations or legislation; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; our ability to maintain our status as a REIT; and the other factors discussed in the risk factors section of Kilroy Realty Corporation’s most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

KILROY REALTY CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Tuesday, May 23, 2017 at 9:00 a.m. local (Pacific) time

Place:	Our principal executive offices at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064.

Items of Business:	1.	Elect as directors the six nominees named in the attached Proxy Statement.

	2.	Approve the amendment and restatement of our 2006 Incentive Award Plan.

	3.	Approve, on an advisory basis, the compensation of our named executive officers.

	4.	Vote, on an advisory basis, on the frequency of future advisory votes on the compensation of our named executive officers.

	5.	Ratify the appointment of Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2017.

Record Date:

The Board of Directors (the “Board”) has fixed the close of business on March 16, 2017 as the record date for determining the stockholders entitled to receive notice of and to vote at the 2017 annual meeting of stockholders (the “Annual Meeting”), or any adjournment(s) or postponement(s) thereof.

Proxy Voting:

Your vote is very important to us. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as soon as possible to ensure your shares are represented at the Annual Meeting. If you attend the Annual Meeting and vote in person, your proxy or voting instructions will not be used.

By Order of the Board of Directors,

Tyler Rose

Executive Vice President,

Chief Financial Officer and Secretary

April 12, 2017

Los Angeles, California

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Notice of Annual Meeting, Proxy Statement and our 2016 Annual Report on Form 10-K are available at www.proxyvote.com.

You are encouraged to access and review all of the important information contained in our proxy materials before voting.

Proxy Summary

This section highlights information about Kilroy Realty Corporation, a Maryland corporation (“we,” “our,” “us” or the “Company”), that is contained elsewhere in this Proxy Statement. This section does not contain all of the information that you should consider and you should read the entire Proxy Statement before voting.

BUSINESS HIGHLIGHTS

In 2016, we delivered strong performance across all areas of our business, resulting in strong year-over-year operating and financial results in 2016 and generating a 21.5% total return for our stockholders (“TSR”),(1) which solidly outperformed the 8.6% total return of the MSCI US REIT Index and the 11.6% total return of the SNL US Office REIT Index in 2016.

More information on the Company’s 2016 performance is detailed on pages 39 through 41.

Our TSR for the three-year period ended December 31, 2016 outperformed the median TSR for our peer group,(2) as well as the TSRs for both the SNL US REIT Office Index and the MSCI US REIT Index for that period of time.

TSR for the Three-Year Period Ended December 31, 2016
Kilroy Realty Corporation	59.9%
Peer Group(2)	49.3%
SNL US REIT Office Index	41.9%
MSCI US REIT Index	45.2%

COMPENSATION HIGHLIGHTS

Our Executive Compensation Committee (the “Compensation Committee”) approved the 2016 compensation arrangements for our named executive officers identified on page 38 (our “NEOs”). Below are highlights of our 2016 compensation arrangements for our NEOs from the Compensation Discussion and Analysis (the “CD&A”) section of this Proxy Statement:

No Base Salary or Bonus Increases

None of our NEOs received a base salary increase or increase in target or actual annual cash incentive for 2016. Our Chief Executive Officer’s (“CEO”) 2016 target annual cash incentive ($2.7 million) was again set below the $3 million level provided for in his employment agreement. This reduction again lowers the total potential annual cash incentive opportunity for the CEO and places a greater emphasis on long-term equity.

Enhanced Operating and Financial Goals

Key operating and financial goals used to determine 2016 annual cash incentives for our NEOs, as well as the funds from operations (“FFO”) goal used in the 2016 annual performance-based long-term incentive equity award grants for our NEOs, were set at levels above the goals used for the prior year.

Continued Emphasis on Long-Term Incentive Awards and Performance-Based Compensation

Equity compensation is the largest component of each NEO’s total compensation opportunity. Approximately two-thirds of the 2016 annual long-term incentive awards for our NEOs (and nearly three-quarters for our CEO) are subject to performance-based vesting requirements over a three-year performance period and include a performance measure indexed to our relative TSR.

(1)	For purposes of this Proxy Statement, total stockholder returns are calculated assuming dividend reinvestment.
(2)	The companies included in the peer group are identified on page 56.

YEAR-END OCCUPANCY 96.0% (10-Year Record Level Rate) 2016 ONE-YEAR TSR(1) 21.5% DEVELOPMENT Delivered $814 Million Total Estimated Investment Projects (93% Committed on Office) DIVIDEND GROWTH 7.1% Increase Year-Over-Year (On an Annualized Basis)

Proxy Summary

CORPORATE GOVERNANCE HIGHLIGHTS

The Company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens accountability of the Board and helps build public trust in the Company. Highlights include the following:

Independent Board Leadership and Practices

•  Lead Independent Director with a well-defined role and robust responsibilities

•  Majority of directors are independent (5 out of 6 current directors)

•  Commitment to Board refreshment with three new independent directors in the last three years

•  Balanced perspectives in the boardroom with average independent director tenure of six years

•  Comprehensive risk oversight practices, including cybersecurity and insurance

•  Strategic update from the CEO is a standing Board agenda item

•  Regular executive sessions of independent directors

•  Regular Board and committee self-evaluations

•  Succession Planning Committee formed to formalize regular succession planning efforts

•  CEO may only serve on the board of directors of one other public company

•  All key board committees are composed of independent directors

Robust Stockholder Rights

•  Stockholder proxy access recently amended to align with emerging best practices and respond to stockholder feedback

•  Majority voting for directors in uncontested elections

•  Annual directors elections (declassified Board)

•  Annual Say-on-Pay voting

•  Stockholder right to call a special meeting

•  Stockholder right to amend bylaws by a majority vote

•  No stockholder rights plan

Best Practices Compensation and Governance Practices

•  Minimum stock ownership guidelines for executives

•  Minimum stock ownership guidelines for non-employee directors

•  Stock holding requirements

•  Anti-hedging policy

•  Anti-pledging policy

•  Clawback policy

•  Related party transactions policy

•  No single trigger change in control in any employment agreement

•  No excise tax gross-ups

•  No repricing of underwater stock options without stockholder approval

•  Regular engagement with investors, including discussions since our 2016 annual meeting of stockholders with stockholders who together own more than 60% of our common stock

Proxy Summary

SUSTAINABILITY HIGHLIGHTS

We remain a committed leader in the effort to building and operating environmentally sound properties. For the third year in a row, our efforts resulted in wide recognition amongst our peers, including receiving the top North American leadership award in sustainability from GRESB — which uses the industry’s most rigorous standards for measuring sustainable performance — ranking us first out of 178 real estate companies and funds across all asset types. Also for a third year in a row, NAREIT recognized us as a co-winner of the Leader in the Light Award in the office sector. Additionally, for the fourth year in a row, the U.S. Environmental Protection Agency (“U.S. EPA”) recognized us with its ENERGY STAR Partner of the Year Award, and for the second year in a row, we received the award’s Sustained Excellence designation.

INDUSTRY LEADING COMMITMENT TO SUSTAINABILITY
EARNED THE HIGHLY COMPETITIVE GRESB Green Star Ranked in Top 25% of Companies Worldwide in Sustainability Performance (4 years in a row)	RANKED BY GRESB AS 1st In Sustainability Performance Among 178 North American Real Estate Companies (3 years in a row)	CO-WINNER OF NAREIT’S 2016 Leader in the Light Award In the Office Category (3 years in a row)

ONE OF ONLY 152 COMPANIES OUT OF APPROXIMATELY 16,000 TO RECEIVE THE U.S. EPA’s

ENERGY STAR Partner of the Year Award

(4 years in a row)

AND

ONE OF ONLY 90 COMPANIES OUT OF THE 152 ENERGY STAR PARTNER OF THE YEAR AWARD
RECIPIENTS TO RECEIVE THE DESIGNATION OF

Sustained Excellence

The EPA’s Highest Honor

(2 years in a row)

Voting Information

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal	Board Recommendation	Page
Management Proposals:
1. Election of Six Director Nominees	FOR	5
2. Approval of Amendment and Restatement of 2006 Incentive Award Plan	FOR	6
3. Advisory Approval of Compensation of NEOs	FOR	19
4. Advisory Vote on the Frequency of the Advisory Vote on the Compensation of NEOs	1 YEAR	21
5. Ratification of Appointment of Deloitte & Touche LLP as Independent Auditor for 2017	FOR	22

HOW TO CAST YOUR VOTE

Internet	Phone	Mail	In Person
Follow the instructions provided in the notice or separate proxy card or voting instruction form you received.	Follow the instructions provided in the separate proxy card or voting instruction form you received.	Send your completed and signed proxy card or voting instruction form to the address on your proxy card or voting instruction form.	Ballots will be provided to anyone who attends and wants to vote at the Annual Meeting.

General Information About the Annual Meeting and Voting Procedures

Our Board is soliciting your proxy for the Annual Meeting to be held at 9:00 a.m. local (Pacific) time on Tuesday, May 23, 2017 at our principal executive offices located at 12200 West Olympic Boulevard, Suite 200, Los Angeles, California 90064, and any adjournments or postponements of the Annual Meeting. On April 12, 2017, proxy materials for our Annual Meeting, including this Proxy Statement and our 2016 Annual Report on Form 10-K (the “2016 Annual Report”), were first sent or made available to our stockholders entitled to vote at the Annual Meeting.

Why did I receive a notice in the mail regarding Internet availability of the proxy materials instead of a paper copy of the proxy materials?

Pursuant to rules of the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record, while brokers, banks and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice to the beneficial owners. All stockholders will have the ability to access the proxy materials, including this Proxy Statement and our 2016 Annual Report, on the website referred to in the Notice or to request to receive a printed copy of the proxy materials. Instructions on how to request a printed copy by mail or electronically, including an option to request paper copies on an ongoing basis, may be found in the Notice and on the website referred to in the Notice. We intend to mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested paper copies of such materials, within three business days of such request.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to consider and vote on the following matters, as well as any other business properly brought before the Annual Meeting:

•  Proposal No. 1: Elect as directors the six nominees named in this Proxy Statement.

•  Proposal No. 2: Approve the amendment and restatement of the 2006 Incentive Award Plan, as amended (the “2006 Plan”).

•  Proposal No. 3: Approve, on an advisory basis, the compensation of our NEOs.

•  Proposal No. 4: Vote, on an advisory basis, on the frequency of the advisory vote on the compensation of our NEOs.

•  Proposal No. 5: Ratify the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent auditor for the fiscal year ending December 31, 2017.

What are the Board’s recommendations on each of the proposals?

The Board recommends that stockholders vote:

1.	“FOR” each of the Board’s six nominees for election to the Board: John Kilroy, Edward Brennan, PhD, Jolie Hunt, Scott Ingraham, Gary Stevenson and Peter Stoneberg;

2.	“FOR” approval of the amendment and restatement of the 2006 Plan;

3.	“FOR” approval, on an advisory basis, of the compensation of our NEOs;

4.	“1 YEAR” for the frequency of the advisory vote on the compensation of our NEOs; and

5.	“FOR” ratification of the appointment of Deloitte as our independent auditor for the fiscal year ending December 31, 2017.

Who is entitled to vote?

Only the holders of record of the shares of our common stock at the close of business on March 16, 2017 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter voted upon at the Annual Meeting. As of the Record Date, 98,275,048 shares of common stock were outstanding.

Kilroy Realty Corporation	1

General Information About the Annual Meeting and Voting Procedures

May I attend the Annual Meeting?

You may attend the Annual Meeting if you were a stockholder of record or a beneficial holder of shares of common stock at the close of business on the Record Date, or you hold a valid legal proxy for the Annual Meeting. If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your being admitted to the Annual Meeting. You should also be prepared to present a valid government-issued photo identification, such as a driver’s license or passport, before being admitted. If you are not a stockholder of record but you are a beneficial holder of shares of common stock because you hold your shares in “street name,” you should provide proof of beneficial ownership as of the Record Date, such as an account statement reflecting your stock ownership as of the Record Date, a copy of the Notice or voting instruction form provided by your broker, bank or other nominee, or other similar evidence of ownership, as well as your photo identification, for admission. We reserve the right to determine the validity of any purported proof of beneficial ownership. If you do not have proof of ownership, you may not be admitted to the Annual Meeting. Cameras, recording devices and other electronic devices will not be permitted, and attendees may be subject to security inspections and other security precautions. For directions to the Annual Meeting, contact the Company in writing at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary or by telephone at (310) 481-8400.

How do I vote?

You may vote by submitting a proxy or voting instructions prior to the Annual Meeting or you may vote by attending the Annual Meeting and voting in person.

Submitting a Proxy for Shares Registered Directly in the Name of the Stockholder. If you hold your shares of common stock as a record holder and you are viewing this Proxy Statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a printed copy of this Proxy Statement, you may vote your shares by completing, dating and signing the proxy card that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

Submitting Voting Instructions for Shares Registered in Street Name. If you hold your shares of common stock in street name, which means your shares are held of record by a broker, bank or nominee, you will receive instructions from your broker, bank or other nominee on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, if you received a printed copy of this Proxy Statement, you may submit your voting instructions by completing, dating and signing the voting instruction form that was included with this Proxy Statement and promptly returning it in the preaddressed, postage paid envelope provided to you. If you vote by Internet or telephone, then you need not return a written voting instruction form by mail.

Vote in Person at the Annual Meeting. If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from your broker, bank or other nominee.

What is the deadline for voting my shares if I do not attend the Annual Meeting?

If you are a stockholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Eastern time on May 22, 2017 in order for your shares to be voted at the Annual Meeting. If you are a stockholder of record and you received a printed set of proxy materials, you also have the option of completing, signing, dating and returning the proxy card enclosed with the proxy materials before the Annual Meeting in order for your shares to be voted at the meeting. If you are a beneficial owner of shares of our common stock, please comply with the deadlines included in the voting instructions provided by the bank, broker or other nominee that holds your shares.

Can I revoke or change my vote after I submit my proxy or voting instructions?

A stockholder of record may revoke a previously submitted proxy at any time before it is exercised by (i) delivering a later dated proxy card or by submitting another proxy by telephone or the Internet (your latest telephone or Internet voting

2	Kilroy Realty Corporation

General Information About the Annual Meeting and Voting Procedures

instructions will be followed); (ii) delivering to the Secretary of the Company a written notice of revocation prior to the voting of the proxy at the Annual Meeting; or (iii) by voting in person at the Annual Meeting. Simply attending the Annual Meeting will not revoke your proxy. If your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change or revoke your voting instructions. Any change to your proxy that is provided by telephone or the Internet must be submitted by 11:59 p.m. Eastern time on May 22, 2017.

How will my shares be voted on the proposals at the Annual Meeting?

The shares of common stock represented by all properly submitted proxies will be voted at the Annual Meeting as instructed or, if no instruction is given, will be voted “FOR” each of the director nominees named in Proposal No. 1, “FOR” Proposal No. 2, “FOR” Proposal No. 3, “1 YEAR” on Proposal No. 4 and “FOR” Proposal No. 5.

If you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may generally vote your shares in its discretion on routine matters. However, a broker cannot vote shares held in street name on non-routine matters unless the broker receives voting instructions from the street name holder. Proposal No. 5 (the ratification of the appointment of Deloitte as our independent auditor for the fiscal year ending December 31, 2017) is considered routine under applicable rules of the New York Stock Exchange (the “NYSE”), while each of the other proposals to be submitted for a vote of stockholders at the Annual Meeting is considered non-routine. Accordingly, if you hold your shares of common stock in street name through a brokerage account and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal No. 5 at the Annual Meeting, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. If your broker exercises this discretion, your shares will be counted as present for determining the presence of a quorum at the Annual Meeting and will be voted on Proposal No. 5 in the manner directed by your broker, but your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

How will voting on any other business be conducted?

As to any other business that may properly come before the Annual Meeting, all properly submitted proxies will be voted by the proxyholders named in the proxy card, at their discretion. We do not presently know of any other business that may come before the Annual Meeting.

What constitutes a quorum?

A majority of the shares of common stock issued and outstanding on the Record Date must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies that reflect abstentions or “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

What vote is required to approve each proposal?

Proposal No. 1 – Election of Directors. Each director nominee will be elected at the Annual Meeting if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast “FOR” the nominee must exceed the number of votes cast “AGAINST” the nominee). This majority voting standard is discussed further under “Proposal 1 – Election of Directors – Vote Required” below.

Proposal No. 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan. The affirmative vote of a majority of votes cast at the Annual Meeting will be required to amend and restate the 2006 Plan.

Proposal No. 3 – Advisory Approval of Compensation of our NEOs. The affirmative vote of a majority of votes cast at the Annual Meeting will be required for the advisory approval of the compensation of our NEOs (“Say-on-Pay”). The Say-on-Pay vote is advisory only, and therefore not binding on the Company, the Compensation Committee or our Board. Although non-binding, our Board values the opinions that our stockholders express with their votes and the votes will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation in the future.

Kilroy Realty Corporation	3

General Information About the Annual Meeting and Voting Procedures

Proposal No. 4 – Advisory Vote on the Frequency of the Advisory Vote on the Compensation of our NEOs. The affirmative vote of a majority of votes cast at the Annual Meeting will be required for the advisory approval of one of the frequency alternatives for future Say-on-Pay advisory votes (“Say-on-Frequency”). Stockholders are not voting to approve or disapprove the recommendation of the Board; instead, stockholders are selecting one of the frequency alternatives (every one year, every two years or every three years). The Say-on-Frequency vote is advisory only, and therefore not binding on the Company, the Compensation Committee or our Board. Although non-binding, our Board values the opinions that our stockholders express with their votes and will consider the votes when determining the frequency of future advisory votes on the compensation of our NEOs.

Proposal No. 5 – Ratification of the Appointment of Deloitte as our Independent Auditor. The affirmative vote of a majority of votes cast at the Annual Meeting will be required for the approval of the ratification of the appointment of Deloitte as our independent auditor for the fiscal year ending December 31, 2017.

Note on “Abstentions” and “Broker Non-Votes.” For purposes of determining the number of votes cast, only shares voted “FOR,” “AGAINST,” “1 YEAR,” “2 YEARS” or “3 YEARS” are counted. Abstentions (other than on Proposal No. 2 – Approval of Amendment and Restatement of 2006 Plan) and broker non-votes are not treated as votes cast, although they are counted for purposes of determining whether a quorum is present at the Annual Meeting. Under NYSE listing standards applicable to stockholder approval of equity compensation plans, abstentions are treated as votes cast. Accordingly, for purposes of Proposal No. 2 only, abstentions will have the effect of a vote “AGAINST” the proposal.

4	Kilroy Realty Corporation

Proposal 1 – Election of Directors

The Board presently consists of six directors, with each director serving a term that continues until the Annual Meeting and until his or her successor is duly elected and qualified. As further described below, our Board has selected all six of our incumbent directors for re-election at the Annual Meeting.

NOMINEES FOR DIRECTOR

Upon the recommendation of the Nominating/Corporate Governance Committee (the “Governance Committee”), the Board nominated John Kilroy, Edward Brennan, PhD, Jolie Hunt, Scott Ingraham, Gary Stevenson and Peter Stoneberg for election to the Board for a term continuing until the annual meeting of stockholders to be held in 2018 and until their respective successors are duly elected and qualified. All of our director nominees are currently directors of the Company and were previously elected to serve on the Board by our stockholders. In this Proxy Statement, references to “John Kilroy” or our CEO are to John B. Kilroy, Jr. Information about each of our director nominees, including biographical summaries of their experience and qualifications, can be found in this Proxy Statement under the caption “Our Board of Directors.”

Except as otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of all of the nominees to the Board. The nominees have consented to be named in this Proxy Statement and to serve as directors if elected. If any nominee of the Board is unable to serve or for good cause will not serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board. As of the date of this Proxy Statement, the Board has no reason to believe that any of the director nominees named above will be unable or unwilling to stand as a nominee or to serve as a director if elected.

VOTE REQUIRED

Each director nominee will be elected at the Annual Meeting if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of votes cast “FOR” the nominee must exceed the number of votes cast “AGAINST” the nominee). The majority voting standard does not apply, however, in a contested election where the number of director nominees exceeds the number of directors to be elected at an annual meeting of stockholders. In such circumstances, directors will instead be elected by a plurality of all the votes cast in the election of directors at the annual meeting at which a quorum is present. The election of directors at the Annual Meeting is not contested.

Under Maryland law, if an incumbent director is not re-elected at a meeting of stockholders at which he or she stands for re-election, then the incumbent director continues to serve in office as a holdover director until his or her successor is elected. To address this “holdover” issue, our Bylaws provide that if an incumbent director is not re-elected due to his or her failure to receive a majority of the votes cast in an uncontested election, the director will promptly tender his or her resignation as a director, subject to acceptance by the Board. The Governance Committee will then make a recommendation to our Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. Our Board will act on the Governance Committee’s recommendation and publicly disclose its decision, along with its rationale, within 90 days after the date of the certification of the election results.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES.

Kilroy Realty Corporation	5

Proposal 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan

General

At the Annual Meeting, stockholders will be asked to approve an amendment and restatement of the 2006 Plan. The amended and restated 2006 Plan was adopted, subject to stockholder approval, by the Board on April 4, 2017.

As of March 31, 2017, 1,143,265 shares of the Company’s common stock remained available for new award grants under the 2006 Plan. When stockholders approved an amendment to and restatement of the 2006 Plan in 2015, we estimated that the shares of our common stock available under the 2006 Plan as a result of that amendment would provide the Company with flexibility to continue to grant equity awards under the 2006 Plan into 2018 (reserving sufficient shares to cover potential payment of performance-based awards at maximum payment levels). We continue to believe that to be the case. However, our Board approved the proposed amended and restated 2006 Plan to provide us with sufficient authority and flexibility to adequately provide for future incentives beyond 2018 because we believe that equity awards, denominated in shares of common stock or with a value derived from the value of our common stock, are a critical component of the overall pay package for our executives and select key employees, as such awards align the interests of award recipients with those of our stockholders. The Board believes that increasing the number of shares of the Company’s common stock available for grant under the 2006 Plan by an additional 900,000 shares will allow us to continue to grant awards under the 2006 Plan that are payable in shares of common stock into 2022. Please see the disclosure under “Potential Dilution” on page 14 below.

In evaluating our request to approve the amendment and restatement of the 2006 Plan, we ask that you consider the following:

•

Responsible Share Usage. The total number of shares of our common stock subject to awards granted under the 2006 Plan per year over the last three years has, on average, been 0.40% of the weighted-average number of shares of our common stock issued and outstanding for the corresponding year (calculated as discussed on pages 15 and 16), which we believe is very reasonable.

•

Significant Focus on Performance-Based Vesting Equity Awards. For both 2015 and 2016, nearly three-quarters of our CEO’s (and approximately two-thirds of each of our other NEOs’) annual equity awards are subject to performance-based vesting requirements, based on both operating and relative TSR measures.

•

Responsible Share Request Size. We believe that we are asking for enough shares to be able to continue to grant equity awards under the 2006 Plan into 2022 (as discussed on page 16). We want our stockholders to have the ability to regularly validate their support of our approach to equity awards.

The amended and restated 2006 Plan reflects the following amendments that are subject to stockholder approval of this proposal:

•

Increase in Aggregate Share Limit. The 2006 Plan currently limits the aggregate number of shares of the Company’s common stock that may be delivered pursuant to all awards granted under the 2006 Plan to 8,320,000 shares. As of March 31, 2017, however, a total of 2,194,425 shares of common stock were subject to outstanding awards granted under the 2006 Plan and, as noted above, only 1,143,265 shares of common stock were then available for new award grants under the 2006 Plan. The proposed amendments would increase the number of shares of the Company’s common stock that may be delivered pursuant to awards granted under the 2006 Plan by an additional 900,000 shares so that the new aggregate share limit for the 2006 Plan would be 9,220,000 shares (the “Share Limit”).

•

Director Award Limit. The proposed amendments would add new limits on awards that may be granted to non-employee directors under the 2006 Plan for their service as directors. The maximum grant date fair value of equity awards granted to a non-employee director under the 2006 Plan during any one calendar year will be $300,000, except that as to any non-employee director serving as the independent Chair of the Board or our Lead Independent Director at the time of grant or any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board, the maximum grant date fair value of equity awards granted to such non-employee director under the 2006 Plan will be $500,000. The Board believes that including such a limit in the 2006 Plan is consistent with good governance practices.

6	Kilroy Realty Corporation

Proposal 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan

•

Extension of Performance-Based Award Feature. One element of the 2006 Plan is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code (“Section 162(m)”). These awards are described in more detail below under “Performance-Based Awards” and are in addition to other awards, such as stock options and stock appreciation rights, expressly authorized under the 2006 Plan which may also qualify as performance-based compensation for Section 162(m) purposes. If stockholders approve this 2006 Plan proposal, the Performance-Based Award feature of the 2006 Plan will be extended through the first annual meeting of stockholders that occurs in 2022 (this expiration time is earlier than the general expiration date of the 2006 Plan and is required under applicable tax rules).

•

Extension of Plan Term. The 2006 Plan is currently scheduled to expire on March 19, 2024. The proposed amendments provide for the term of the 2006 Plan to be extended until April 4, 2027, ten years from the date the proposed amendment and restatement of the plan was approved by the Board.

If stockholders do not approve this 2006 Plan proposal, the current share limits under the 2006 Plan will continue in effect, there will be no limit on the value of equity awards that may be granted to non-employee directors in any calendar year, the current term of the 2006 Plan will continue in effect, and other terms and conditions of the 2006 Plan will continue in effect.

The principal terms of the 2006 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2006 Plan, which appears as Appendix B to this Proxy Statement.

Shares Available for Awards; Limits on Awards

Subject to certain adjustments set forth in the 2006 Plan, the maximum number of shares of the Company’s common stock that may be issued or awarded under the 2006 Plan will be increased from 8,320,000 shares to 9,220,000 shares if stockholders approve the proposed amendments to the 2006 Plan.

The following other limits are also contained in the 2006 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 1,500,000 shares.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted under the plan during any one calendar year to any one individual is 1,500,000 shares.

•

The maximum number of shares subject to awards granted under the plan during any one plan year to any one individual is 1,500,000 shares and the maximum amount that may be paid in cash during any one plan year to any one individual is $30,000,000.

•

If the stockholders approve the proposed amendments to the 2006 Plan, the maximum grant date fair value for awards granted to a non-employee director under the 2006 Plan during any one calendar year will be $300,000, except that this limit will be $500,000 as to (1) a non-employee director who is serving as an independent Chair of the Board or as our Lead Independent Director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board. For purposes of this limit, the “grant date fair value” of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in the Company’s financial reporting. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries. This limit applies on an individual basis and not on an aggregate basis to all non-employee directors as a group.

To the extent that an award terminates, expires, lapses for any reason, or is settled in cash, any shares subject to the award will again be available for the grant of awards pursuant to the 2006 Plan. Except with respect to awards of stock options and stock appreciation rights (or “SARs”), any shares of common stock tendered by an award-holder or withheld by the Company to satisfy the grant or exercise price or tax withholding obligations with respect to any award will again be available for the grant of new awards pursuant to the 2006 Plan. To the extent that shares are delivered pursuant to the exercise of a stock option or SAR granted under the 2006 Plan, the number of underlying shares as to which the exercise related count against the shares available for grant or issuance under the 2006 Plan, without regard to the number of shares actually delivered to the participant upon exercise of the award. The Company may not increase the applicable share limits of the 2006 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

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Proposal 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan

Awards

The 2006 Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units in Kilroy Realty, L.P., our operating partnership (the “Operating Partnership”), as described below, performance bonus awards, performance-based awards and other incentive awards to eligible individuals.

Stock Options

Stock options, including incentive stock options, as defined under Section 422 of the Internal Revenue Code, and nonqualified stock options, may be granted pursuant to the 2006 Plan. The option exercise price of all stock options granted pursuant to the 2006 Plan will not be less than 100% of the fair market value of our stock on the date of grant. No incentive stock option may be granted to a grantee who owns more than 10% of our stock unless the exercise price is at least 110% of the fair market value at the time of grant. Notwithstanding whether an option is designated as an incentive stock option, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any optionee during any calendar year exceeds $100,000 (or the option otherwise fails to qualify as an incentive stock option), such option will be treated as a nonqualified stock option. Stock options may be exercised as determined by the plan administrator, but in no event after the tenth anniversary of the date of grant. However, in the case of an option granted to a person who owns more than 10% of our stock on the date of grant, such term will not exceed five years.

Restricted Stock

Awards of restricted stock may be granted under the 2006 Plan. Restricted stock will be subject to restrictions on transferability and other such restrictions as the plan administrator may determine, including, without limitation, limitations on the right to vote restricted stock or the right to receive dividends on the restricted stock. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the plan administrator determines at the time of grant of the award or thereafter.

Stock Appreciation Rights

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of our stock on the date of exercise of the SAR over the fair market value of a share of common stock on the date of grant of the SAR. The plan administrator may issue SARs in such amounts and on such terms and conditions as it may determine, consistent with the terms of the 2006 Plan, except that SARs may not be exercised more than ten years after the applicable date of grant. The plan administrator may elect to pay SARs in cash, in common stock or in a combination of cash and common stock.

Other Awards Under the Plan

The 2006 Plan provides that the plan administrator may also grant or issue performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, restricted stock units, profits interest units, performance bonus awards, performance-based awards and other incentive awards or any combination thereof to eligible employees, consultants and directors. The terms of each such grant or issuance will be set by the plan administrator in its discretion. The plan administrator may establish the exercise price or purchase price, if any, of any such award.

Any such award will only vest or be exercisable or payable while the participant is an employee or consultant of the Company, the Operating Partnership, or Kilroy Realty TRS, Inc. (the “TRS”) or any of their subsidiaries, or a director of the Company or the TRS, except that the plan administrator may provide that such an award may vest or be exercised or paid subsequent to a termination of employment or service, as applicable, or following a change in control (as defined in the 2006 Plan) of the Company, or because of the participant’s retirement, death or disability, or otherwise.

Payments with respect to any such award, other than profits interest units, will be made in cash, in common stock or a combination of both, as determined by the plan administrator. Each award granted under the 2006 Plan will be subject to such additional terms and conditions as determined by the plan administrator and will be evidenced by a written award agreement.

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Proposal 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan

Performance Shares. Awards of performance shares are denominated in a number of shares of our stock and may be linked to any performance criterion or criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Performance Stock Units. Awards of performance stock units are denominated in units equivalent to shares of our stock and/or units of value, including dollar value of shares of our stock, and may be linked to any performance criterion or criteria determined appropriate by the plan administrator, in each case on a specified date or dates or over any period or periods determined by the plan administrator.

Dividend Equivalents. Dividend equivalents are rights to receive the equivalent value (in cash or our stock) of dividends paid on our stock. They represent the value of the dividends per share paid by us, calculated with reference to the number of shares that are subject to any award held by the participant, provided that as to any dividend equivalent rights granted in connection with an award granted under the 2006 Plan after April 4, 2017 that is subject to vesting requirements, no dividend equivalent payment will be made unless the related vesting conditions of the award are satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).

Stock Payments. Stock payments include payments in the form of our stock or options or other rights to purchase our stock, in each case made in lieu of all or any portion of the compensation that would otherwise be paid to the participant. The number of shares will be determined by the plan administrator and may be based upon specific performance criteria determined appropriate by the plan administrator, determined on the date such stock payment is made or on any date thereafter.

Deferred Stock. Deferred stock may be awarded to participants and may be linked to any performance criteria determined to be appropriate by the plan administrator. Stock underlying a deferred stock award will not be issued until the deferred stock award has vested, pursuant to a time-based vesting schedule or upon the satisfaction of performance criteria set by the plan administrator. Unless otherwise provided by the plan administrator, recipients of deferred stock generally will have no rights as a stockholder with respect to such deferred stock until the time the vesting conditions are satisfied and the stock underlying the deferred stock award has been issued.

Restricted Stock Units. Restricted stock units, or “RSUs,” may be granted to any participant in such amounts and subject to such terms and conditions as determined by the plan administrator. At the time of grant, the plan administrator will specify the date or dates on which the RSUs will become fully vested and nonforfeitable, and may specify such conditions (if any) to vesting as it deems appropriate. At the time of grant, the plan administrator will specify the maturity date applicable to each grant of RSUs which will be no earlier than the vesting date or dates of the award and may be determined at the election of the participant. On the maturity date, we will transfer to the participant one unrestricted, fully transferable share of our stock for each RSU scheduled to be paid out on such date and not previously forfeited. The plan administrator will specify the purchase price, if any, to be paid by the participant to us for such shares of our stock.

Profits Interest Units. To the extent authorized by the partnership agreement of the Operating Partnership, the 2006 Plan authorizes the grant of units in the Operating Partnership that are intended to constitute “profits interests” within the meaning of the Internal Revenue Code and published Internal Revenue Service guidance. Profits interests may only be granted to participants for the performance of services to or for the benefit of the Operating Partnership in the participant’s capacity as a partner in the Operating Partnership, in anticipation of the participant becoming a partner of the Operating Partnership, or as otherwise determined by the plan administrator, provided that the profits interest units would constitute “profits interests” within the meaning of the Internal Revenue Code, Treasury Regulations promulgated thereunder and any published guidance by the Internal Revenue Service. At the time of grant, the plan administrator will specify the number of profits interest units subject to the award, the purchase price, if any, of the units and the date and conditions on which the profits interest units will vest. The plan administrator may impose transferability restrictions and other restrictions upon profits interest units.

Other Incentive Awards. Participants as selected by the plan administrator may be granted other incentive awards that provide for shares of common stock or the right to purchase shares of common stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, shares of common stock, stockholder value or stockholder return. Other incentive awards may also be linked to any performance

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Proposal 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan

criterion or criteria determined appropriate by the plan administrator. Amounts payable under other incentive awards may be in cash, common stock, units of the Operating Partnership or a combination of any of the foregoing, as determined by the plan administrator.

Performance Bonus Awards. Any participant selected by the plan administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the plan administrator and relate to any performance criterion or criteria determined appropriate by the plan administrator on a specified date or dates or over any period or periods determined by the plan administrator.

Performance-Based Awards. The plan administrator may grant a performance-based cash bonus opportunity or other performance-based vesting award under the 2006 Plan as an award intended to qualify as “performance-based compensation” within the meaning of Section 162(m) (a “Performance-Based Award”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2006 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). For Performance-Based Awards, the plan administrator will establish the criterion or criteria and target(s) on which performance will be measured in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the plan administrator may use for this purpose will include one or more of the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), funds from operations, funds available for distribution, cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, tenant satisfaction, working capital, earnings per share, price per share, market share debt and ratio of debt to equity, any of which may be measured either in absolute terms (including on a per share basis), by comparison to comparable performance in an earlier period or periods, or as compared to results of a peer group, industry index, or other company or companies. To the extent provided by the plan administrator, performance targets (or performance against the targets, as the case may be) will be adjusted (i) to exclude expenses associated with variable accounting for equity-based awards to the extent that such expenses exceed the expense that would have been produced had such awards originally been granted as equity awards accounted for under FASB ASC Topic 718, (ii) to exclude unbudgeted compensation expenses, (iii) to exclude non-cash charges, (iv) to exclude acquisition-related expenses, (v) to include revenue that would have been included in earnings but is not recognized due to tenant delays, (vi) to exclude the impact of mergers, dispositions of properties (to the extent that such dispositions exceed the midpoint of the range estimated in the business plan considered by the plan administrator in establishing the performance goals for a performance period) and similar corporate transactions, (vii) to exclude the impact of similar extraordinary items not contemplated by the plan administrator on the grant date of an award, or (viii) for such other items as the plan administrator may specify. Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the plan administrator must certify that the performance target or targets have been satisfied. The plan administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Administration

The Board or one or more committees appointed by the Board administers the 2006 Plan. The Board has delegated general administrative authority for the 2006 Plan to the Compensation Committee. The Compensation Committee may delegate some or all of its authority with respect to the 2006 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator.”

The Administrator has broad authority under the 2006 Plan with respect to award grants including, without limitation, the authority:

•	To select participants and determine the type(s) of award(s) that they are to receive;

•

To determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and any vesting conditions applicable to the award (or determine that the award is to be fully vested at grant);

10	Kilroy Realty Corporation

Proposal 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan

•	To cancel, modify or waive the Company’s rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding awards, subject to any required consents;

•	To accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	Subject to the other provisions of the 2006 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•

To determine whether an award may be settled in, or the purchase price of an award or shares of the Company’s common stock to be paid in, the form of cash, shares, other awards, or such other form as the Administrator may authorize and as permitted by law, and to provide for the deferred payment of awards and any terms applicable to deferrals.

While all of our employees are technically eligible to receive awards under the 2006 Plan, in 2016 we granted awards to 49 employees and each of our non-employee directors. The Administrator uses its judgment to determine who will receive awards, the type(s) of award grants, and the size and particular terms and conditions of those awards. These determinations may change based on any number of variables, including, without limitation, changes in compensation practices at companies that we consider in our peer group from time to time or changes in compensation practices in the market generally, the need to attract, retain and incentivize key talent, the benefit of enhancing the link between the interests of award recipients with those of our stockholders and the potential dilutive impact of those awards.

No Repricing

In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the 2006 Plan administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility

Employees and consultants of the Company, the TRS, the Operating Partnership or their subsidiaries, and directors of the Company or the TRS, are eligible to be granted non-qualified stock options, restricted stock, stock appreciation rights, performance share awards, performance stock units, dividend equivalents, stock payments, deferred stock, RSUs, profits interest units, other incentive awards and performance bonus awards under the 2006 Plan. Currently, approximately 239 officers and employees of the Company and its subsidiaries (including all of the Company’s NEOs), and each of the Company’s five non-employee directors, are considered eligible under the 2006 Plan. Only employees of the Company and its qualifying corporate subsidiaries are eligible to be granted options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code.

Adjustments

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2006 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

Assumption and Termination of Awards

Generally, and subject to limited exceptions set forth in the 2006 Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization or a sale of substantially all of its assets, the outstanding awards granted under the 2006 Plan will not automatically accelerate and become vested under the terms of the 2006 Plan as long as there is provision for the awards to be substituted for, assumed or otherwise continued after the event. If there is no such provision for the awards to be substituted for, assumed or otherwise continued after the event

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Proposal 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan

(that is, the awards are to be terminated in connection with the change in control event), the awards would generally become fully vested and, in the case of options, exercisable. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2006 Plan.

Transfer Restrictions

Subject to certain exceptions contained in Section 10.3 of the 2006 Plan, awards under the 2006 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

No Limit on Other Authority

The 2006 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Termination of or Changes to the 2006 Plan

The Board may amend or terminate the 2006 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the 2006 Plan. For example, and as reflected by this Proposal No. 2, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2006 Plan. Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval. If stockholders approve this 2006 Plan proposal, unless terminated earlier by the Board, the authority to grant new awards under the 2006 Plan will terminate on April 3, 2027. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the 2006 Plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any 2006 Plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences

Stock Options

With respect to nonqualified stock options, the Company, the Operating Partnership or the participant’s employer, as applicable, is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and the Company, the Operating Partnership or the participant’s employer, as applicable, will not be entitled to any deduction. If the holding period requirements are not met, the incentive stock option will be treated as one which does not meet the requirements of the Internal Revenue Code for incentive stock options and the tax consequences described for nonqualified stock options will apply. Certain additional special rules apply if the exercise price for an option is paid in stock previously owned by the participant rather than in cash.

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Proposal 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan

Other Awards

The current federal income tax consequences of other awards authorized under the 2006 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); stock-based performance awards, dividend equivalents and other types of awards are generally subject to tax at the time of payment. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company, the Operating Partnership or the participant’s employer, as applicable, will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Internal Revenue Code with respect to covered employees.

Profits Interest Units

Profits interest units that constitute “profits interests” within the meaning of the Internal Revenue Code and published Internal Revenue Service guidance (“PIUs”) will generally not be taxed at the time of grant, though the holder will be required to report on his income tax return his allocable share of the issuing partnership’s income, gain, loss, deduction and credit, regardless of whether the issuing partnership makes a distribution of cash. Instead, such PIUs are generally taxed upon a disposition of the PIU or distributions of cash to the extent that such amounts received exceed the basis in the PIUs. Generally, no deduction is available to the Company upon the grant, vesting or disposition of the PIUs. If PIUs are granted to a recipient who is an employee of the Company, the issuance of those profits interests may cause wages paid to the recipient to be characterized and subject to taxation as self-employment income. If treated as a self-employed partner, the recipient will be required to make quarterly income tax payments rather than having amounts withheld by the Company, the Operating Partnership or the participant’s employer, as applicable. Additionally, if self-employed, the recipient must pay the full amount of all “FICA” employment taxes on the employee’s compensation (in the form of “SECA” taxes rather than “FICA” taxes), whereas regular employees are only responsible for 50% of these taxes. To date, the Internal Revenue Service has not issued definitive guidance regarding the treatment of wages paid to partner-employees.

Code Section 409A

Certain types of awards under the 2006 Plan may constitute, or provide for, a deferral of compensation under Section 409A. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and penalties under applicable state tax laws). To the extent applicable, we intend to structure awards granted under the 2006 Plan to comply with Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Section 409A or an available exemption from Section 409A. There can be no assurance, however, that the requirements of Section 409A will, in fact, be satisfied.

Tax Deductibility and Section 162(m) of the Internal Revenue Code

Section 162(m) generally places a $1.0 million annual limit on the amount of compensation paid to certain of the Company’s executive officers that may be deducted by the Company for federal income tax purposes unless such compensation constitutes “qualified performance-based compensation” which is based on the achievement of pre-established performance goals set by a committee of the Board pursuant to an incentive plan that has been approved by the Company’s stockholders. The 2006 Plan provides that certain awards made thereunder may, in the discretion of the plan administrator, be structured so as to qualify for the “qualified performance-based compensation” exception to the $1.0 million annual deductibility limit of Section 162(m). There can be no assurance, however, that the compensation intended to qualify for deductibility under Section 162(m) awarded or paid by the Company will be fully deductible. In addition, the Company reserves the right to award compensation that does not qualify for deductibility under Section 162(m) in such circumstances as it may consider appropriate.

Other Considerations

Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Internal Revenue Code to the extent that such

Kilroy Realty Corporation	13

Proposal 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan

payments, when aggregated with other payments subject to Section 280G, exceed the limitations contained in that provision. Such excess parachute payments are not deductible by the Company and are subject to an excise tax of 20% payable by the recipient.

The 2006 Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code.

The preceding discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the 2006 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. No information is provided with respect to foreign, state or local tax laws, or estate and gift tax considerations.

Specific Benefits Under the 2006 Plan

The Company has not granted any awards that are conditioned on stockholder approval of this Proposal No. 2. Except for the non-employee director awards discussed below, the Company is not currently considering any new award grants under the 2006 Plan and the number and type of awards that the Company may grant in the future under the 2006 Plan (within the express limits of the 2006 Plan, discussed above) is not determinable. If the proposed share increase for the 2006 Plan had been in effect in 2016, the Company expects that its award grants for 2016 would not have been different from those actually made in 2016 under the 2006 Plan. For more information regarding those awards, please see the following discussion and, for more detailed information on the awards granted to our NEOs during 2016, see the material under “Compensation Discussion and Analysis” below and the executive compensation tables under “Named Executive Officer Compensation Tables” below.

Non-Employee Director Awards

The Company is not currently considering any new award grants under the 2006 Plan except for the annual grants of shares of common stock to non-employee directors described under “Director Compensation” below. These annual grants are determined based on the closing price of our common stock on the date of the grant as described below. Assuming, for illustrative purposes only, that the price of the common stock used for the conversion of the dollar amount for the annual grants under the non-employee director program ($100,000) into shares was $72.10 (the closing price of a share of our common stock on the Record Date), the number of shares that would be allocated to the Company’s five non-employee directors as a group pursuant to the annual grant formula over the remaining nine-year term of the 2006 Plan (2017 through 2026) is approximately 62,413 shares. This figure represents the continuation of the current non-employee director equity awards for the five non-employee directors over that nine-year period. The actual number of shares that we may issue depends on, among other future variables, the number of our non-employee directors from time to time, the price of our common stock on the applicable grant date that is used to convert the applicable grant-date value into a number of shares, and whether the Board changes the $100,000 grant date value or other aspects of our non-employee director compensation program in the future.

Potential Dilution

The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s equity awards and the proposed amendments to the 2006 Plan. The 2006 Plan is the Company’s only equity compensation plan.

“Overhang” refers to the number of shares of our common stock that are subject to outstanding awards or remain available for new award grants. The following table shows the total number of shares of our common stock that were subject to outstanding restricted stock and RSU awards granted under the 2006 Plan, that were subject to outstanding stock options granted under the 2006 Plan, and that were then available for new award grants under the 2006 Plan as of December 31, 2016 and as of March 31, 2017. None of the outstanding awards covered interests in our Operating Partnership. In this 2006 Plan proposal, the number of shares of the Company’s common stock subject to restricted stock and RSU awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of the Company’s common stock covered by those awards. As to the number of shares of the Company’s common stock subject to restricted stock and RSU awards outstanding on any particular date, the information is presented including the crediting of dividend equivalents on the awards through that date, to the extent the dividend equivalents are payable in shares of common

14	Kilroy Realty Corporation

Proposal 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan

stock. For awards subject to performance-based vesting requirements, the number of shares presented as follows: (1) with respect to any such award granted during 2014, at 150% of the “target” number of shares subject to the award, as performance during the three-year performance period resulted in 150% of the “target” number of shares being subject to the awards vesting, (2) with respect to any such award granted during 2015, at 150% of the “target” number of shares subject to the award, as performance during 2015 resulted in 150% of the “target” number of shares being subject to the awards (while the final vesting of the awards may range from approximately 114.3% and 150% (between 96.5% to 150% in the case of the award for our CEO) of the “target” number of shares awarded based on performance over the three-year performance period applicable to the awards, giving effect to actual performance outcomes for 2015 and 2016) and (3) with respect to any such award granted during 2016, at 143.65% of the “target” number of shares subject to the awards (while the final vesting of the awards may still range from approximately 95.8% and 191.5% (between 71.8% to 215.5% in the case of the award for our CEO) of the “target” number of shares subject to the awards based on performance over the three-year performance period applicable to the awards, giving effect to actual performance outcomes for 2016) except as to Mr. Hawken’s award in January 2016 which is included at the “target” number of shares subject to the award as that is also the maximum number of shares that can vest under that particular award.

	As of December 31, 2016	As of March 31, 2017
Shares subject to outstanding restricted stock and restricted stock unit awards (including vested but deferred RSUs and excluding performance-based vesting awards)	1,431,724	1,399,714
Shares subject to outstanding performance-based vesting restricted stock unit awards	659,051	683,211
Shares subject to outstanding stock options	314,500	111,500
Shares available for new award grants	1,286,823	1,143,265

The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three years was 83,090,235 shares issued and outstanding in 2014 (84,894,498 shares assuming the conversion of all common units of the Operating Partnership); 89,854,096 shares issued and outstanding in 2015 (91,645,578 shares assuming the conversion of all common units of the Operating Partnership); and 92,342,483 shares issued and outstanding in 2016 (94,771,668 shares assuming the conversion of all the common units of the Operating Partnership). The number of shares of the Company’s common stock issued and outstanding as of December 31, 2016 and March 31, 2017 was 93,219,439 shares and 98,275,048 shares, respectively (95,600,982 and 100,352,241, respectively, assuming the conversion of all common units of the Operating Partnership). In this 2006 Plan proposal and except as noted above, the number of shares of the Company’s common stock that are outstanding for any particular period or on any particular date do not include common units of the Operating Partnership that are convertible into our common stock.

“Burn rate” refers to how many shares are subject to awards that we grant over a particular period of time. The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2006 Plan in each of the last three years, and to date (as of March 31, 2017) for 2017, are as follows:

•

338,381 shares in 2014 (which was 0.41% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2014), of which no shares were subject to stock option awards, 155,016 shares were subject to restricted stock and RSU awards (excluding performance-based vesting awards) and 183,365 shares were subject to performance-based vesting restricted stock and RSU awards (presented at 150% of the “target” number of shares subject to the award as performance during the three-year performance period resulted in 150% of the “target” number of shares being subject to the awards vesting);

•

290,285 shares in 2015 (which was 0.32% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2015), of which no shares were subject to stock option awards, 98,802 shares were subject to restricted stock and RSU awards (excluding performance-based vesting awards), and 191,483 shares were subject to performance-based vesting restricted stock and restricted stock unit awards (presented at 150% of the “target” number of shares being subject to the awards, while the final vesting of the awards may range from approximately 114.3% and 150% (between 96.5% to 150% in the case of the award for our CEO) of the “target” number of shares subject to the awards based on performance over the three-year performance period applicable to the awards, giving effect to actual performance outcomes for 2015 and 2016);

Kilroy Realty Corporation	15

Proposal 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan

•

432,140 shares in 2016 (which was 0.47% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2016), of which no shares were subject to stock option awards, 173,747 shares were subject to restricted stock and RSU awards (excluding performance-based vesting awards), and 258,393 shares were subject to performance-based vesting restricted stock and restricted stock unit awards (presented at 143.65% of the “target” number of shares being subject to the awards, while the final vesting of the awards may range from approximately 95.8% and 191.5% (between 71.8% to 215.5% in the case of the award for our CEO) of the “target” number of shares subject to the awards based on performance over the three-year performance period applicable to the awards, giving effect to actual performance outcomes for 2016, except in the case of Mr. Hawken’s January 2016 award as it may not vest as to more than the “target” number of shares subject to that award); and

•

229,976 shares in 2017 through March 31, 2017 (which was 0.23% of the number of shares of the Company’s common stock issued and outstanding on March 31, 2017), of which no shares were subject to stock option awards, 99,020 shares were subject to restricted stock and RSU awards (excluding performance-based vesting awards), and 130,956 shares were subject to performance-based vesting restricted stock and restricted stock unit awards (presented at the “target” number of shares subject to the awards, while the final vesting of the awards may range from zero to 200% (zero to 262.5% in the case of the award for our CEO) of the “target” number of shares subject to the awards based on performance over the three-year performance period applicable to the awards).

Thus, the total number of shares of our common stock subject to awards granted under the 2006 Plan per year over the last three years (2014, 2015 and 2016) has, on average, been 0.40% of the weighted-average number of shares of our common stock issued and outstanding for the corresponding year, and this percentage is consistent with the Company’s 2017 awards under the 2006 Plan through March 31, 2017 (which, as noted above, cover 0.23% of the number of shares of the Company’s common stock issued and outstanding on March 31, 2017). Performance-based vesting awards have been included above in the year in which the award was granted. The actual number of performance-based vesting restricted stock and RSU awards that became eligible to vest each year because the applicable performance-based condition was satisfied in that year (subject to the satisfaction of any applicable time-based vesting requirements) was as follows: 197,498 in 2014, 198,148 in 2015, 290,000 in 2016 and 0 to date (as of March 31, 2017) in 2017. No performance-based vesting stock options vested or were outstanding in any of those years.

The total number of shares of our common stock that was subject to awards granted under the 2006 Plan that terminated or expired, and thus became available for new award grants under the 2006 Plan, in each of the last three years, and to date (as of March 31, 2017) in 2017, are as follows: 22,000 in 2014, 92,531 in 2015, 9,000 in 2016, and 3,438 in 2017. The total number of shares of our common stock that were subject to awards granted under the 2006 Plan and that were withheld to cover tax withholding obligations arising with respect to the award (other than stock options and stock appreciation rights), and thus became available for new award grants under the 2006 Plan, in each of the last three years, and to date (as of March 31, 2017) in 2017, are as follows: 29,092 in 2014, 35,689 in 2015, 63,736 in 2016 and 134,723 in 2017. Shares subject to 2006 Plan awards that terminated or expired, or were withheld to cover tax withholding obligations arising with respect to the award (other than stock options and stock appreciation rights), and became available for new award grants under the 2006 Plan have been included when information is presented in this 2006 Plan proposal on the number of shares available for new award grants under the 2006 Plan.

The number of shares credited as dividend equivalents under the 2006 Plan with respect to then-outstanding restricted stock and RSU awards, to the extent the dividend equivalents are payable in shares of the Company’s common stock, in each of the last three years, and to date (as of March 31, 2017) for 2017, are as follows: 32,122 in 2014, 30,307 in 2015, 40,390 in 2016, and 60,681 in 2017.

The Compensation Committee anticipates that the 900,000 additional shares requested for the 2006 Plan (which represents 0.92% of the number of shares of the Company’s common stock issued and outstanding as of March 31, 2017) will provide the Company with flexibility to continue to grant equity awards under the 2006 Plan into 2022 (reserving sufficient shares to cover potential payment of performance-based awards at maximum payment levels and covering dividend equivalents that may be credited with respect to the awards based on the Company’s recent dividend payments). However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation

16	Kilroy Realty Corporation

Proposal 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan

practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the number of dividend equivalent rights outstanding, the extent to which they provide for settlement in stock and the amount and frequency of the Company’s dividend payments, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity awards.

As of the Record Date, the closing market price for a share of the Company’s common stock was $72.10 per share.

Aggregate Past Grants Under the Plan

As of March 31, 2017, awards covering 4,664,562 shares of our common stock had been granted under the 2006 Plan. This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the 2006 Plan, as well as shares that were withheld to cover the exercise price or tax withholding obligations in connection with an award and became available for new award grants under the 2006 Plan. This number of shares, as well as the number of shares subject to past awards and outstanding and unvested awards in the table below is presented as to performance-based vesting restricted stock and RSU awards based on the “target” number of shares subject to the award at the date of grant. The following table shows information regarding the distribution of all awards among the persons and groups identified below, option exercises, and restricted stock and RSUs vesting prior to that date, and option and unvested restricted stock and RSU holdings as of that date.

	STOCK OPTIONS				RESTRICTED STOCK/UNITS
	Number of Shares Subject to Past Option	Number of Shares Acquired	Number of Shares Underlying Options as of 03/31/2017		Number of Shares/ Units Subject to Past	Number of Shares/ Units Vested as of	Number of Shares/Units Outstanding and Unvested as of
Name and Position	Grants	On Exercise	Exercisable	Unexercisable	Awards	03/31/2017	03/31/2017
Named Executive Officers:
John Kilroy President and Chief Executive Officer	—	750,000	—	—	1,354,237	970,364	383,873
Jeffrey Hawken Executive Vice President and Chief Operating Officer	50,000	200,000	50,000	—	550,651	417,320	133,331
Tyler Rose Executive Vice President, Chief Financial Officer and Secretary	—	125,000	—	—	186,761	99,221	87,540
David Simon Executive Vice President, Southern California	—	—	—	—	97,835	18,673	79,162
Justin Smart Executive Vice President, Development and Construction Services	20,000	—	20,000	—	170,415	91,131	79,284
Total for All Current Executive Officers as a Group (5 persons):	70,000	1,075,000	70,000	—	2,359,898	1,596,708	763,191
Edward Brennan, PhD	—	—	—	—	26,638	24,919	1,719
Jolie Hunt					4,300	1,782	2,518
Scott Ingraham	—	—	—	—	26,609	24,890	1,719
Gary Stevenson	—	—	—	—	6,131	3,869	2,263
Peter Stoneberg	—	—	—	—	6,131	3,869	2,263
Total for all Current Non-Executive Directors as a Group (5 persons):	—	—	—	—	69,810	59,329	10,481
Each other person who has received 5% or more of the options, warrants or rights under the Plan:	—	—	—	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group:	153,500	251,500	41,500	—	684,854	544,970	139,885
Total	223,500	1,326,500	111,500	—	3,114,562	2,201,006	913,556

Kilroy Realty Corporation	17

Proposal 2 – Approval of Amendment and Restatement of 2006 Incentive Award Plan

Mr. Kilroy and each of the non-employee directors identified above is a nominee for re-election as a director at the Annual Meeting.

Equity Compensation Plan Information

For additional information on the Company’s equity compensation plans, please see “Equity Compensation Plan Information” on page 81 below.

VOTE REQUIRED

The amendment and restatement of the 2006 Plan will be approved if a majority of the votes cast at the Annual Meeting are cast in favor of the proposal. Abstentions will be treated as votes cast and will have the effect of a vote “AGAINST” the proposal.

RECOMMENDATION

The Board believes that the adoption of the proposed amendments to the 2006 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to its success.

All members of the Board and all of our executive officers are eligible for awards under the 2006 Plan and thus have a personal interest in the approval of the 2006 Plan proposal.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 2006 INCENTIVE AWARD PLAN AS DESCRIBED ABOVE AND SET FORTH IN APPENDIX B HERETO.

18	Kilroy Realty Corporation

Proposal 3 – Advisory Approval of Our Executive Compensation

We are asking our stockholders to provide advisory approval of the compensation of our NEOs (as identified in the CD&A) as such compensation is disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this Proxy Statement (including in the compensation tables, the narratives accompanying those tables and the CD&A).

Our executive compensation philosophy is designed to achieve the following objectives:

•

To set total compensation to be competitive with companies in our peer group identified on page 56, taking into account our active portfolio management strategy and the skill set required to implement that strategy;

•

To align executive compensation with the Company’s corporate strategies, business objectives and the creation of long-term value for our stockholders without encouraging unnecessary or excessive risk taking;

•

To provide an incentive to achieve key strategic and financial performance measures by linking annual cash incentive award opportunities to the achievement of corporate and operational performance objectives in these areas;

•	To provide a majority of target total direct compensation (“TDC”)(3) for our NEOs in the form of long-term incentive equity awards; and

•	To help the Company attract, retain and incentivize talented and experienced individuals in the highly competitive West Coast employment and commercial real estate markets.

Our Compensation Committee approved the 2016 compensation arrangements for our NEOs. Below are highlights of the 2016 compensation arrangements for our NEOs from the CD&A section of this Proxy Statement.

•	Base Salaries and Bonuses Remained Flat. None of our NEOs received a base salary increase or increase in target or actual cash incentive for 2016.

•

Annual Cash Incentives Based on a Performance Measurement Framework. The Compensation Committee continued to make final annual cash incentive determinations based on a rigorous performance measurement framework that measures the Company’s actual performance against pre-set financial and operational goals and each NEO’s contribution to such goals. The 2016 framework evaluated the Company’s actual 2016 performance against pre-set goals within the following five categories: (1) operations, (2) balance sheet management, (3) acquisitions, (4) dispositions and (5) development, and took TSR performance into account. Based on the Company’s performance (as reflected on page 46), the Compensation Committee determined that the final 2016 annual cash incentives for our NEOs would be above target levels but less than maximum.

•

Majority of Target TDC is in the Form of Long-Term Incentives. The most significant component of each NEO’s total compensation opportunity is in the form of long-term incentive awards that vest over a three-year period. In 2016, approximately 59.8% of our CEO’s (and approximately 63.1% of our other NEOs’) target TDC was in the form of a long-term incentive award. The purpose of this weighting is to further align the interests of our NEOs with those of our stockholders.

•

Majority of Long-Term Incentives are Performance-Based. In 2016, nearly three-quarters of our CEO’s (and approximately two-thirds of each of our other NEOs’) annual long-term incentive award was subject to performance-based vesting requirements that cliff-vest at the end of a three-year performance period, subject to continued service through the end of such performance period, and includes a performance measure indexed to our relative TSR over that period. The balance of each NEO’s total annual long-term incentive award vests ratably in annual installments over a three-year vesting period, subject to continued service through the applicable vesting date.

We also maintain a range of executive compensation and governance-related policies, listed beginning on page 57, that we believe reflect current best practices.

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related rules of the SEC, our Board requests your advisory vote to approve the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed in this Proxy Statement pursuant to the Securities and Exchange Commission’s executive compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis” section, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.”

(3)

As used in this Proxy Statement, “target TDC” and “target total direct compensation” mean the executive’s base salary, target annual cash incentive and grant date fair value (based on the value approved by the Compensation Committee and used to determine the number of shares subject to the award) of annual long-term incentive awards granted to the executive in 2016.

Kilroy Realty Corporation	19

Proposal 3 – Advisory Approval of Our Executive Compensation

This vote is an advisory vote only and will not be binding on the Company, the Board or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board or the Compensation Committee. However, the Compensation Committee will consider the outcome of this vote when making future compensation decisions for our NEOs.

The Company’s current policy is to provide our stockholders with an opportunity to approve the compensation of our NEOs each year at the annual meeting of stockholders. It is expected that the next Say-on-Pay vote will be held at the 2018 annual meeting of stockholders.

VOTE REQUIRED

The compensation of our NEOs will be approved, on an advisory basis, if a majority of the votes cast at the Annual Meeting are cast in favor of the proposal.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE RESOLUTION APPROVING, ON AN ADVISORY BASIS, THE COMPENSATION OF THE COMPANY’S NEOs.

20	Kilroy Realty Corporation

Proposal 4 – Advisory Vote on the Frequency of the Advisory Vote on Our Executive Compensation

As described in Proposal No. 3, we are asking our stockholders to approve, on an advisory basis, the compensation of our NEOs.

In 2011, our stockholders had the opportunity to cast an advisory vote on how often we should include a Say-on-Pay vote in our proxy materials for annual meetings of stockholders or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting. At our 2011 annual meeting, our stockholders voted to hold a Say-on-Pay vote every year, and the Board determined that the Say-on-Pay vote would be held annually.

Under SEC rules, we are required to hold a new Say-on-Frequency vote at least every six years. Accordingly, this Proposal No. 4 affords our stockholders the opportunity to cast an advisory vote on how often we should include a Say-on-Pay vote in our proxy materials for future annual meetings of stockholders (or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 4, our stockholders may vote to have future advisory votes on executive compensation every year, every two years, every three years, or abstain from voting.

We believe that advisory votes on executive compensation should be conducted every year so that our stockholders may annually express their views on our executive compensation program.

Like the Say-on-Pay vote, this Say-on-Frequency vote is advisory and will not be binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions expressed by our stockholders and will take the outcome of this vote into account when determining the frequency of future Say-on-Pay votes.

VOTE REQUIRED

A frequency alternative (of either one year, two years, or three years) for future Say-on-Pay advisory votes will be approved, on an advisory basis, if a majority of the votes cast at the Annual Meeting are cast in favor of the frequency alternative. If no frequency option receives the affirmative vote of a majority of votes cast at the Annual Meeting, the Board will consider the option receiving the highest number of votes as the preferred option of our stockholders.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE OF “1 YEAR” FOR THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION.

Kilroy Realty Corporation	21

Proposal 5 – Ratification of Appointment of Independent Auditor

We are seeking stockholder ratification of our appointment of Deloitte, an independent registered public accounting firm, as our independent auditor for the fiscal year ending December 31, 2017. Deloitte has served as our independent auditor since the completion of the Company’s initial public offering in January 1997 and, prior to the Annual Meeting, the Audit Committee is expected to re-appoint Deloitte as our independent auditor for the year ending December 31, 2017.

Additional information about Deloitte, including the fees we paid to Deloitte in fiscal years 2016 and 2015, can be found in this Proxy Statement under the caption “Audit and Non-Audit Fees.” The report of the Audit Committee included in this Proxy Statement under the caption “Audit Committee Report” also contains information about the role of Deloitte with respect to the audit of the Company’s annual financial statements.

A representative of Deloitte is expected to be present at our Annual Meeting, be available to respond to appropriate questions and will have the opportunity to make a statement, if desired.

Stockholder ratification of the appointment of Deloitte as our independent auditor is not required by our Bylaws or otherwise. However, the Board is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate governance. If the stockholders fail to ratify the appointment, the Audit Committee may reconsider whether or not to retain Deloitte. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent auditor at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

VOTE REQUIRED

Ratification of the appointment of Deloitte as our independent auditor will be approved if a majority of the votes cast at the Annual Meeting are cast in favor of the proposal.

RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT AUDITOR FOR FISCAL 2017.

22	Kilroy Realty Corporation

Our Board of Directors

We believe all of the current members of our Board possess the professional and personal qualifications necessary for effective service as a director. In addition to each nominee’s specific experience, qualifications and skills, we believe that each nominee has a reputation for integrity, honesty and adherence to high ethical standards and has demonstrated business acumen and an ability to exercise sound business judgment. We believe all nominees have a commitment to the Company and to building long-term stockholder value. Below is a summary of the experience, qualifications and skills of each director nominee, who together (excluding our CEO) have an average tenure on our Board of approximately six years.

DIRECTOR NOMINEES

John Kilroy • President, Chief Executive Officer and Chairman of the Board • Age: 68 • Director Since 1996

John Kilroy was elected to serve as our Chairman of the Board (“Chairman”) in February 2013 and has been our President, CEO and a director since our incorporation in September 1996. Having led its private predecessor, Kilroy Industries, in a similar capacity, he became its President in 1981 and was elected CEO in 1991. Mr. Kilroy has been involved in all aspects of commercial real estate acquisition, entitlement, development, construction, leasing, financing and dispositions since 1967. With Mr. Kilroy’s expertise and guidance, the Company entered the San Francisco and Seattle markets in 2009 and 2010, respectively, very early in the cycle. Mr. Kilroy has actively led the Company to become one of the premier landlords on the West Coast with one of the largest LEED-certified portfolios, spanning some of the strongest markets in the country, from Seattle to San Diego.

Mr. Kilroy currently serves on the board of directors of MGM Resorts International (NYSE: MGM). Mr. Kilroy also serves on the board of governors of the National Association of Real Estate Investment Trusts and the Policy Advisory Board for the Fisher Center for Real Estate and Urban Economics at the University of California, Berkeley, and is a member of The Real Estate Roundtable. Mr. Kilroy previously served on the board of New Majority California and as Chairman of New Majority Los Angeles. He is a past trustee of the El Segundo Employers Association, Viewpoint School, Jefferson Center for Character Education and the National Fitness Foundation. He was also a member of the San Francisco America’s Cup Organizing Committee. Mr. Kilroy attended the University of Southern California.

Specific Qualifications, Attributes, Skills and Experience:

Mr. Kilroy was nominated to serve on our Board because of his more than 30 years of experience with our Company and its predecessors, including 20 years as our President and CEO and approximately 16 and six years as our predecessor’s President and CEO, respectively, as well as his experience in acquiring, owning, developing and managing real estate, and his service on the board of governors of a national real estate trade organization.

Edward Brennan, PhD • Lead Independent Director • Age: 65 • Director Since 2003

Edward Brennan, PhD has been a member of our Board since July 2003 and our Lead Independent Director since March 2014. He is currently the acting CEO and a director of Abram Scientific, a privately held medical diagnostics company. Until March 2014, Dr. Brennan was CEO of Nexus Dx, Inc., a medical diagnostics company located in San Diego, California. In November 2011, Nexus was acquired by Samsung Electronics Co., Ltd. from ITC Nexus Holding Company, where Dr. Brennan had been Chief Integration Officer following the merger of Nexus Dx, Inc. and International Technidyne Corporation. Previously, he was President and Chief Operating Officer of CryoCor, Inc. until June 2008, when the company was sold to Boston Scientific Corporation. From January 2004, he served as chairman of HemoSense Inc. until its sale to Inverness Medical Innovations in November 2007. While a director of HemoSense since 2000, he was also a Managing Partner of Perennial Ventures, a Seattle-based venture capital firm beginning in 2001. Prior to that time, he served as Vice President at Tredegar Investments. Dr. Brennan has participated in the development, management and financing of new medical technology ventures for over 30 years, including scientific and executive positions with Syntex, Inc.,

Kilroy Realty Corporation	23

Our Board of Directors

Edward Brennan, PhD (Continued)

UroSystems, Inc., Medtronic Inc., DepoMed Systems, Inc. and CardioGenesis Corp. Dr. Brennan also serves on the board of directors of several private companies and previously served on the Board of Trustees of Goucher College, Baltimore, Maryland. Dr. Brennan holds Bachelor’s Degrees in Chemistry and Biology and a PhD in Biology from the University of California, Santa Cruz.

Specific Qualifications, Attributes, Skills and Experience:

Dr. Brennan was nominated to serve on our Board because of his executive management and board of directors experience with both public and private companies and specifically, his over 30 years of experience with companies in the health sciences and medical industries, which have historically been target tenants of the Company.

Jolie Hunt • Director • Age: 38 • Director Since 2015

Jolie Hunt has been a member of our Board since May 2015. She is the founder and Principal of Hunt & Gather, a marketing and communications agency that helps launch startup ventures, revive the strategic marketing and communications efforts of established brands and utilizes discreet influencer relations to pair like-minded people and places together where there is mutual benefit. Before founding Hunt & Gather in 2013, Ms. Hunt served as Chief Marketing & Communications Officer for AOL, Inc. from 2012 to 2013, and held the role of Senior Vice President, Global Head of Brand & Public Relations at Thomson Reuters from 2008 to 2012. Prior to that time, Ms. Hunt was the Global Director of Corporate & Business Affairs at IBM Corporation from 2006 to 2008 and served as Director of Public Relations for the Financial Times from 2002 to 2006. Ms. Hunt currently serves on the boards of PopTech, The Lowline, the Civilian Public Affairs Council for West Point Military Academy and The Episcopal School of Los Angeles. Ms. Hunt earned a Bachelor’s Degree in Mass Communication from Boston University and completed the Global Executive Program at Dartmouth University Tuck School of Business and Spain’s IE Business School in 2010.

Specific Qualifications, Attributes, Skills and Experience:

Ms. Hunt was nominated to serve on our Board because of her significant marketing and communications experience, knowledge about trends in the media, entertainment and technology world and the use of technology to advance company brands, which she acquired through her experience working with multiple multinational corporations and as the founder and Principal of Hunt & Gather. The Board believes these positions and experience bring additional, unique skills, perspective and connections to our Board.

Scott Ingraham • Director • Age: 63 • Director Since 2007

Scott Ingraham has been a member of our Board since June 2007. He is the co-owner of Zuma Capital, a firm engaged in private equity and angel investing. He was the co-founder (1999), Chairman and CEO of Rent.com, an Internet-based multi-family real estate site, before it was sold to eBay in 2005. Mr. Ingraham was also a co-founder and previously served as the President and CEO of Oasis Residential (“Oasis”), a public apartment REIT founded in 1992 that merged with Camden Property Trust (“Camden”) in 1998. In addition to serving on the Company’s Board, Mr. Ingraham serves on the board of trust managers of Camden, CPT: NYSE (since 1998), the audit committee of Camden (for six years previously and beginning again in 2016) and the board of directors of RealPage, Inc., RP: NASDAQ (since 2012). He also served on the board of directors of LoopNet, LOOP: NASDAQ, for six years before it was acquired by Co-Star in 2012. Prior to co-founding Oasis, Mr. Ingraham’s career was devoted to real estate finance, mortgage and investment banking. He earned a Bachelor’s Degree in Business Administration from the University of Texas at Austin in 1976.

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Our Board of Directors

Scott Ingraham (Continued)

Specific Qualifications, Attributes, Skills and Experience:

Mr. Ingraham was nominated to serve on our Board because he possesses extensive financial and real estate knowledge based on his experience as Chairman and CEO of Rent.com, President and CEO of Oasis, a member of the board of trustees and a member of the nominating and corporate governance committee, audit committee and compensation committee of Camden, a member of the board of directors and audit committee of LoopNet and a member of the board of directors and audit committee of RealPage, Inc.

Gary Stevenson • Director • Age: 60 • Director Since 2014

Gary Stevenson has been a member of our Board since May 2014. Mr. Stevenson has been President and Managing Director of MLS Business Ventures of Major League Soccer since July 2013. Prior to such time, Mr. Stevenson served as President of PAC-12 Enterprises (“Pac-12”) from 2011 to 2013, where he managed a diversified and integrated company, including the Pac-12 Networks and Pac-12 Properties. Before joining Pac-12, Mr. Stevenson was Chairman and Chief Executive Officer of OnSport Strategies, a sports and entertainment consulting company that he founded in 1997 and later sold to Wasserman Media Group in 2007. From 2007 to 2010, Mr. Stevenson served as Principal for Wasserman Media Group to help handle the integration of OnSport Strategies. Mr. Stevenson previously also served as President of NBA Properties, Marketing and Media for the National Basketball Association from 1995 to 1997, as Chief Operating Officer and Executive Vice President of The Golf Channel from 1994 to 1995 and as Executive Vice President, Business Affairs for PGA Tour from 1987 to 1994. Mr. Stevenson received his Bachelor’s Degree from Duke University and his Master’s Degree in Business Administration from George Washington University.

Specific Qualifications, Attributes, Skills and Experience:

Mr. Stevenson was nominated to serve on our Board because of his extensive business and operational experience, including his founding role at OnSport Strategies, and his roles as President of Pac-12 and currently as President and Managing Partner of MLS Business Ventures of Major League Soccer. The Board believes these positions and Mr. Stevenson’s entrepreneurship success bring a diverse set of skills, experiences and relationships to our Board.

Peter Stoneberg • Director • Age: 61 • Director Since 2014

Peter Stoneberg has been a member of our Board since May 2014. Mr. Stoneberg is currently Managing Partner of Velocity Ventures, LLC (“Velocity Ventures”), a merchant banking firm that he founded in 2000. From 2000 to 2006, Mr. Stoneberg was with Bank of America Capital Investors (“BACI”), an investment firm specializing in middle market and large capitalization companies, serving as an investment partner to BACI. Mr. Stoneberg also served as Senior Managing Director of Montgomery Securities, where he founded and led the Technology M&A group, beginning in 1994 until its acquisition by Bank of America in 1999. Prior to such time, Mr. Stoneberg served in various other roles, including Managing Director of Broadview Associates from 1992 to 1994. Previously, he was with IBM and ROLM Corp. as a Marketing Manager and has served as a private equity investor and on the board of directors for Cupertino Electric, Saleslogix Corp. and Netcom Systems. Mr. Stoneberg also previously served as a founder and member of the San Francisco America’s Cup Organizing Committee. Mr. Stoneberg received his Bachelor’s Degree in Business from the University of Colorado.

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Our Board of Directors

Peter Stoneberg (Continued)

Specific Qualifications, Attributes, Skills and Experience:

Mr. Stoneberg was nominated to serve on our Board because of his significant relationships, experience with and knowledge of large and small companies in the high-technology industry, particularly those within the San Francisco Bay Area, which have become target tenants of the Company. Mr. Stoneberg also possesses extensive knowledge in the areas of raising equity and debt capital, and mergers and acquisitions based on his experience at BACI, Montgomery Securities and Velocity Ventures. Mr. Stoneberg also has experience as an active board member at three companies, including as a member of the audit and compensation committees of Netcom Systems and Cupertino Electric.

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Corporate Governance

The Company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens accountability of the Board and helps build public trust in the Company. Highlights include the following:

Independent Board Leadership and Practices

•   Lead Independent Director with a well-defined role and robust responsibilities

•   Majority of directors are independent (5 out of 6 current directors)

•   Commitment to Board refreshment with three new independent directors in the last three years

•   Balanced perspectives in the boardroom with average independent director tenure of six years

•   Comprehensive risk oversight practices, including cybersecurity and insurance

•   Strategic update from CEO is a standing Board agenda item

•   Regular executive sessions of independent directors

•   Regular Board and committee self-evaluations

•   Succession Planning Committee formed to formalize regular succession planning efforts

•   CEO may only serve on the board of directors of one other public company

•   All key board committees are composed of independent directors

Robust Stockholder Rights

•   Stockholder proxy access recently amended to align with emerging best practices and respond to stockholder feedback

•   Majority voting for directors in uncontested elections

•   Annual directors elections (declassified Board)

•   Annual Say-on-Pay voting

•   Stockholder right to call a special meeting

•   Stockholder right to amend bylaws by a majority vote

•   No stockholder rights plan

BOARD COMPOSITION AND GOVERNANCE

Director Attendance

During 2016, the Board held five meetings. All directors who served on the Board during 2016 attended at least 75% of the total number of meetings of the Board and meetings of the Board committees on which each director served that were held during the period of the director’s service during the year. Directors are encouraged to attend in person the annual meeting of stockholders of the Company. All directors attended the 2016 annual meeting of stockholders.

Independent Directors

Under the corporate governance rules of the NYSE, a majority of the members of the Board must satisfy the NYSE criteria for “independence.” No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). The Board has determined that each of Dr. Brennan, Ms. Hunt and Messrs. Ingraham, Stevenson and Stoneberg is independent under the current listing standards of the NYSE. In addition, pursuant to our Bylaws, each of Dr. Brennan, Ms. Hunt and Messrs. Ingraham, Stevenson and Stoneberg, comprising at least a majority of the members of the Board, is not an employee, officer or affiliate of the Company or any of its subsidiaries or divisions, or a relative of a principal executive officer, and is not an individual member of an organization acting as an advisor, consultant or legal counsel receiving compensation from the Company in addition to director’s fees. In this Proxy Statement, we refer to each of Dr. Brennan, Ms. Hunt and Messrs. Ingraham, Stevenson and Stoneberg as our “Independent Directors.”

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Corporate Governance

Independent Director Meetings

The Independent Directors meet regularly in executive session without the presence of management. These meetings are generally held on the date of each regularly scheduled Board meeting and on an as-needed basis. Dr. Brennan, our Lead Independent Director, presides over these meetings.

Board Leadership Structure and Lead Independent Director

Our Corporate Governance Guidelines and our Bylaws permit the roles of Chairman and CEO to be filled by the same or different individuals. Our Board believes it is important to select our Chairman and our CEO in the manner it considers in the best interests of the Company and our stockholders at any given point in time. The Independent Directors on our Board assess the role of Chairman and CEO annually to ensure that the Company’s leadership structure best fits the Company’s specific circumstances and short and long-term challenges.

At this time, our Board believes that the Company and our stockholders are best served by having Mr. Kilroy serve as our Chairman and CEO. Mr. Kilroy’s combined role as Chairman and CEO demonstrates clearer accountability and provides a single leader who speaks with one voice to our stockholders, tenants, partners, employees, other stakeholders and the public. The combined Chairman and CEO role also enhances transparency between management and our Board by serving as an efficient and effective bridge for communication between the Board and management on significant business developments and time-sensitive matters, and provides unified leadership for carrying out our strategic initiatives and business plans. The combined Chairman and CEO role is balanced by the number of independent directors serving on our Board, our independent committee chairs and our Lead Independent Director.

Our Corporate Governance Guidelines provide that if the Chairman is also our CEO, or if the Chairman is not otherwise an Independent Director, the Independent Directors will elect annually from amongst themselves a Lead Independent Director. Dr. Brennan is currently our Lead Independent Director and brings to this role considerable skills and experience, as described above in “Our Board of Directors.” The role of our Lead Independent Director is designed to further promote the independence of our Board and appropriate oversight of management and to facilitate free and open discussion and communication among the Independent Directors.

The responsibilities of our Lead Independent Director are clearly delineated in our Corporate Governance Guidelines and include:

•	Presiding at all meetings of our Board at which the Chairman is not present, including executive sessions of the Independent Directors;

•	Serving as liaison between the Chairman and the Independent Directors;

•	Approving information sent to our Board;

•	Approving agendas for meetings of our Board;

•	Approving meeting schedules of our Board to ensure that there is sufficient time for discussion of all agenda items;

•	Developing agendas for and calling meetings of the Independent Directors when necessary or appropriate; and

•	Being available for consultation and direct communication if requested by major stockholders.

We believe this current leadership structure with the combined Chairman and CEO leadership role and a Lead Independent Director enhances our Board’s ability to provide insight and direction on important strategic initiatives and, at the same time, promotes effective and independent oversight of management and our business.

Board Oversight of Risk

Our Board is actively involved in risk oversight and the Board as a whole directly oversees strategic, operating, financial and liquidity risks. Operational, financial and strategic presentations by management to the Board include consideration of the challenges and risks to our business, and the Board and management actively engage in discussion on these topics.

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In addition, our Board has delegated oversight for specific areas of risk exposure to committees of our Board as follows:

•

Audit Committee. Reviews specific critical accounting issues with management and the overall impact that those issues may have on our financial position and risk profile. Discusses legal and compliance matters and assesses the adequacy of our risk-related internal controls, which includes an annual review of our fraud risk assessment as part of its general oversight responsibility for the quality and integrity of our financial statements and accounting internal controls. The Audit Committee also oversees the Company’s cybersecurity and insurance risks and preparedness.

•

Compensation Committee. Structures our executive compensation programs so as to appropriately reward executives for operating performance and growth without undue risk taking and oversees, among other things, the assessment and management of risks related to the Company’s compensation plans and policies. The Compensation Committee has evaluated our compensation policies and programs and believes that our compensation policies and practices provide appropriate incentives and controls and are not reasonably likely to have a material adverse effect on the Company.

•

Governance Committee. Oversees Board processes and corporate governance-related risks and reviews all Related Party Transactions and Principal Party Transactions, each as defined below under “Other Matters — Certain Relationships and Related Transactions,” including the risks relating to those transactions impacting the Company.

At each regular meeting of our Board, the chairperson of each committee reports to the full Board regarding the matters reported and discussed at any committee meetings, including any matters relating to risk assessment or risk management. Our CEO, Chief Financial Officer, Chief Operating Officer, Chief Accounting Officer and Senior Vice President, Corporate Counsel regularly attend meetings of these committees when they are not in executive session and often report on matters that may not be otherwise addressed at these meetings. In addition, our directors are encouraged to communicate directly with members of management regarding matters of interest, including matters related to risk, at times when meetings are not being held.

Our Board believes that the process it has established to administer the Board’s risk oversight function would be effective under a variety of leadership frameworks and, therefore, do not have a material effect on our choice of the Board’s leadership structure described above under “Board Leadership Structure and Lead Independent Director.”

Succession Planning

Pursuant to our Corporate Governance Guidelines, our Board and our CEO review succession planning, management performance and management development on a regular basis. The Board also maintains an emergency succession plan that it and our CEO review periodically. To facilitate the Board’s succession planning oversight, the Board has established a Succession Planning Committee of the Board that is responsible for reviewing the Company’s succession planning and management performance and development, including the Company’s emergency succession plan, and making recommendations to the Board with respect to any changes and/or updates thereto. The members of the Succession Planning Committee are Messrs. Kilroy and Stevenson and Dr. Brennan, with Mr. Stevenson serving as its chairman.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to our directors, officers (including our CEO, Chief Financial Officer, Chief Accounting Officer and Controller and other members of senior financial management), employees, agents and consultants. This Code of Business Conduct and Ethics satisfies the requirements of a “code of business conduct and ethics” under the NYSE listing standards and a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules. This Code of Business Conduct and Ethics is available in the Investors — Overview — Corporate Governance section of the Company’s website at http://www.kilroyrealty.com. Amendments to, or waivers from, a provision of this Code of Business Conduct and Ethics that apply to the Company’s directors or executive officers, including our CEO, Chief Financial Officer, Chief Accounting Officer, Controller and other members of senior financial management, may be made only by the Board or a Board committee and will be promptly posted on our website to the extent required by applicable SEC rules and NYSE listing standards.

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Corporate Governance

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines, which provide the framework for the governance of our Company and represent the Board’s current views with respect to selected corporate governance issues considered to be of significance to our stockholders. The Corporate Governance Guidelines direct our Board’s actions with respect to, among other things, Board composition and director qualifications, selection of the Chairman of the Board and the Lead Independent Director, establishment of the Board’s standing committees, director stock ownership guidelines, succession planning and the Board’s annual performance evaluation. A current copy of the Corporate Governance Guidelines is available in the Investors — Overview — Corporate Governance section of our website at http://www.kilroyrealty.com.

BOARD COMMITTEES

Our Board has a standing Audit Committee, Compensation Committee and Governance Committee. Our Audit Committee, Compensation Committee and Governance Committee each operate under a written charter adopted by our Board, which is available in the Investors — Overview — Corporate Governance section of the Company’s website at http://www.kilroyrealty.com.

Director Name	Independent	Audit	Compensation	Governance
Edward Brennan, PhD L		M	C	M
Jolie Hunt			M	M
Scott Ingraham		C		M
John Kilroy
Gary Stevenson			M
Peter Stoneberg		M		C

L	Lead Independent Director		Financial Expert
M	Committee Member	C	Committee Chairperson

Audit Committee

The Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities regarding (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s qualifications and independence; (iv) the Company’s accounting and system of internal controls; and (v) the performance of the Company’s internal audit function and independent auditor. Our Board has determined that each member of the Audit Committee satisfies the enhanced independence standards applicable to audit committees pursuant to Rule 10A-3(b)(i) under the Exchange Act and the NYSE listing standards. In addition, each of Messrs. Ingraham and Stoneberg and Dr. Brennan is financially literate and each of Messrs. Ingraham and Stoneberg and Dr. Brennan is an “audit committee financial expert” as determined by the Board in accordance with the applicable rules of the NYSE and the SEC. The Board based its determination on the qualifications and business experience of each of Messrs. Ingraham and Stoneberg and Dr. Brennan described above under “Our Board of Directors — Director Nominees.”

The Audit Committee held six meetings during 2016. Additional information regarding the specific functions performed by the Audit Committee is set forth in the “Audit Committee Report” below.

Executive Compensation Committee

The purpose of the Compensation Committee is to formulate, evaluate and approve the compensation of our officers, as defined in the rules under Section 16 of the Exchange Act, and to discharge our Board’s duties and responsibilities relating to our compensation programs and practices, including its incentive and equity-based compensation plans and programs. The Compensation Committee is responsible for, among other things: (i) reviewing and making changes to our compensation philosophy; (ii) reviewing and approving corporate goals and objectives relevant to the compensation of our CEO, evaluating the performance of our CEO in light of those goals and objectives, and determining and approving our CEO’s compensation

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level based on such evaluation; (iii) reviewing and approving the compensation for our other executive officers and all executive officers’ employment agreements, severance arrangements or any other compensation-related agreements; (iv) reviewing and making recommendations to the Board regarding compensation for non-employee members of our Board; (v) reviewing and making recommendations to the Board regarding the adoption, amendment or any discontinuation of any compensation plans under which Company securities may be issued or which otherwise requires stockholder approval, and approving award grants under any such plan and the terms of any such awards; and (vi) preparing the Compensation Committee Report included in this Proxy Statement. The Compensation Committee held two meetings in 2016.

Our Board has determined that each member of the Compensation Committee satisfies the additional independence requirements specific to compensation committee membership under the NYSE listing standards. In making this determination, the Board considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a member of the Compensation Committee.

In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a separate committee of the Board or a subcommittee of the Compensation Committee. The Compensation Committee has not delegated any of its authority to set compensation levels of our executive officers or to grant equity awards, but has delegated certain limited administrative authority to management (i) with respect to the 2007 Deferred Compensation Plan, as amended; (ii) to address the settlement of fractional share interests arising under certain equity awards under our 2006 Incentive Award Plan; and (iii) to determine whether certain equity awards would be settled in cash or stock under such plan. In accordance with the Compensation Committee’s charter, the Compensation Committee may retain independent compensation advisors and other management consultants. Such advisors and consultants may assist with, among other things, evaluating our various compensation programs, both individually and in the aggregate, including levels of salary, cash and long-term incentives, benefits and other perquisites and awards payable to our key personnel, as well as to advise the Compensation Committee with respect to the development of performance objectives that will contribute to our short-term and long-term profitability, growth and total return to stockholders. In 2016, the Compensation Committee retained Mercer (US) Inc. (“Mercer”) to assist it in reviewing our compensation programs and the evaluation of specific compensation-related matters. Mercer provided data on the compensation and relative performance of our peer group, advised and provided peer group data regarding our compensation arrangements for our non-employee directors, reviewed drafts of the CD&A and related compensation tables for inclusion in our Proxy Statement filed in 2016, provided advice as the Compensation Committee began its considerations of our executive compensation framework in 2017, and reviewed data in connection with the Compensation Committee’s determination of annual cash incentive and performance-based incentive vesting levels for completed performance periods. Mercer also periodically meets privately in executive session with the Compensation Committee. As described further under “Compensation Discussion and Analysis — How We Make Compensation Decisions — Role of Independent Compensation Consultant” below, the Compensation Committee has assessed the independence of Mercer and has concluded that its engagement of Mercer does not raise any conflict of interest with the Company or any of its directors or executive officers.

At the request of the Compensation Committee, certain of our executive officers aid the Compensation Committee in reviewing and analyzing our executive compensation program. Specifically, our CEO provides recommendations to the Compensation Committee regarding the compensation of all other executive officers. Our CEO and Chief Financial Officer also present the overall results of the Company’s performance and achievement of historical and go-forward goals and objectives, and our CEO provides evaluations for other executive officers, reviews peer group information and compensation consultant recommendations and participates in certain Compensation Committee meetings at the invitation of the Compensation Committee. Our Chief Financial Officer evaluates the financial implications and affordability of the Company’s compensation programs. Other executive officers may periodically participate in the compensation process and Compensation Committee meetings at the invitation of the Compensation Committee to advise on performance and/or activity in areas with respect to which these executive officers have particular knowledge or expertise.

Nominating/Corporate Governance Committee

The purpose of the Governance Committee is to (i) identify individuals qualified to become Board members consistent with criteria approved by the Board; (ii) recommend director nominees for the next annual meeting of stockholders for approval by the Board; (iii) develop and recommend to the Board a set of Corporate Governance Guidelines; (iv) oversee the evaluation of the Board; and (v) generally advise the Board on corporate governance and related matters. The Governance Committee also

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Corporate Governance

serves as the Independent Committee of our Board pursuant to Article III, Section 7 of our Bylaws and approves all transactions between the Company and John B. Kilroy, Sr. or John B. Kilroy, Jr. and their respective affiliates. The Governance Committee held two meetings in 2016.

Additionally, the Governance Committee has the authority to engage any independent counsel or other outside expert or advisors it deems desirable or appropriate.

DIRECTOR SELECTION, EVALUATION AND COMMUNICATIONS

Qualifications of Director Nominees

The Board is committed to having a membership comprised of individuals who by occupation, background and experience are in a position to make a strong, positive contribution to the Company and its stockholders. In considering candidates for nomination or appointment to the Board, the Governance Committee and the Board seek director candidates who, both individually and collectively, have such knowledge, experience and education based on criteria determined by the Governance Committee to be appropriate in the context of the perceived objectives of the Company at a given point in time and to provide balance to the Board’s knowledge, perspective, experience and expertise. The Governance Committee has established board membership criteria (the “Membership Criteria”), which it uses as a guideline in considering nominations to the Company’s Board. The criteria include, but are not limited to loyalty, reputation and character, mature business judgment, sufficient time, energy and attention to dedicate to the Company’s affairs and compliance with the Company’s stock ownership guidelines as set forth in the Corporate Governance Guidelines. In addition, the Company’s Bylaws and listing standards of the NYSE require the Board to be composed of a majority of directors who qualify as “independent directors” as defined therein. In considering director candidates, the Governance Committee and Board do not discriminate based on race, ethnicity, national origin, gender, religion or disability. In addition, in considering the diversity of the Board, the Governance Committee and the Board recognize that nominees for the Board should reflect a reasonable diversity of backgrounds and perspectives, including those backgrounds and perspectives with respect to business experience, professional expertise, age, gender and ethnic background. The Membership Criteria established by the Governance Committee are not exhaustive and the Governance Committee and the Board may consider other qualifications and attributes that they believe are appropriate in evaluating the ability of an individual to serve as a member of the Board. The Governance Committee reviews and assesses the Membership Criteria annually.

Process for Identifying Nominees for Director

At any appropriate time prior to each annual meeting of stockholders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board, the Governance Committee will assess the qualifications and effectiveness of the current Board members and, to the extent there is a need, will seek other individuals qualified and available to serve as potential Board members. The Governance Committee will review each potential candidate’s qualifications in light of the Membership Criteria described above. The Governance Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee.

Stockholder-Recommended Director Candidates

The Governance Committee will consider director candidates recommended by stockholders of the Company. Candidates recommended by a stockholder are evaluated in the same manner as candidates identified by the Governance Committee. All recommendations must be directed to the Governance Committee c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. Recommendations for director nominees to be considered at the 2018 annual meeting of stockholders must be received in writing not later than November 30, 2017.

Each stockholder recommending a person as a director candidate must provide the Company with the following information for the Governance Committee to determine whether the recommended director candidate is independent from the stockholder, or each member of the stockholder group, that has recommended the director candidate:

•

If the recommending stockholder or any member of the recommending stockholder group is a natural person, whether the recommended director candidate is the recommending stockholder, a member of the recommending stockholder group, or a member of the immediate family of the recommending stockholder or any member of the recommending stockholder group;

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•

If the recommending stockholder or any member of the recommending stockholder group is an entity, whether the recommended director candidate or any immediate family member of the recommended director candidate is an employee of the recommending stockholder or any member of the recommending stockholder group or has been at any time during the current or preceding calendar year;

•

Whether the recommended director candidate or any immediate family member of the recommended director candidate has accepted directly or indirectly any consulting, advisory or other compensatory fees from the recommending stockholder or any member of the group of recommending stockholders, or any of their respective affiliates during the current or preceding calendar year;

•

Whether the recommended director candidate is an executive officer or director (or person fulfilling similar functions) of the recommending stockholder or any member of the recommending stockholder group, or any of their respective affiliates; and

•	Whether the recommended director candidate controls the recommending stockholder or any member of the recommending stockholder group.

The recommending stockholder must also provide supplemental information that the Governance Committee may request to determine whether the recommended director candidate (i) meets the standards of independence established by the NYSE; (ii) satisfies the Membership Criteria described above; and (iii) is qualified to serve on the Audit Committee. In addition, the recommending stockholder must include the consent of the recommended director candidate and the recommended director candidate must make himself or herself reasonably available to be interviewed by the Governance Committee. The Governance Committee will consider all recommended director candidates submitted to it in accordance with these established procedures, although it will only recommend to the Board as potential nominees those candidates it believes are most qualified. However, the Governance Committee will not consider any director candidate if his or her candidacy or, if elected, Board membership, would violate controlling state or federal law.

Annual Board Evaluations

Pursuant to our Corporate Governance Guidelines and the charter of the Governance Committee, the Governance Committee oversees an annual evaluation of the performance of the Board. Each standing committee also conducts a separate evaluation of its own performance and of the adequacy of its charter and reports to the Board on the results of this evaluation. The evaluation process is designed to assess the overall effectiveness of the Board and its committees and to identify opportunities for improving Board and Board committee operations and procedures. The Governance Committee also reviews the qualifications and effectiveness of individual directors each year when the directors stand for re-nomination. The review of individual directors includes an assessment of each director’s skills and experience in relationship to the Membership Criteria and that director’s commitment to the Board as evidenced by preparation for, understanding of, and attendance at Board meetings. The results of the individual director evaluations and the Governance Committee’s recommendations regarding director nominations are reported to the Board. The annual evaluations are generally conducted in the fourth quarter of each year or in the first quarter of the following year.

Stockholder Communications with the Board

Stockholders may send correspondence to the Board c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. The Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. The Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available for review at the Board’s request. The Secretary will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board following the receipt of the communication, as appropriate.

Interested Party Communications with the Independent Directors

Any interested party may send correspondence to the Independent Directors as a group, or to Dr. Brennan, as our Lead Independent Director, directly, c/o Secretary at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064. The

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Secretary will review all correspondence addressed to the Independent Directors or to the Lead Independent Director individually, for any inappropriate correspondence and correspondence more suitably directed to management. The Secretary will summarize all correspondence not forwarded to the Independent Directors or our Lead Independent Director and make the correspondence available for review at the Independent Directors’ or our Lead Independent Director’s request, as applicable. The Secretary will forward interested party communications to the Independent Directors or our Lead Independent Director promptly following the receipt of the communication, as appropriate.

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Audit and Non-Audit Fees

Deloitte has served as the Company’s independent auditor since the completion of the Company’s initial public offering in January 1997 and is expected to be reappointed by the Audit Committee for the current fiscal year at its meeting to be held during the second quarter, which will precede the Annual Meeting.

The Audit Committee of the Board has determined that Deloitte is independent with regard to the Company within the meaning of the Exchange Act and the applicable published rules and regulations thereunder in effect on the date of this Proxy Statement. The Audit Committee annually reviews and pre-approves certain audit and non-audit services that may be provided by Deloitte and establishes a pre-approved aggregate fee level for these services. Any proposed services not included within the list of pre-approved services or any proposed services that will cause the Company to exceed the pre-approved aggregate amount requires specific pre-approval by the Audit Committee. Additionally, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. The Audit Committee has delegated this pre-approval authority to Mr. Ingraham, the chairman of the Audit Committee, although such delegation does not limit the authority of the Audit Committee to pre-approve in its discretion any specific services to be provided by Deloitte.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The aggregate fees billed to the Company by Deloitte for professional services rendered in fiscal years 2016 and 2015 are as follows:

Fees(1)	2016	2015
Audit Fees(2)	$1,708,995	$1,379,368
Audit-Related Fees	$—	$—
Tax Fees(3)	$484,677	$379,072
All Other Fees	$—	$—
Total Fees	$2,193,672	$1,758,440

(1)

All services rendered for these fees were pre-approved by the Audit Committee in accordance with the Audit Committee’s pre-approval policies and procedures described above. The Audit Committee has concluded that the provision of the non-audit services rendered for the listed fees is compatible with maintaining Deloitte’s independence.

(2)

Includes the aggregate fees billed for the audits of the Company’s and the Operating Partnership’s annual financial statements and internal controls over financial reporting, review of financial statements included in their quarterly reports on Form 10-Q, consultations with management on technical accounting and regulatory issues, consultation and review of filings associated with the Company’s and the Operating Partnership’s 2015 and 2016 equity and bond offerings, and services provided for assistance with and review of other regulatory filings.

(3)

Includes the aggregate fees billed for the review and assistance with the preparation of tax returns, the review of quarterly REIT test compliance, assistance with the preparation of the annual earnings and profit analysis, and review of technical accounting issues.

Kilroy Realty Corporation	35

Audit Committee Report

The Audit Committee of the Company’s Board is composed of Independent Directors who satisfy the requirements of Section 10A-(3)(m) of the Exchange Act and Rule 10A-3(b)(i) thereunder, and the current listing standards of the NYSE. The Audit Committee operates pursuant to a written charter.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee appoints the Company’s independent auditors and reviews and discusses the audited financial statements included in the Company’s and the Operating Partnership’s Annual Report on Form 10-K with management, including the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Management has primary responsibility for the financial statements and the reporting process, including the Company’s internal control over financial reporting.

The Company’s independent auditors are responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of those audited consolidated financial statements with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2016 with management and the Company’s independent auditors. The Audit Committee discussed with the Company’s independent auditors their judgments as to the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Auditing Standard No. 1301 (previously Auditing Standard No. 16), “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the Audit Committee received the written disclosures and the letter from the independent auditors required by PCAOB regarding the independent auditors’ communications with the Audit Committee concerning the accountant’s independence, and it discussed with the Company’s independent auditors their independence from the Company. The Audit Committee also considered the compatibility of the independent auditors’ provision of audit, tax and non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s independent auditors the overall scope of their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s financial reporting. In the performance of their oversight function, the members of the Audit Committee relied upon the information, opinions, reports and statements presented to them by the Company’s management and by the Company’s independent auditors. The Audit Committee held six meetings during 2016.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements as of and for the year ended December 31, 2016 be included in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 15, 2017.

Audit Committee

Scott Ingraham, Chairman

Edward Brennan, PhD

Peter Stoneberg

The foregoing report of the Audit Committee is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

36	Kilroy Realty Corporation

Our Executive Officers

John Kilroy • President, Chief Executive Officer and Chairman of the Board • Age: 68

John Kilroy was appointed as Chairman in February 2013 and has served as our President and CEO since our incorporation in September 1996. Biographical information regarding Mr. Kilroy is set forth above under the caption “Our Board of Directors.”

Jeffrey Hawken • Executive Vice President and Chief Operating Officer • Age: 58

Jeffrey Hawken has served as our Chief Operating Officer since our inception as a public company in January 1997. Mr. Hawken is responsible for overseeing the Company’s overall operations, including leasing, acquisitions and dispositions, asset and property management functions, human resources and legal affairs. Prior to our initial public offering, Mr. Hawken served in the same capacity for Kilroy Industries and was responsible for the management and operations of Kilroy Industries’ real estate portfolio and served on its acquisitions and executive committees. In 1980, after graduating from college, Mr. Hawken joined Kilroy Industries as a Senior Financial Analyst and has been involved in property and asset management with the Company since May 1983. Mr. Hawken is a member of the Young Presidents’ Organization, Angeleno Gold Chapter and has held leadership roles in Young Presidents’ Organization, Gold Santa Monica Bay Chapter. Mr. Hawken was a past Chairman of BOMA Greater Los Angeles and currently serves on the National Advisory Committee. Mr. Hawken serves on the Executive Committee at the University of Southern California Lusk Center for Real Estate. He is an active member of the City of Hope Los Angeles Real Estate and Construction Industries Council. Mr. Hawken holds a Bachelor of Science degree in Business Administration from the University of Southern California and he is a licensed Real Estate Broker in the state of California.

Tyler Rose • Executive Vice President, Chief Financial Officer and Secretary • Age: 56

Tyler Rose was appointed Executive Vice President and Chief Financial Officer in December 2009 after serving as Senior Vice President and Treasurer since 1997. Prior to his tenure at the Company, Mr. Rose was Senior Vice President, Corporate Finance of Irvine Apartment Communities, Inc. from 1995 to 1997, and was appointed Treasurer in 1996. Prior to that, Mr. Rose was Vice President, Corporate Finance of The Irvine Company from 1994 to 1995. From 1986 to 1994, Mr. Rose was employed at J.P. Morgan & Co., serving in its Real Estate Corporate Finance Group until 1992 and as Vice President of its Australia Mergers and Acquisitions Group from 1992 to 1994. Mr. Rose also served for two years as a financial analyst for General Electric Company. He currently serves as a director of Rexford Industrial Realty, Inc. and on the Policy Advisory Board for the Fisher Center for Real Estate and Urban Economics at the University of California, Berkeley. Mr. Rose received a Master of Business Administration degree from The University of Chicago Booth School of Business and a Bachelor of Arts degree in Economics from the University of California, Berkeley.

Justin Smart • Executive Vice President, Development and Construction Services • Age: 57

Justin Smart was appointed Executive Vice President, Development and Construction Services in January 2013. He served as Senior Vice President of Development and Construction Services from August 2000 through December 2012. Mr. Smart has in excess of 25 years of real estate development experience covering a wide range of product types, including office, industrial, residential and resort properties throughout the United States. From June 1996 to August 2000, Mr. Smart was Vice President of Development with Intrawest Corporation, a leading developer of resorts and resort real estate. Prior to 1996, Mr. Smart served as Vice President of Construction with Kilroy Industries.

Kilroy Realty Corporation	37

Compensation Discussion and Analysis

INTRODUCTION

This CD&A describes the material elements of our executive compensation program, the compensation decisions made under the program and the factors considered in making those decisions for the NEOs listed below for 2016.

Name	Title
John Kilroy	President, Chief Executive Officer and Chairman of the Board
Jeffrey Hawken	Executive Vice President and Chief Operating Officer
Tyler Rose	Executive Vice President, Chief Financial Officer and Secretary
David Simon	Executive Vice President, Southern California
Justin Smart	Executive Vice President, Development and Construction Services

Our Business

We are a self-administered REIT that is active in the premier submarkets along the West Coast of the United States. With a more than 70 year history, we have built deep experience in the region through multiple business cycles and operating environments. In 1997, we became a publicly traded REIT and in 2013, we were added to the S&P MidCap 400 Index. We believe the following aspects of our business make us one of the leading office REITs in the United States:

•

A fully integrated real estate enterprise. Our core management capabilities encompass all aspects of real estate, including the acquisition, financing, development, redevelopment, construction management, leasing, asset management and disposition of office and mixed-use projects.

•

Strong development experience. We maintain an active, multi-year development program that focuses on economically dynamic locations where anticipated long-term demand is strong, supply is limited and barriers to entry are high.

•	A leader in sustainability. We are an advocate of sustainability practices and are an industry leader in LEED-certified design, development and property operations.

•

An innovator in work spaces. We strive to be a leader in rethinking and reshaping the physical work environment, which we believe is necessary to meet the needs of the fast-paced and knowledge-driven businesses that choose to locate in the coastal economies of the western United States.

STOCKHOLDER ENGAGEMENT AND RESPONSE TO OUR 2016 SAY-ON-PAY VOTE

The Compensation Committee values input from the Company’s stockholders regarding the Company’s executive compensation program. At each annual meeting, we hold a non-binding advisory vote to approve the compensation of our NEOs, which is commonly referred to as a “Say-on-Pay” vote. At our 2016 annual meeting of stockholders, approximately 95.5% of the votes cast were in favor of our Say-on-Pay proposal. The Compensation Committee believes our 2016 Say-on-Pay vote demonstrates that stockholders endorse our executive compensation practices. Since our 2016 annual meeting of stockholders, we engaged with and solicited input from stockholders who together own more than 60% of our outstanding common stock on a variety of topics, including market conditions, corporate strategy and corporate governance practices. Taking this feedback and our 2016 Say-on-Pay vote into account, the Compensation Committee approved our executive compensation program for 2016 without making any significant changes compared to our executive compensation program for 2015.

When making future compensation decisions for our NEOs, the Compensation Committee will continue to consider the views that stockholders express through annual Say-on-Pay votes and through direct communication with our Lead Independent Director, our Board and management.

38	Kilroy Realty Corporation

Compensation Discussion and Analysis

2016 COMPANY PERFORMANCE

The Company achieved strong financial and operational results and further positioned the Company during 2016 for continued long-term growth. Below is a summary of our key achievements.

Outperforming Total Stockholder Return. We delivered excellent operating and financial results in 2016. For the year, our common stock delivered a 21.5% total return for stockholders, solidly outperforming the 8.6% total return of the MSCI US REIT Index and the 11.6% total return of the SNL US Office REIT Index. Our TSR also outperformed the MSCI US REIT Index, the SNL US REIT Office Index and the median TSR of our peer group over a three-year period. The following chart shows the value of a $100 investment at market close on December 31, 2013 in the Company, the MSCI US REIT Index and the SNL US REIT Office Index over the three-year period ended December 31, 2016 (assuming dividend reinvestment):

Strong 2016 Financial Performance. During 2016, we generated strong year-over-year financial results, which included the following:(4)

•	Increased revenues from continuing operations 10.5%

•	Increased net income available to common stockholders 27.0%

•	Increased FFO 5.4%

•	Increased FFO per share 2.1% or 6.6% when adjusted for one-time, non-recurring items

•	Increased Same-Store Cash NOI 14.3% and Same-Store GAAP NOI 4.6%

Strong Leasing Activity. During 2016, we generated strong leasing results, which included the following:

•	Signed new or renewing leases on approximately 1.3 million square feet of office and retail space

•	Achieved office occupancy of 96.0% at year-end 2016, 1.2% higher than 2015, and average occupancy of 95.5% throughout the year

•	Increased average rents on leases executed during 2016 by 13.4% on a cash basis and 30.2% on a GAAP basis(5)

(4)

See Appendix A for the definition of “FFO” and a reconciliation of FFO to our net income available to common stockholders computed in accordance with GAAP, for the definition of “net operating income” or “NOI” and a reconciliation of net operating income to our net income available to common stockholders computed in accordance with GAAP, and for the definition of “same-store cash NOI” and a reconciliation of same-store cash NOI to our net income available to common stockholders computed in accordance with GAAP. Increases are reported as 2016 performance above 2015 levels.

(5)	See Appendix A for the definition of “change in GAAP/cash rents (leases executed)”.

Kilroy Realty Corporation	39

Compensation Discussion and Analysis

Efficiently Managed Development Projects and Positioned New Projects for Commencement. During 2016, we efficiently managed our development program and continued to improve the status and scope of each project as highlighted below.

•

We stabilized three office projects totaling approximately 713,942 square feet, which were 96% committed, on schedule and on budget with an estimated total investment of approximately $424.3 million. We also completed construction of a $160 million, 200-unit residential project that was 57% leased as of December 31, 2016.

•

We commenced construction on two projects encompassing 400,000 square feet of office and PDR (production, distribution and repair) space in San Francisco, as well as 237 units of residential and approximately 96,000 square feet of retail space in San Diego, aggregating approximately $495 million of total estimated investment.

•

We expanded our development pipeline with the acquisition of an additional 1.75-acre site at our Flower Mart project in the SOMA submarket of San Francisco. We have the opportunity to create substantial incremental value by developing office and retail space, subject to obtaining appropriate approvals and entitlements.

•

We continued to make significant progress on the entitlement process for our near and medium-term development projects. We secured approximately 1.8 million square feet of entitlements between two development projects.

Focus on Value-Add Property Acquisitions. We remained a disciplined buyer of office properties and continued to focus on value-add opportunities in West Coast markets populated by tenants in a variety of industries, including technology, media, healthcare, life science, entertainment and professional services. During 2016, we completed three operating property acquisitions.

Strong Execution of Capital Recycling Program. Capital recycling continues to play an important role in funding our activities and growth. Our general strategy has been to sell non-strategic assets and redeploy some or all of the capital into acquisitions, development and/or re-development where we can leverage our experience and add value to generate higher returns. In 2016, we contracted to sell seven office buildings as well as five non-income producing land parcels in San Diego. In 2016, we closed on the sale of six office buildings and four land parcels. The sale of the remaining one office building closed in January 2017. The total gross proceeds from these dispositions were approximately $342.8 million.

Strategic Venture. In 2016 we further broadened our capital reach. We entered into two strategic ventures with the world’s largest sovereign wealth fund, Norges Bank Real Estate Management (“NBREM”). NBREM invested in a 44% common equity interest in two existing companies that own office buildings in San Francisco. Based on a valuation of the two properties at approximately $1,155.0 million, NBREM contributed a total of $452.9 million to the companies, which is net of existing mortgage debt. In addition to generating capital for our near-term development projects, the transaction established a valuable relationship with a world-class investor that shares our interest in long-term value creation.

Prudent Balance Sheet Management. During 2016, we continued to build and maintain a strong and flexible balance sheet that enables us to fund our development pipeline and respond quickly to attractive opportunities as they arise. Below is a list of key 2016 achievements:

•	Completed several opportunistic financing transactions that lowered our cost of capital and enhanced our liquidity.

•	Maintained our debt to EBITDA (earnings before interest, taxes, depreciation and amortization) ratio during a period of extensive development spending at 5.6x at year-end 2016.

•	Decreased our total debt as a percentage of total market capitalization from 26.7% at year-end 2015 to 24.5% at year-end 2016, among the lowest in our peer group.

Maintained Leadership Position in Sustainability. We continue to be recognized for our industry leading sustainability practices.

•	Ranked 1st in sustainability performance among 178 North American real estate companies by GRESB, our third year in a row achieving a number one ranking.

•	Earned the highly competitive GRESB “Green Star” designation in each of the last four years for ranking in the top 25% of companies worldwide in sustainability performance.

40	Kilroy Realty Corporation

Compensation Discussion and Analysis

•	One of only 90 companies selected from approximately 16,000 applicants to receive the U.S. EPA’s annual ENERGY STAR Partner of the Year Sustained Excellence Award, the U.S. EPA’s highest honor.

•	Co-winner of NAREIT’s 2016 Leader in the Light Award in the Office category for the third year in a row.

•	Increased our LEED certified square footage by an additional 1.7 million square feet in 2016, resulting in 51% of the stabilized portfolio being LEED certified at year-end 2016.

•	Increased percentage of stabilized portfolio that has earned ENERGY STAR certifications from 64% in 2015 to 69% in 2016.

•	Pursuing platinum or gold LEED certification for all development projects.

To learn more about the Company’s sustainability efforts, please view our 2016 sustainability report on the Company’s website, by visiting http://kilroyrealty.com/sites/default/files/kilroy-realty-corporation-sustainability-report-2016.pdf.

DESIGN FEATURES OF THE 2016 EXECUTIVE COMPENSATION PROGRAM

We believe that the structure of our executive compensation program strikes an appropriate balance between the need to attract and retain executives with the expertise and talent required to execute on our active portfolio management strategy, and the need to link compensation with the performance of the Company, including stockholder return. Below is a summary of some of the key design features of our 2016 executive compensation program.

•

Majority of NEO Target TDC is “At Risk.” Approximately 87% of our CEO’s (and approximately 84% of our other NEOs’) target TDC for 2016 was not guaranteed but rather was tied directly to the performance of the Company, the Company’s stock price and/or individual performance, as depicted in the below pay mix charts.

Annual cash incentives are “at risk” because the final annual cash incentive awards are based on Company and individual performance and subject to variation. Actual cash incentives could range from 0% to approximately 150% of each NEO’s target annual cash incentive based on actual performance.

Long-term incentives (equity awards) are “at risk” because the final award value depends on our stock price, continued service over a three-year (or four-year, in the case of the special award to Mr. Hawken) vesting period and, for nearly three-quarters of our CEO’s 2016 annual equity award (and approximately two-thirds for our other NEOs’), the satisfaction of performance-based vesting conditions that include (1) the possibility of complete forfeiture if a minimum operating performance threshold is not achieved in the year in which the award is granted without the opportunity to vest in any future year and (2) relative TSR goals that apply over the entire three-year vesting period.

Kilroy Realty Corporation	41

Compensation Discussion and Analysis

•	Base Salaries Remained Flat. None of our NEOs received an increase in annual base salary for 2016.

•	Annual Cash Incentives Remained Flat. None of our NEOs received an increase in target or actual annual cash incentive for 2016.

•

Annual Long-Term Incentives Remained Flat. None of our NEOs received an increase in the grant date value of their annual equity awards granted for 2016 (as these values are approved by the Compensation Committee and used to determine the number of shares subject to the awards).

•

Annual Cash Incentives Based on a Performance Measurement Framework. The Compensation Committee continued to make final annual cash incentive determinations based on a rigorous performance measurement framework that measures the Company’s actual performance against pre-set financial and operational goals and each NEO’s contribution to such goals. The 2016 framework evaluated the Company’s actual 2016 performance against pre-set goals within the following five categories: (1) operations, (2) balance sheet management, (3) acquisitions, (4) dispositions and (5) development, and took TSR performance into account. Based on the Company’s performance (as reflected on page 46), the Compensation Committee determined that the final 2016 annual cash incentives for our NEOs would be above target levels but less than maximum.

•

Majority of Target TDC is in the Form of Long-Term Incentives. The most significant component of each NEO’s total compensation opportunity is in the form of long-term incentive awards that vest over a three-year period. In 2016, approximately 59.8% of our CEO’s (and approximately 63.1% of our other NEOs’) target TDC was in the form of a long-term incentive award. The purpose of this weighting is to further align the interests of our NEOs with those of our stockholders.

•

Majority of Long-Term Incentives are Performance-Based. In 2016, nearly three-quarters of our CEO’s (and approximately two-thirds of each of our other NEOs’) annual long-term incentive award was subject to performance-based vesting requirements that cliff-vest at the end of a three-year vesting period, subject to continued service through the end of such performance period, and includes a performance measure indexed to our relative TSR over that period. The balance of each NEO’s total annual long-term incentive award vests ratably in annual installments over a three-year vesting period, subject to continued service through the applicable vesting date.

•

Enhanced Operating and Financial Goals. Key operating and financial goals used to determine 2016 annual cash incentives for our NEOs, as well as the FFO goal used in the 2016 annual performance-based long-term incentive equity award grants for our NEOs, were set at levels above the goals used for the prior year.

•

Target TDC Considers Market Pay Levels and Payouts are Linked to Performance. The Compensation Committee did not set 2016 target TDC levels at any specific percentile against our peer group. Rather, the Compensation Committee considered final 2015 peer group compensation data to inform its decision making process for 2016. In setting the 2016 compensation levels, the Compensation Committee believed that our NEOs’ 2016 target TDC levels would generally be above the median for executives holding similar positions at companies in our peer group for 2016 and that the 2016 target TDC levels for our NEOs were appropriate for the following reasons:

➢

Active Portfolio Management Strategy in Highly Competitive Markets. Our business model requires an active portfolio management strategy. Implementing this strategy requires a broader skill set than those of executives who focus primarily on managing cash flows of a more static investment portfolio. Our active portfolio management strategy distinguishes us from many of the companies in our peer group. We set pay above the median in order to attract and retain executives with the skill sets that we believe are best suited to successfully implement our strategy and create long-term value for our stockholders.

➢

Target TDC Realized Only if Target Goals Achieved. In 2016, 72% of our CEO’s (and 61% of our other NEOs’) target TDC was performance-based. As a result, our NEOs will only receive 100% of their target TDC if the Company achieves all of its pre-established performance goals.

➢

Majority of NEO Target TDC Linked to Performance and Subject to Forfeiture. 100% of the annual cash incentive value that our NEOs can realize is linked to Company performance through a formalized performance measurement framework, which allows each NEO to earn between 0% and approximately 150% of their target cash incentive depending on the Company’s performance against pre-established goals. In addition, and as noted above, nearly three-quarters of our CEO’s (and approximately two-thirds of our other NEOs’) 2016 annual

42	Kilroy Realty Corporation

Compensation Discussion and Analysis

long term incentive award is performance-based and subject to complete forfeiture if a minimum FFO Per Share threshold is not achieved in the year in which the award is granted and is further subject to relative TSR performance against the SNL US REIT Office Index over the entire three-year vesting period. Furthermore, both the time- and performance-based portion of the equity awards have direct alignment with share price movement and dividends paid.

➢

Outperforming TSR. As indicated in the table on the first page of the Proxy Summary, our TSR for the three-year period ending December 31, 2016 outperformed the MSCI US REIT Index, the SNL US REIT Office Index and the median of our peer group.

COMPENSATION PHILOSOPHY AND OBJECTIVES

Our executive compensation philosophy is designed to achieve the following objectives:

•	To set total compensation to be competitive with companies in our peer group, taking into account our active portfolio management strategy and the skill set required to implement that strategy;

•

To align executive compensation with the Company’s corporate strategies, business objectives and the creation of long-term value for our stockholders without encouraging unnecessary or excessive risk taking;

•

To provide an incentive to achieve key strategic and financial performance measures by linking annual cash incentive award opportunities to the achievement of corporate and operational performance objectives in these areas;

•	To provide a majority of target total direct compensation for the NEOs in the form of long-term incentive equity awards; and

•	To help the Company attract, retain and incentivize talented and experienced individuals in the highly competitive West Coast employment and commercial real estate markets.

WHAT WE PAY AND WHY: EXECUTIVE COMPENSATION ELEMENTS

The following table sets forth the key elements of our executive compensation program, along with the primary objective and key features associated with each element of compensation.

Compensation Element	Primary Objective	Key Features	Page Reference
Base Salary	• To provide a regular source of income so employees can focus on day-to-day responsibilities. • To recognize ongoing performance of job responsibilities.	• Competitive pay, taking into account job scope, position, knowledge, tenure, skills and experience.	Page 44
Annual Cash Incentives (Cash Bonuses)	• To motivate and reward for achievement of annual financial and operational goals and other strategic objectives measured over the year.	• Final payouts are awarded to our NEOs under a cash incentive performance measurement framework that is based on specific metrics and pre-set objective goals.	Page 44
Long-Term Incentives (Equity Awards)

•   To emphasize long-term performance objectives.

•   To align the interests of our NEOs with stockholder interests.

•   To encourage the maximization of stockholder value and retain key executives through the performance and vesting periods.

•   For 2016, approximately two-thirds of each NEO’s annual long-term incentive award (and nearly three-quarters for our CEO) was subject to performance-based vesting requirements over a three-year vesting period, subject to complete forfeiture if a minimum FFO Per Share threshold is not achieved in the year in which the award is granted (without the opportunity to vest in any future year) and further subject to a relative TSR modifier over the entire three-year vesting period.

Kilroy Realty Corporation	43

Compensation Discussion and Analysis

2016 NAMED EXECUTIVE OFFICER COMPENSATION

The Compensation Committee reviews and authorizes each NEO’s compensation on an annual basis. Executive compensation is not established at any particular level against peer group data. Rather, the Compensation Committee generally considers the following factors:

•	The performance of the Company (e.g., TSR, operations, financial performance, acquisitions, dispositions, development and balance sheet management);

•	The performance of each NEO;

•	The contribution of each NEO to our overall results;

•	Input from our CEO (with respect to our other NEOs);

•	Additional roles or responsibilities assumed;

•	Experience, skill set and tenure;

•	Base salary, target annual cash incentive and long-term incentive grant levels for comparable positions at companies in our peer group;

•	The NEO’s employment agreement (if any); and

•	The relative need to retain the NEO.

Base Salary

General Description

As noted above, we provide base salaries to provide a regular source of income so employees can focus on day-to-day responsibilities and to recognize ongoing performance of job responsibilities.

Decisions for 2016

The Compensation Committee determined that each NEO’s 2016 base salary level would remain at the same level as in effect for 2015. The 2016 base salary for each of our NEOs was as follows: $1,225,000 for Mr. Kilroy, $675,000 for Mr. Hawken and $500,000 for each of Messrs. Rose, Smart and Simon.

Annual Cash Incentives

General Description

Our annual cash incentives are based on the annual performance of our Company, as measured by a performance measurement framework, and each individual’s contribution to the annual performance of our Company.

During the first quarter of the performance year, the Compensation Committee establishes a target annual cash incentive amount for each NEO and approves a performance measurement framework for that year. The Compensation Committee selects the performance categories, metrics and goals that it believes will accurately assess the annual performance of the Company and the building of long-term value for our stockholders. The performance measurement framework is comprised of performance categories (e.g., operations, balance sheet management, acquisitions and dispositions, and development) and each category includes performance metrics and specific objective goals that relate to each metric.

During the first quarter following the end of the performance year, the Compensation Committee compares the Company’s actual performance results to the pre-established objective goals. The pre-established goals are based on the budgeted goals set forth in the Company’s business plan and are reviewed and approved or modified by the Compensation Committee at the beginning of each year. The Compensation Committee then rates performance as either “Extraordinary,” “Superior,” “On Target,” “Below Expectations” or “Well Below Expectations,” resulting in payouts approximating 150% of target, 125% of

44	Kilroy Realty Corporation

Compensation Discussion and Analysis

target, 100% of target, 50% of target or 0% of target, respectively. As a result, the Compensation Committee’s final annual cash incentive determinations may be more or less than the targeted amount based on the Company’s actual performance and the ultimate rating assigned by the Compensation Committee.

Individual awards, however, may vary based on the Compensation Committee’s consideration of each NEO’s contributions or achievements. Awards may also vary based on a greater emphasis on certain categories, which may result in annual cash incentive variations between executives who are principally responsible for those categories and those who are not. The Compensation Committee does not apply specific weighting to performance categories and final annual cash incentive amounts are determined based on a holistic assessment of results achieved, including consideration of the Company’s TSR.

The Compensation Committee believes this approach reflects an appropriate balance between applying objective criteria to determine each NEO’s annual cash incentive, on the one hand, and a desire to keep each NEO focused on strategic decisions that are in the long-term best interests of our stockholders, on the other hand. Since our business strategy requires us to actively manage our property portfolio, the Compensation Committee believes that a rigid annual cash incentive formula could undermine opportunistic decisions that have a negative impact on short-term gains but create long-term stockholder value (e.g., midyear changes in our strategy or portfolio due to a shift in market conditions or unanticipated opportunities can significantly alter specific objective goals that are set early in the year).

Decisions for 2016

The Compensation Committee determined that each NEO’s 2016 target annual cash incentive amount would remain at the same level as in effect for 2015. Key operating and financial metrics used in the 2016 performance measurement framework, including FFO, FFO Per Share, FAD, FAD Per Share, Revenue, NOI and same-store cash NOI (each as described below), were set at levels that exceeded the achieved results for 2015.

Although our CEO’s employment agreement provides for a $3,000,000 target annual cash incentive amount, our CEO’s 2016 target level was again reduced from $3,000,000 to $2,700,000 in order to place a greater emphasis on long-term incentives and enhance alignment with long-term stockholder returns. Mr. Hawken’s target cash incentive level for 2016 was 200% of his base salary and the target cash incentive level for each of our other NEOs was 100% of the executive’s base salary.

Kilroy Realty Corporation	45

Compensation Discussion and Analysis

The design of the 2016 performance measurement framework is consistent with the design of the 2015 performance measurement framework. The following table shows the 2016 performance measurement framework and 2016 goals approved by the Compensation Committee in January 2016 and the Company’s actual 2016 performance.

2016 Performance Measurement Framework

Category	Metric	2016 Goals	2016 Performance
Operations	FFO ($MM)(1):	$327.0	$333.7
	FFO Per Share(1):	$3.41	$3.46
	FAD ($MM)(2):	$218.0	$245.7
	FAD Payout Ratio(2):	63.0%	57.1%
	FAD Per Share(2):	$2.28	$2.54
	Revenue ($MM):	$628.0	$642.6
	NOI ($MM)(2):	$449.0	$470.0
	Same-Store Cash NOI Growth(2):	6.0% - 8.0%	14.3%
	Leasing SF:	800k	1.3M
	Year-End Occupancy:	94.8%	96.0%
Balance Sheet Management(3)	Debt/EBITDA:	6.5x	5.6x(4)
	Equity:	$0.0	$31.9
	Debt Financing:	$150.0	$170.0(5)
Acquisitions	Total Acquisitions ($MM):	$0.0	$394.6
Dispositions	Total Dispositions ($MM):	$350.0 to $650.0	$795.7(6)
Development

Stabilized three projects totaling approximately 713,942 square feet, which were 96% committed. We also completed construction of a 200-unit residential project that was 57% leased as of December 31, 2016. In addition, we have one $230 million project with approximately 377,000 square feet of rentable space in “lease-up” which was 86% committed as of December 31, 2016.

Secured approximately 1.8 million square feet of entitlements between two development projects. In the Del Mar submarket of San Diego, we received full entitlement of the One Paseo mixed-use development project, totaling approximately 1.1 million square feet, and commenced construction on phase one in 2016. In the prime South Lake Union submarket of Seattle, we received full entitlement of an approximately 700,000 square feet office building development project.

Expanded our development pipeline with the acquisition of an additional 1.75-acre site at our Flower Mart project in the SOMA submarket of San Francisco for approximately $79.0 million.

(1)

See Appendix A for the definition of FFO and a reconciliation of FFO to our net income available to common stockholders computed in accordance with GAAP, and for the definition of FFO per share and a reconciliation of FFO per share to our net income available to common stockholders computed in accordance with GAAP. FFO Per Share is also used as a performance metric under the performance-based component of our NEO equity awards. The Compensation Committee believes it is nevertheless appropriate to take FFO Per Share into account in our performance measurement framework because it is a key metric for the Company, frequently used by investors to assess REIT performance and is only one of many measures (disclosed above) used to assess performance under the framework.

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Compensation Discussion and Analysis

(2)

See Appendix A for the definition of FAD (or Funds Available for Distribution), FAD Per Share, FAD Payout Ratio, NOI and a reconciliation of NOI to our NOI computed in accordance with GAAP, and for the definition of “same-store cash NOI” and a reconciliation of same-store cash NOI to our net income available to common stockholders computed in accordance with GAAP.

(3)	As of December 31, 2016.

(4)	Pro-rata for the Company’s 56% ownership in two strategic ventures with NBREM.

(5)	Excludes $250 million of private placement debt completed in 2016 but as to which the funds were not drawn until 2017.

(6)	Includes $12 million sale of 5717 Pacific Center Blvd. which was held for sale as of December 31, 2016 but the sale was not completed until January 2017.

Based on the Compensation Committee’s review of the Company’s actual 2016 performance disclosed in the chart above, the Compensation Committee determined that the Company’s overall performance for 2016 was above “Superior” but below “Extraordinary.” In addition, and while the Company’s TSR performance is more directly taken into account through the value of, and applicable performance metrics under, the Company’s equity awards, the Compensation Committee also took the Company’s 2016 TSR performance into account in determining that it was appropriate to pay 2016 annual cash incentive amounts for the NEOs at less than the maximum levels. As a result, the 2016 annual cash incentive amounts exceeded target payout levels but were below the maximum payout level.

The Compensation Committee determined that each of the NEOs made significant contributions to the Company in 2016, although the level of impact each NEO had on the Company’s 2016 results varied somewhat. Differences between each NEO’s actual 2016 annual cash incentive amount compared to each NEO’s 2016 target annual cash incentive amount also reflect the Compensation Committee’s overall qualitative assessment of each NEO’s performance, and relative contribution to and responsibility for each of the performance categories and metrics.

The 2016 target and actual annual cash incentive amount determined by the Compensation Committee for each NEO is set forth in the chart below.

Named Executive	2016 Target Cash Incentive Amount	2016 Actual Cash Incentive Amount
John Kilroy	$2,700,000	$3,800,000
Jeffrey Hawken	$1,350,000	$1,600,000
Tyler Rose	$ 500,000	$ 700,000
David Simon	$ 500,000	$ 650,000
Justin Smart	$ 500,000	$ 700,000

Long-Term Incentives

General Description

Our annual long-term incentives are structured as equity awards in the form of restricted stock units (“RSUs”) that vest over a three-year period. Each RSU is equivalent in value to and will be paid in one share of our common stock, subject to the satisfaction of applicable vesting conditions. Directly linking the value of RSUs to our stock price aligns our NEOs’ interests with those of our stockholders. RSU awards are typically granted to our NEOs, and any applicable performance goals are set, at the beginning of each performance year. The NEOs do not have the right to vote or dispose of any RSUs prior to vesting. Each RSU is granted in tandem with a corresponding dividend equivalent right that entitles the NEO to be credited with additional RSUs upon the Company’s payment of dividends to stockholders of outstanding shares of our common stock if the dividend equivalent right is or was outstanding on the Company’s common stock record date. Any such additional RSUs credited in respect of dividend equivalent rights are subject to the same vesting terms as the original RSUs and vest (if at all) together with the underlying RSU to which they relate. In addition to annual equity awards, we occasionally make grants of equity

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Compensation Discussion and Analysis

awards at other times at the discretion of the Compensation Committee, such as in connection with hiring or promoting executive officers. However, no such equity awards were granted to our NEOs in 2016 other than a special RSU award granted to Mr. Hawken as described below.

Decisions for 2016

The Compensation Committee determined that the grant date value of each NEO’s 2016 annual equity award (as approved by the Compensation Committee and used to determine the number of shares subject to the awards) would remain at the same level as in effect for 2015. In addition, the design of the annual equity awards granted to our NEOs in 2016 is consistent with the design of the annual equity awards granted to our NEOs in 2015. Based on the grant date fair value of each 2016 annual equity award granted to our NEOs, the 2016 annual equity awards consist of the following:

•

Approximately two-thirds of each NEO’s total annual equity award (and nearly three-quarters for our CEO) are RSUs subject to performance-based vesting requirements (“performance-based RSUs”). The performance-based RSUs cliff vest, if and to the extent the performance goals are achieved, in one lump sum after the end of the three-year vesting period. The Compensation Committee set the 2016 operational goal (i.e., the FFO Per Share metric) for the performance-based RSUs above the goal used for the prior year.

•

Approximately one-third of each NEO’s annual equity award (and approximately one quarter for our CEO) are RSUs subject to a time-based vesting schedule (“time-based RSUs”). The time-based RSUs vest ratably in annual installments over a three-year vesting period and payouts are subject to continued service through the applicable vesting date.

The Compensation Committee also believed that a majority of each NEO’s total 2016 annual equity award should be subject to performance-based vesting requirements to accomplish the following objectives:

•	Align overall reward opportunity with actual performance delivered;

•	Require achievement of pre-defined operating goals using a performance measure that is reflective of management’s efforts (i.e., the FFO Per Share metric);

•

Require sustained longer-term performance of the Company’s share price by including a relative TSR modifier that measures the Company’s performance against other office REIT competitors in the SNL US REIT Office Index over the entire three-year vesting period (i.e., the TSR Percentile Ranking metric); and

•	Create an additional retention incentive, as vesting is contingent on each NEO’s continued service through the end of the three-year vesting period.

2016 Annual Equity Award Values

In January 2016, the Compensation Committee granted each NEO a number of time-based RSUs and a “target” number of performance-based RSUs, each expressed as a dollar value that was then converted into a number of RSUs by reference to the fair market value of the Company’s common stock on the date of grant. These dollar values are set forth in the chart below and are the same values that were used to determine the number of shares subject to the NEO’s annual equity award in 2015. The Compensation Committee determined that the aggregate dollar value for each NEO’s 2016 annual equity award was appropriate based on its consideration of the factors listed on page 44.

	January 2016 Annual Equity Awards
Named Executive	Time-Based RSUs(1)	Target Performance-Based RSUs(1)	Total Equity Award
John Kilroy	$1,500,000	$4,250,000	$5,750,000
Jeffrey Hawken	$ 617,000	$1,234,000	$1,851,000
Tyler Rose	$ 550,000	$1,100,000	$1,650,000
David Simon	$ 500,000	$1,000,000	$1,500,000
Justin Smart	$ 500,000	$1,000,000	$1,500,000

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Compensation Discussion and Analysis

(1)

These amounts are the values approved by the Compensation Committee in January 2016 and converted into the corresponding number of RSUs (the number of RSUs at the “target” level of performance in the case of the performance-based RSUs) based on the closing price of the Company’s common stock on the date of grant of the awards and rounded up to the nearest whole share. For the accounting fair value of these awards as reflected in the Summary Compensation Table, please refer to footnote (1) to the Summary Compensation Table. There was no increase in these values for 2016 — these values are the same values as were approved by the Compensation Committee in 2015 and used for purposes of granting the 2015 annual equity awards for the NEOs.

2016 Performance-Based RSUs

The 2016 performance-based RSUs vest in one lump sum on the first date following December 31, 2018 on which the Compensation Committee determines if, and to the extent, the performance vesting conditions have been achieved by the Company. The total number of 2016 performance-based RSUs that ultimately vest will be determined as follows:

(1)

The target number of performance-based RSUs granted to each NEO is first multiplied by an FFO Per Share modifier that ranges from 0% to 150%, which percentage is determined by the FFO Per Share achieved by the Company for the 2016 performance year as shown in the table below (the number of RSUs resulting from this calculation is referred to as “Banked Shares” subject to the award).

FFO Per Share (for 2016)*	FFO Per Share Modifier*
$3.57 or greater	150%
$3.42	100%
$3.27	50%
Less than $3.27	0% (complete forfeiture)
* Determined on a pro-rata basis between points

(2)

The Banked Shares subject to the award are then multiplied by a TSR modifier that ranges from 66.6667% to 133.3333% for each NEO except our CEO (and from 50% to 150% for our CEO), which percentage is determined by (a) calculating the percentile ranking of the Company’s TSR for each year of the performance period (2016-2018) amongst the TSRs for the companies in the SNL US REIT Office Index (the TSR rank for each year, the “TSR Percentile”), (b) averaging the three individual TSR Percentiles (such average, the “TSR Percentile Ranking”) and (c) plotting the TSR Percentile Ranking on the table below and identifying the corresponding TSR modifier.

TSR Percentile Ranking* (2016-2018)	TSR Modifier* (for NEOs except CEO)	TSR Modifier* (for CEO)
80th percentile or greater	133.3333%	150%
40th percentile or greater, but equal to or less than 60th percentile	100%	100%
20th percentile or lower	66.6667%	50%
* Determined on a pro-rata basis between points

(3)	The calculation above will have the effect of either increasing or decreasing the Banked Shares subject to the award by the TSR modifier as follows:

•	If the TSR Percentile Ranking is between the 40th percentile, but equal to or less than the 60th percentile, then there is no modification up or down to the Banked Shares.

•	If the TSR Percentile Ranking is below the 40th percentile, then the Banked Shares may be reduced by up to 50% for our CEO’s award and by up to 33% for our other NEOs’ awards.

•	If the TSR Percentile Ranking is greater than the 60th percentile, then the Banked Shares may be increased by up to 50% for our CEO’s award and by up to 33% for our other NEOs’ awards.

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Compensation Discussion and Analysis

The FFO Per Share measure applies to the year in which the award was granted. This measure was selected as a performance metric because it is a financial measure commonly used by analysts and investors to evaluate a REIT’s operating performance and overall management of its property portfolio. This measure adjusts the initial target number of performance-based RSUs upward or downward depending on the Company’s FFO Per Share performance and also provides for the complete forfeiture of the performance-based RSUs with no opportunity to vest in a future year if the pre-established threshold FFO Per Share amount is not achieved.

The TSR Percentile Ranking is calculated by averaging the TSR Percentile results from each year of the three-year performance period and was included to further align executives’ interests and potential rewards with stock price performance on a relative basis over a longer-term performance period. The increased up-side and down-side leverage applied to the TSR Percentile Ranking for the award to our CEO reflects his responsibility for the overall performance of the Company.

Please see the discussion under “Named Executive Officer Compensation Tables — Description of Plan-Based Awards — Performance-Based RSUs” on page 66 below for more information on determining FFO Per Share, TSR Percentile Ranking, and FFO and TSR modifiers for purposes of these awards.

The following chart illustrates the operation of the performance-based RSUs awarded in 2016 and discussed above:

2016 Performance Year Under 2016 Annual Equity Awards

In January 2017, the Compensation Committee determined that the Company’s 2016 FFO Per Share, when adjusted in accordance with the 2016 RSU award agreement, was $3.4973. As a result, 143.65% of the target number of performance-based RSUs awarded in 2016 to each NEO were banked and became eligible to vest, subject to (1) further adjustment (up or down) based on the Company’s TSR Percentile Ranking (i.e., the average of the Company’s TSR Percentile for the 2016, 2017 and 2018 performance years) and (2) continued service through the remainder of the three-year performance period. The Compensation Committee also determined that the Company’s 2016 TSR Percentile ranked in the 56th percentile. If the Company’s 2016 FFO Per Share performance and 2016 TSR Percentile rank are taken into account, between 96.2% and 191.5% of the target number of performance-based RSUs awarded in 2016 to each NEO (and between 71.8% and 215.5% of the target number of performance-based RSUs awarded in 2016 to our CEO) will vest at the end of the three-year performance period, subject to continued service through the remainder of the three-year performance period and with the final number of 2016 performance-based RSUs vesting to be determined within that range based on the Company’s TSR Percentile ranks for 2017 and 2018.

Illustration of 2016 Performance-Based RSUs Up to 1.5x target 1 2016 FF0 Per Share Set-1 Year operating goals, Grant target number of shares Measure 1-year performance against pre-set FF0 Per Share goals to determine number of Banked Shares Earn up to 33% (50% for the CEO) more than Banked Shares As little as 0.0X target 2 2016 TSR Percentile vs. SNL US REIT Office Index Companies 2017 TSR Percentile vs. SNL US REIT Office Index Companies Modify Banked Shares based on TSR Percentile Ranking Forfeit up to 33% (50% for the CEO) of Banked Shares Average of Three 1-Year TSR Percentiles = TSR Percentile Ranking 3 2018 TSR Percentile vs. SNL US REIT Office Index Companies

50	Kilroy Realty Corporation

Compensation Discussion and Analysis

2016 Performance Year Under 2015 Annual Equity Awards

In January 2015, the Compensation Committee awarded the NEOs RSUs that had a structure similar to the RSUs awarded to the NEOs in January 2016. In January 2016, the Compensation Committee determined that the Company’s 2015 FFO Per Share, when adjusted in accordance with the 2015 RSU award agreement, was $3.44. As a result, 150% of the target number of performance-based RSUs awarded in 2015 to each NEO was banked and became eligible to vest, subject to (1) further adjustment (up or down) based on the Company’s TSR Percentile Ranking (i.e., the average of the Company’s TSR Percentiles for the 2015, 2016 and 2017 performance years) and (2) continued service through the remainder of the three-year performance period. The Compensation Committee also determined that the Company’s 2015 TSR Percentile for purposes of these awards ranked in the 27th percentile. In February 2017, the Compensation Committee determined that the 2016 TSR Percentile for purposes of these awards ranked in the 50th percentile. If the Company’s 2015 FFO Per Share performance and 2015 and 2016 TSR Percentile ranks are taken into account, between 114.7% and 150% of the target number of performance-based RSUs awarded in 2015 to each NEO (and between 96.5% and 150% of the target number of performance-based RSUs awarded in 2015 to our CEO) will vest at the end of the three-year performance period, subject to continued service through the remainder of the three-year performance period and with the final number of 2015 performance-based RSUs vesting to be determined within that range based on the Company’s TSR Percentile for 2017.

2016 Performance Year Under 2014 Annual Equity Awards (TSR Modifier Resulted in No Upside Modification)

In January 2014, the Compensation Committee awarded the NEOs RSUs that had a structure similar to the RSUs awarded to the NEOs in January 2015 and January 2016. On February 3, 2017, the Compensation Committee made a final determination that 150% of the target number of 2014 performance-based RSUs awarded to each NEO vested. The Compensation Committee’s final determination was based on (a) 150% of the target number of 2014 performance-based RSUs awarded to each NEO being banked as a result of the Company’s 2014 FFO Per Share performance and (b) no further modification being applied to those banked shares as a result of the Company’s TSR Percentage Ranking at the 56th percentile (i.e., the average of the Company’s 2014, 2015 and 2016 TSR Percentile ranks as determined pursuant to the terms of these awards).

2012 and 2013 Special Performance Awards (TSR Metric Resulted in No Awards Vesting in 2015)

The Company awarded performance-based RSUs to Messrs. Kilroy and Hawken in 2012 and 2013, respectively, that are eligible to vest in substantially equal annual installments over the term of the award (2012-2018 in the case of the award granted to Mr. Kilroy in 2012 and 2013-2018 in the case of the award granted to Mr. Hawken in 2013). These awards are referred to in this Proxy Statement as the “Special TSR Awards.” The vesting of each installment of the Special TSR Awards is subject to the achievement of one of the following performance goals, and further subject to the executive’s continued employment through the applicable vesting date: (1) achievement of an annual TSR equal to 7.5% for the applicable calendar year; (2) achievement of a TSR that exceeds the TSR for the SNL US REIT Office Index for the applicable calendar year; or (3) achievement of a cumulative stockholder return goal not later than December 31, 2018. The cumulative stockholder return goal is based on an annualized TSR over the applicable term of the award of 7.5%. No portion of the Special TSR Awards vested based on the 2015 TSR. In December 2016, the Compensation Committee determined that the Company achieved both the annual TSR goal and the cumulative TSR goal in 2016, thus Messrs. Kilroy and Hawken vested in both the 2015 and 2016 installments of the Special TSR Award in 2016.

2016 Special RSU Award to Mr. Hawken

In January 2016, the Company awarded Mr. Hawken a special RSU award with a grant date value of $2 million in addition to his regular annual equity award. The Compensation Committee based its decision on an assessment of Mr. Hawken’s additional responsibilities and as an additional retention incentive.

Half of the RSUs granted in connection with Mr. Hawken’s special 2016 RSU award are subject to time-based vesting requirements with vesting scheduled to occur in four equal annual installments on December 31 each year from 2016 through 2019, subject to his continued service. The other half of the RSUs granted in connection with Mr. Hawken’s special 2016 RSU award are subject to both time-based and performance-based vesting conditions.

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Compensation Discussion and Analysis

The performance-based RSUs awarded are eligible to vest in substantially equal annual installments over a four-year period (2016-2019) based on the achievement of one of the following performance goals, subject to Mr. Hawken’s continued employment through the end of the applicable year: (1) achievement of an annual TSR equal to 7.5% for the applicable calendar year; (2) achievement of a TSR that exceeds the TSR for the SNL US REIT Office Index for the applicable calendar year; or (3) achievement of a cumulative stockholder return goal not later than December 31, 2019. The cumulative stockholder return goal is based on an annualized TSR over the applicable period of 7.5%. The Compensation Committee believes that the ability to vest based on the cumulative goal (even if the annual TSR goal is not achieved for a particular year) is consistent with a long-term view of stockholder returns, helps ensure that Mr. Hawken will also take a long-term view of performance and mitigates risks attendant with short-term annual goals and stock market volatility. In December 2016, the Compensation Committee determined Mr. Hawken vested in one-fourth of the performance-based RSUs due to the Company’s achievement of the annual TSR goal in 2016.

Additional Compensation Elements

Indirect Elements of Compensation

To assist us in attracting and retaining key executives, our NEOs are eligible to participate in the same health, welfare and insurance benefit plans in which our salaried employees are generally able to participate. In addition, we provide our NEOs with certain other benefits such as an automobile allowance, a medical allowance, supplemental life insurance, and certain reimbursements for club dues, financial planning services and home office expenses. We believe that these other elements of compensation are important to attract, motivate and retain the top executive talent for which we compete.

Stock Award Deferral Program

We maintain a Stock Award Deferral Program under which our directors and certain of our management employees, including our NEOs, may elect to participate and defer receipt of restricted stock awards granted under the 2006 Plan and receive an equivalent number of RSUs in lieu of such restricted stock (or may elect to defer payment of RSUs that would otherwise be made when the RSUs vest). Each RSU issued under the deferral program represents the right to receive one share of our common stock in the future, subject in each case to the vesting conditions provided in the restricted stock or RSU award. In addition, deferred RSUs carry with them the right to receive dividend equivalents that credit participants, upon our payment of dividends in respect of the shares underlying the participant’s RSUs, with additional RSUs equal to the value of the dividend paid in respect of such shares. Shares of stock underlying RSUs will be paid to the participant holding the RSUs on the earliest to occur of a change in control, the participant’s “separation from service” with us, the participant’s death or disability, or a pre-determined date, if specified by the participant. By electing to receive deferred RSUs, participants are generally able to defer income taxes on these awards, which makes our compensation program more desirable and helps us to attract, retain and incentivize top talent without significant additional cost to the Company. Since RSUs are paid in our common stock and the value of each RSU is directly tied to the value of our common stock, RSUs enhance the alignment between management and stockholder interests.

Defined Contribution Plans

We maintain a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) that covers our eligible employees, including our NEOs, and those of certain designated affiliates. The 401(k) Plan permits our eligible employees to defer receipt of (and taxation on) a portion of their annual compensation, subject to certain limitations imposed by the 401(k) Plan and under the Internal Revenue Code. The employees’ elective deferrals are immediately vested and nonforfeitable upon contribution to the 401(k) Plan. We currently make matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar of participant contributions, up to a maximum of 10% of the participant’s annual salary (thus, the maximum match is 5% of the participant’s base salary) and subject to certain other limits under the tax laws. Participants vest immediately in the amounts contributed by us to their plan accounts. Our employees are eligible to participate in the 401(k) Plan after three months of credited service with us. The 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code so that contributions by employees to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan. This tax-preferential savings option fits our compensation philosophy by helping us to attract, retain and incentivize top talent.

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Compensation Discussion and Analysis

Deferred Compensation Plan

We maintain a cash deferred compensation plan, the 2007 Deferred Compensation Plan, as amended (the “Deferred Compensation Plan”), under which our directors, partners and certain of our management employees, including our NEOs, may defer receipt of their compensation, including up to 100% of their director fees and cash bonuses and up to 70% of their salaries or other types of eligible compensation, each as applicable. In addition, partners and eligible management employees, including our NEOs, will generally receive semi-monthly contributions from us to their Deferred Compensation Plan accounts equal to 10% of their respective gross semi-monthly base salaries (or certain guaranteed payments, in the case of partners). The Deferred Compensation Plan provides that we may also make additional discretionary contributions to participant accounts. To date, we have not made any discretionary contributions for the benefit of our NEOs. The Deferred Compensation Plan fits into our compensation philosophy by providing our NEOs with the ability to accrue compensation and generate savings in a tax-efficient manner in excess of limits imposed on our 401(k) Plan, thereby providing additional financial security that enables our executives to focus on their work-related obligations. For additional information, refer to the Nonqualified Deferred Compensation table below.

Severance and Change in Control Arrangements

We have entered into employment agreements with our CEO, Chief Operating Officer, Chief Financial Officer and Executive Vice President, Development and Construction Services that include certain severance and change in control benefits. Provisions of our equity awards also provide for continued or accelerated vesting in certain circumstances in connection with a termination of the award holder’s employment. We believe that these provisions help to ensure the day-to-day stability and focus of our management team. The Compensation Committee evaluates the level of severance benefits to provide our NEOs on a case-by-case basis, and in general, we consider these severance protections an important part of an executive’s compensation and consistent with competitive practices as of the date they were entered into.

For a description of the material terms of these arrangements, see “Named Executive Officer Compensation Tables — Employment Agreements — Salary and Annual Cash Incentive (Bonus) Amounts,” “Named Executive Officer Compensation Tables — Grants of Plan-Based Awards — 2016,” “Named Executive Officer Compensation Tables — Description of Plan-Based Awards” and “Named Executive Officer Compensation Tables — Potential Payments Upon Termination or Change in Control” below. As discussed in those sections, the employment agreements with our Chief Financial Officer and Executive Vice President, Development and Construction Services, were amended in January 2016, to, among other items, extend the terms of their agreements (including the severance and change in control benefit protections noted above).

Decisions for 2017

In January 2017, the Compensation Committee approved our executive compensation program for 2017. None of our NEOs received an increase in base salary, target annual cash incentive amounts or in the grant date value of annual equity awards (as approved by the Compensation Committee and used to determine the number of shares subject to the awards) for 2017 compared to the corresponding levels approved by the Compensation Committee for our NEOs for 2016.

As with the annual long-term incentive awards granted to the NEOs in 2016, nearly three-quarters of our CEO’s (and approximately two-thirds of each of our other NEOs’) annual long-term incentive award granted in 2017 is subject to performance-based vesting requirements that cliff-vest at the end of a three-year vesting period, subject to continued service through the end of such performance period. The balance of each NEO’s total annual long-term incentive award granted in 2017 vests ratably in annual installments over a three-year vesting period, subject to continued service through the applicable vesting date. Each annual long-term incentive award granted to our NEOs in 2017 is generally subject to the same terms and conditions as the Company’s annual awards of RSUs granted to the NEOs in 2016, except the design of the performance measures used in connection with the annual performance-based RSUs was changed as follows to include two additional performance vesting metrics: (a) the number of Banked Shares at the end of the first year of the performance period could range from 0% to 150% of the target number of shares subject to the award (and, in the case of the award for Mr. Kilroy, 0% to 175% of the target number of shares subject to the award) based on FFO Per Share performance for 2017, and (b) instead of any Banked Shares being further adjusted (up or down) based solely on the Company’s TSR Percentile Ranking for the three-year performance period, for the 2017 performance-based RSUs, any such Banked Shares will be further adjusted (up or down) as follows: (i) 40% of the Banked Shares will be adjusted (up or down) based on the Company’s relative TSR

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Compensation Discussion and Analysis

performance against other office REIT competitors in the SNL US REIT Office Index over the entire three-year vesting period, (ii) 30% of the Banked Shares will be adjusted (up or down) based on the Company’s average annual growth in FAD over the three-year performance period, and (iii) 30% of the Banked Shares will be adjusted (up or down) based on the Company’s average per share debt to EBITDA ratio over the three-year performance period. The adjustments to the number of Banked Shares that corresponds to the growth in FAD and Debt to EBITDA ratio measures will be made as follows:

If the Company’s avg. annual growth in FAD per share over the performance period is	30% of the shares “banked” are multiplied by the following modifier* (for NEOs except CEO)	30% of the shares “banked” are multiplied by the following modifier* (for CEO)
4% or greater	133.3333%	150%
2.5%	100%	100%
0% or less	66.6667%	50%
* Determined on a pro-rata basis between points

If the Company’s avg. debt to EBITDA ratio over the performance period is	30% of the shares “banked” are multiplied by the following modifier* (for NEOs except CEO)	30% of the shares “banked” are multiplied by the following modifier* (for CEO)
6.25x or less	133.3333%	150%
6.75x	100%	100%
7.25x or greater	66.6667%	50%
* Determined on a pro-rata basis between points

HOW WE MAKE COMPENSATION DECISIONS

Role of Independent Compensation Consultant

The Compensation Committee has sole authority to hire, retain and terminate the services of independent compensation consultants to assist in its decision-making process. The Compensation Committee retained Mercer as its independent compensation consultant in 2016.

Mercer performed a comprehensive review of our 2016 executive compensation program before it was established, including the composition of our peer group, amounts and nature of compensation paid to executive officers, structure of our various compensation programs, design of our annual cash incentive performance measurement framework, performance vesting requirements for our annual long-term incentive awards and appropriate target total direct compensation levels and potential payment and vesting ranges for our executive officers. During 2016, Mercer also provided data to the Compensation Committee on the compensation and relative performance of our peer group, advised and provided peer group data regarding the Company’s compensation arrangements for its non-employee directors, reviewed drafts of the CD&A and related compensation tables for inclusion in the Company’s Proxy Statement filed in 2016, provided advice as the Compensation Committee began its considerations of our executive compensation framework for 2017, and reviewed data in connection with the Compensation Committee’s determination of annual cash incentive and performance-based incentive vesting levels for completed performance periods. A representative of Mercer regularly attends meetings of the Compensation Committee and regularly meets privately in executive session with the Compensation Committee to discuss its recommendations.

Mercer is a subsidiary of Marsh & McLennan Companies, Inc. (collectively, “MMC”), a diversified conglomerate of companies that provide insurance, strategy and human resources consulting services. During 2016, affiliates of MMC other than Mercer received $667,934 in fees for providing services to the Company, and Mercer received $181,400 for its services with respect to executive and director compensation described above. The decision to engage other MMC affiliates to provide services other than assisting the Compensation Committee with executive compensation matters was made by members of management. Although the Compensation Committee did not specifically approve these engagements, the Compensation Committee has

54	Kilroy Realty Corporation

Compensation Discussion and Analysis

reviewed the other services provided by other MMC affiliates and, after consideration of such services and other factors prescribed by the SEC for purposes of assessing the independence of compensation advisors, has determined that no conflicts of interest exist between the Company and Mercer (or any individuals working on the Company’s account on Mercer’s behalf). In reaching this determination, the Compensation Committee considered the following factors, all of which were confirmed by Mercer:

•	Other than the services identified above, MMC provided no services to the Company during 2016;

•	The aggregate amount of fees paid or payable by the Company to MMC for 2016 represented less than 1% of MMC’s total revenue for 2016;

•	Mercer has established Global Business Standards to manage potential conflicts of interest for executive rewards consulting services, which policies and procedures were provided to the Company;

•

There are no business or personal relationships between our Mercer executive remuneration advisors and any member of the Compensation Committee other than in respect of (1) the services provided to the Company by Mercer as described above, or (2) work performed by Mercer for any other company, board of directors or compensation committee for which such Compensation Committee member also serves as an independent director;

•	Our Mercer executive remuneration advisors do not own stock in the Company; and

•

There are no business or personal relationships between our Mercer executive remuneration advisors, Mercer or other MMC affiliates, and any executive officer of the Company other than in respect of the services provided to the Company as described above.

Role of Management in Executive Compensation Planning

Our CEO provides recommendations to the Compensation Committee regarding the compensation of our executive officers (other than for himself). Our CEO further participates in the executive compensation decision-making process as follows:

•	Presents overall results of the Company’s performance and achievement of historical and go-forward business objectives and goals from management’s perspective;

•	Provides evaluations for all other executive officers (including our NEOs); and

•	Reviews peer group information and compensation recommendations and provides feedback regarding the potential impact of proposed compensation decisions.

Our Chief Financial Officer evaluates the financial implications and affordability of the Company’s compensation program. Other executive officers (including other NEOs) may periodically participate in the compensation process and in Compensation Committee meetings at the invitation of the Compensation Committee to advise on performance and/or activity in areas with respect to which these executive officers have particular knowledge or expertise. None of our NEOs are members of the Compensation Committee or otherwise had any role in determining the compensation of the other NEOs.

Market Review and Compensation Peer Group

Our Compensation Committee reviews peer group data to assess the competitiveness of our executive compensation program and to help inform its decision-making process by providing a competitive framework within which to analyze its determinations. The 2016 peer group considered for these purposes (referred to as our “peer group” in this Proxy Statement) was the same as our 2015 peer group, with the exception that PS Business Parks was not included in the 2016 peer group because our Compensation Committee believed it had a different business focus (not office properties) than our Company and was on the lower end of our peer group for total revenue and market capitalization. The 2016 peer group consisted of the 14 publicly-traded REITs shown in the table below. Note that BioMed Realty Trust was included in the 2016 peer group but will not be included in the 2017 peer group because it was acquired by Blackstone and it ceased to publicly disclose financial and pay data during 2016. These 14 publicly-traded REITs had equity market capitalization ranging from approximately $2.9 billion to approximately $19.3 billion as of December 31, 2016, and, as a group, had a median equity market capitalization of approximately $5.1 billion as of December 31, 2016. Our equity market capitalization by comparison was approximately $6.8 billion as of December 31, 2016.

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Compensation Discussion and Analysis

Kilroy Realty Corporation

Peer Group: KRC Alignment Characteristics

Comparable Categories
Company	Equity Market Cap(1)	Total Revenues(2)	Total Assets(3)	Office REITS(4)	Total Revenues(5)	Equity Market Cap(6)	Total Assets(7)	W. Coast Concen- tration(8)
	(MM)	(MM)	(MM)
Boston Properties	$19,342	$2,561	$18,852	✓	—	✓	—	✓
Digital Realty Trust	$15,617	$2,159	$12,193	—	—	✓	✓	✓
SL Green Realty Corp	$10,897	$1,782	$15,858	✓	—	✓	—	—
Realty Income Corp	$14,864	$1,103	$13,153	—	✓	✓	✓	—
Alexandria Real Estate Equities	$ 8,825	$ 922	$10,355	✓	✓	✓	✓	✓
BioMed Realty Trust(9)	—	—	—	✓	✓	✓	✓	✓
Douglas Emmett	$ 5,540	$ 750	$ 7,614	✓	✓	✓	✓	✓
Highwoods Properties	$ 5,111	$ 669	$ 4,561	✓	✓	✓	✓	—
Hudson Pacific Properties	$ 4,737	$ 640	$ 6,679	✓	✓	✓	✓	✓
Mack-Cali Realty Corp	$ 2,603	$ 632	$ 4,297	✓	✓	✓	✓	—
Corporate Office Properties Trust	$ 2,958	$ 576	$ 3,781	✓	✓	✓	✓	—
Piedmont Office Realty Trust	$ 3,037	$ 556	$ 4,449	✓	✓	✓	✓	—
Brandywine Realty Trust	$ 2,892	$ 516	$ 4,099	✓	✓	✓	✓	—
Tanger Factory Outlet Centers	$ 3,400	$ 477	$ 2,526	—	✓	✓	—	—
75th Percentile	$10,897	$1,103	$12,193	—	—	—	—	—
50th Percentile	$ 5,111	$ 669	$ 6,679	—	—	—	—	—
25th Percentile	$ 3,037	$ 576	$ 4,297	—	—	—	—	—
Kilroy Realty Corporation	$ 6,752	$ 638	$ 6,707	—	—	—	—	—
(1)	As of December 31, 2016, based on publicly-available information from the S&P Capital IQ database’s definition of Market Capitalization.
(2)	For the fiscal year ending December 31, 2016, based on publicly-available information from the S&P Capital IQ database’s definition of Total Revenue.
(3)	As of December 31, 2016, based on publicly-available information from the S&P Capital IQ database’s definition of Total Assets.
(4)	Office REITS as defined by the GICS Office REIT Sub-Industry.
(5)	Comparable firms based on total revenues defined as those that fall within 0.9x – 1.7x of the Company’s revenue level based on the information summarized in the chart.
(6)	Comparable firms based on equity market capitalization defined as those that fall within 0.4x – 1.6x of the Company’s market capitalization as of December 31, 2016.
(7)	Comparable firms based on asset size defined as those that fall within 0.6x – 1.8x of the Company’s asset size as of the most recently reported fiscal quarter on February 16, 2017.
(8)	Defined as possessing a significant portfolio of properties on the West Coast and/or being a significant West Coast talent competitor.
(9)

The company is not included in our 2017 peer group, and revenue, market capitalization and total asset data is not included in the table above, because the company was acquired by Blackstone and ceased trading on the NYSE in 2016.

Peer group compensation analyses for 2016, together with other reports and information prepared by Mercer for the Compensation Committee, were used by the Compensation Committee to evaluate our executive compensation program generally and to inform its decision-making process. Differences in compensation levels for our NEOs are driven by the Compensation Committee’s assessment, in its judgment, of each of our executive’s responsibilities, experience and compensation levels for similar positions at companies in the peer group. Our pay positioning versus the peer group also incorporates the degree of expertise and experience needed to oversee and direct our active portfolio management strategy. For example, our strategy requires different skill sets than executives who focus primarily on managing cash flows from a more

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Compensation Discussion and Analysis

static investment portfolio. Further, our compensation levels reflect the need to attract, retain and incentivize talented and experienced individuals in the highly competitive West Coast employment and commercial real estate markets.

For 2016, the Compensation Committee did not set compensation levels at any specific level or percentile against the peer group data. Except as otherwise noted in this CD&A, the Compensation Committee’s executive compensation determinations are subjective and the result of the Compensation Committee’s business judgment, which is informed by the experiences of the members of the Compensation Committee, the analysis and input from, and peer group data provided by, the Compensation Committee’s independent executive compensation consultant, as well as the Compensation Committee’s assessment of overall compensation trends and trends specific to the REIT market.

COMPENSATION GOVERNANCE PRACTICES

We maintain a number of compensation and governance-related policies that we believe represent current best practices. Below is a summary of our executive compensation and other compensation-related governance practices.

Compensation Governance Practices

•      Clawback policy

•      Anti-hedging policy

•      Anti-pledging policy

•      Minimum stock ownership guidelines for executives

•      Minimum stock ownership guidelines for non-employee directors

•      Stock holding requirements

•      No single trigger change in control in any employment agreement

•      No excise tax gross-ups

•      Related party transactions policy

•      No repricing of underwater stock options without stockholder approval

•      Independent compensation consultant

•      Regular stockholder engagement

Compensation Clawback Policy

We maintain a clawback policy under which we may require reimbursement and/or cancellation of any bonus or other incentive compensation, including equity-based compensation, awarded to our executive officers under certain circumstances in the event of a restatement of our financial statements. Under our clawback policy, subject to the discretion and approval of our Board, we may require reimbursement and/or cancellation of any bonus or other incentive compensation, including equity-based compensation, awarded to an executive officer, in any case where all of the following factors are present: (i) the award was predicated upon the achievement of certain financial results during the three fiscal years preceding the date of the Company’s most recent audited balance sheet (or any interim or other portion of such period of three fiscal years, or any more recent period) that were subsequently the subject of an accounting restatement due to material noncompliance by us with any financial reporting requirements under securities laws; (ii) the Board determines that the executive officer engaged in misconduct that was a substantial contributing cause to the need for the restatement; and (iii) a lower award would have been made to the executive officer based upon the restated financial results. In each such instance, we may recover the individual executive officer’s entire annual bonus in addition to any gain received from the award within the relevant period, plus a reasonable rate of interest. These clawback provisions are in addition to provisions of our employment agreement with Mr. Kilroy, and the provisions of the Non-Competition, Non-Solicitation and Non-Disclosure Agreements we have entered into with our other NEOs, described below under “Named Executive Officer Compensation Tables — Potential Payments Upon Termination or Change in Control” that provide for the executive to forfeit certain equity awards if he fails to comply with certain restrictive covenants in our favor.

Kilroy Realty Corporation	57

Compensation Discussion and Analysis

Anti-Hedging Policy

We maintain a policy that restricts our directors, officers, other employees and their family members from engaging in any transaction that might allow them to gain from declines in the price of Company securities. Specifically, we prohibit transactions by these individuals using derivative securities, or otherwise participating in hedging, “stop loss” or other speculative transactions involving Company securities, including short-selling Company securities, trading in any puts, calls, covered calls or other derivative products involving Company securities, or writing purchase or call options, short sales and other similar transactions.

Anti-Pledging Policy

We have a policy prohibiting our NEOs and other Section 16 officers from pledging, or using as collateral, Company securities in order to secure personal loans, lines of credit or other obligations, which includes holding Company securities in an account that has been margined. Exceptions to this policy are granted where the securities pledged (i) are not needed to satisfy the minimum ownership level required by the Company’s stock ownership guidelines, as discussed below, (ii) do not total more than 10% of the individual’s total beneficial ownership of Company securities and (iii) are not utilized as part of any hedging strategy that would potentially immunize the individual against economic exposure to such securities. In addition, our Board may grant other exceptions to this policy in such circumstances as it may consider appropriate; no such other exceptions have been made.

Minimum Stock Ownership Guidelines

As part of our compensation objectives, we believe that our NEOs should hold a significant amount of the Company’s stock to link their long-term economic interests directly to those of our stockholders. Accordingly, we maintain minimum stock ownership guidelines applicable to all of our NEOs. We believe that these guidelines, reflected in the table below, constitute significant amounts for our NEOs and provide a substantial link between the interests of our NEOs and those of our stockholders. Under our minimum stock ownership guidelines, each NEO has six years from the point of first being subject to the guidelines to satisfy the minimum guideline level of ownership. As of December 31, 2016, all of our NEOs continue to meet the minimum guideline level of ownership.

Named Executive	Ownership Requirement as a % of Base Salary	Ownership Requirement Met as of December 31, 2016
John Kilroy	600%	Yes
Jeffrey Hawken	300%	Yes
Tyler Rose	300%	Yes
David Simon	300%	Yes
Justin Smart	300%	Yes

Stock Holding Requirements

Our stock ownership guidelines provide that, if an executive falls short of the applicable level of stock ownership, the executive is expected to hold (and not sell) at least 50% of the net shares acquired upon exercise, vesting or payment, as the case may be, of any equity award granted by us to the executive. “Net shares” for this purpose means the total number of shares acquired by the executive upon exercise, vesting or payment, as the case may be, of the award, after reduction for shares having a fair market value equal to the exercise price of the award (in the case of a stock option) and after reduction for shares having a fair market value equal to the executive’s expected tax liability resulting from the exercise, vesting or payment of the award.

No Single Trigger Change in Control Severance Provisions

None of our executives’ employment agreements provide “single trigger” severance arrangements, meaning that severance benefits aren’t triggered simply because a change in control transaction occurs.

58	Kilroy Realty Corporation

Compensation Discussion and Analysis

No Excise Tax Gross-Ups

None of our executives’ employment agreements provide for tax “gross-up” payments.

Tax Considerations

Section 162(m) generally limits the deductibility of compensation paid to certain of our executive officers. To qualify for deductibility under Section 162(m), compensation in excess of $1,000,000 paid by us to our NEOs (other than the chief financial officer) during any year must qualify as “performance-based compensation” as determined under Section 162(m). Compensation generally qualifies as performance-based, if among other requirements, it is payable only upon the attainment of pre-established, objective performance criteria based on performance goals that have been approved by our stockholders.

The Compensation Committee’s policy is to take Section 162(m) into account in establishing compensation of our executive officers. However, while the tax impact of any compensation arrangement is one factor considered, such impact is evaluated by the Compensation Committee in light of the Company’s overall compensation philosophy and objectives. The Compensation Committee may therefore design and award compensation for our executive officers that is not fully deductible if it determines that such approach is consistent with our philosophy and is in our and our stockholders’ best interests. In addition, we believe that we qualify as a REIT under the Internal Revenue Code and are not subject to federal income taxes, meaning that the payment of compensation that does not satisfy the requirements of Section 162(m) should not have a material adverse consequence to us, provided we continue to remain qualified as a REIT under the Internal Revenue Code. The Compensation Committee reserves the right to design programs that recognize a full range of factors and performance criteria important to our success, even where the compensation paid under such programs may not be deductible.

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Compensation Committee Matters

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed our Compensation Discussion and Analysis section with management and, based on the review and discussions, recommended to the Board that the Compensation Discussion and Analysis section be included in this Proxy Statement on Schedule 14A.

Executive Compensation Committee

Edward Brennan, PhD, Chairman

Jolie Hunt

Gary Stevenson

The foregoing report of the Compensation Committee is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Dr. Brennan, Mr. Stevenson and Ms. Hunt were members of the Compensation Committee during all of 2016. No one who served on the Compensation Committee at any time during 2016 is or has been an executive officer of the Company or had any relationships requiring disclosure by the Company under the rules of the SEC requiring disclosure of certain relationships and related party transactions. None of our executive officers who served as a director of the Company or as a member of the Compensation Committee during the year ended December 31, 2016 served as a director or a member of a compensation committee (or other committee serving an equivalent function) for any other entity.

60	Kilroy Realty Corporation

Named Executive Officer Compensation Tables

The Summary Compensation Table quantifies the value of the different forms of compensation earned by or awarded to our NEOs for 2014, 2015 and 2016. The primary elements of each NEO’s total compensation reported in the table are base salary, an annual cash incentive (bonus) and long-term incentive equity awards. Our NEOs also received the other benefits listed in column (i) of the Summary Compensation Table, as further described in the footnotes to the table.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each NEO’s employment agreement regarding base salary and annual cash incentive amounts is provided immediately following the Summary Compensation Table. The Grants of Plan-Based Awards table, and the accompanying description of the material terms of the annual cash and equity incentive awards granted in 2016, provides information regarding the awards granted to our NEOs in 2016. The Outstanding Equity Awards at Fiscal Year End and Option Exercises and Stock Vested tables provide further information on the NEOs’ potential realizable value and actual value realized with respect to their equity awards.

SUMMARY COMPENSATION TABLE – 2014, 2015 AND 2016

The following table sets forth summary information regarding compensation of our NEOs for all services rendered to us in all capacities in 2014, 2015 and 2016.

Name & Principal Position(s)	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Comp- ensation (2)	Change in Pension Value & Non-qualified Deferred Comp- ensation Earnings	All Other Compen- sation (3)	Total (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
John Kilroy	2016	$1,225,000	—	$5,841,535	—	$3,800,000	—	$520,494	$11,387,029
President and Chief	2015	$1,225,000	—	$6,020,797	—	$3,800,000	—	$509,604	$11,555,401
Executive Officer	2014	$1,225,000	$3,700,000	$5,525,385	—	—	—	$484,776	$10,935,162
Jeffrey Hawken	2016	$ 675,000	—	$3,912,258	—	$1,600,000	—	$160,846	$ 6,348,104
Executive Vice President and	2015	$ 675,000	—	$1,903,684	—	$1,600,000	—	$151,803	$ 4,330,487
Chief Operating Officer	2014	$ 675,000	$1,600,000	$2,087,380	—	—	—	$175,816	$ 4,538,196
Tyler Rose	2016	$ 500,000	—	$1,666,698	—	$ 700,000	—	$111,520	$ 2,978,218
Executive Vice President,	2015	$ 500,000	—	$1,696,966	—	$ 700,000	—	$112,980	$ 3,009,946
Chief Financial Officer and Secretary	2014	$ 500,000	$ 750,000	$1,227,904	—	—	—	$100,352	$ 2,578,256
David Simon(5)	2016	$ 500,000	—	$1,515,221		$ 650,000	—	$118,358	$ 2,783,579
Executive Vice President,	2015	$ 500,000	—	$1,542,704	—	$ 650,000	—	$111,238	$ 2,803,942
Southern California
Justin Smart	2016	$ 500,000	—	$1,515,221	—	$ 700,000	—	$112,581	$ 2,827,802
Executive Vice President, Development	2015	$ 500,000	—	$1,542,704	—	$ 700,000	—	$108,852	$ 2,851,556
and Construction Services	2014	$ 500,000	$ 750,000	$ 857,971	—	—	—	$101,310	$ 2,209,281
(1)

The amounts reported in columns (e) and (f) of the table above for each year reflect the aggregate accounting fair value of stock awards and option awards, respectively, granted in the applicable year as computed in accordance with FASB Accounting Standard Codification (“ASC”) Topic 718, Compensation – Stock Compensation (determined as of the grant date of the awards, as the grant date of the awards is determined for accounting purposes). For information on the assumptions used in the accounting fair value computations, refer to Note 15 “– Share-Based Compensation” in the Notes to Consolidated Financial Statements in the Company’s 2016 Form 10-K filed with the SEC.

As discussed in the CD&A, in 2014, 2015 and 2016 the Company awarded performance-based RSUs to the NEOs, the vesting of which is subject, in part, to the Company’s performance. As required by applicable SEC rules, the accounting fair value of these awards was determined based on the probable outcome (determined as of the grant date of the awards, as the grant date of the awards is determined for accounting purposes) of the performance-based conditions applicable to the awards. For these purposes, as of the grant date of the awards (as determined for accounting purposes) the Compensation Committee determined that the “target” level of performance was the probable outcome of the applicable performance-based conditions. Accordingly, the accounting fair value of

Kilroy Realty Corporation	61

Named Executive Officer Compensation Tables

these awards is included for the NEOs as Stock Award compensation for the year in which the grant was made based on the “target” number of shares subject to the awards. Under the terms of these awards at grant, between zero and 200% (0% to 225% in the case of the awards granted to our CEO in 2015 and 2016) of the target number of shares subject to the awards can vest, based on performance and the other vesting conditions applicable to the awards. The following tables present the accounting fair value (determined as described above) of the performance-based RSUs awarded to the NEOs in 2014, 2015 and 2016 under two sets of assumptions: (a) assuming that the target level of performance would be achieved, which we originally judged to be the probable outcome, and (b) assuming that the highest level of performance condition would be achieved (200% of the target level; 225% in the case of the awards granted to our CEO in 2015 and 2016) based on maximum performance against the FFO Per Share target and the maximum TSR Percentile Ranking.

	2014 Performance-Based RSUs
Executive Officers	Accounting Fair Value (Based on Probable Outcome)	Accounting Fair Value (Based on Maximum Performance)
John Kilroy	$3,777,918	$7,555,836
Jeffrey Hawken	$1,426,823	$2,853,646
Tyler Rose	$ 839,993	$1,679,985
David Simon	$ 566,736	$1,133,473
Justin Smart	$ 566,736	$1,133,473

	2015 Performance-Based RSUs
Executive Officers	Accounting Fair Value (Based on Probable Outcome)	Accounting Fair Value (Based on Maximum Performance)
John Kilroy	$4,520,778	$10,171,689
Jeffrey Hawken	$1,286,649	$ 2,573,219
Tyler Rose	$1,146,909	$ 2,293,739
David Simon	$1,042,673	$ 2,085,267
Justin Smart	$1,042,673	$ 2,085,267

	2016 Performance-Based RSUs
Executive Officers	Accounting Fair Value (Based on Probable Outcome)	Accounting Fair Value (Based on Maximum Performance)
John Kilroy	$4,341,488	$9,768,304
Jeffrey Hawken	$1,252,678	$2,505,298
Tyler Rose	$1,116,656	$2,233,255
David Simon	$1,015,168	$2,030,279
Justin Smart	$1,015,168	$2,030,279

(2)	As described in the CD&A, each of the NEOs received an annual cash incentive under the Company’s 2016 annual incentive program in the amount reported in column (g) of the table.

(3)	The following table identifies the components of the amounts reported in the “All Other Compensation” column of the table for each NEO in 2016:

Executive Officers	Employee Healthcare Premiums	Medical Allowance	Life & Disability Insurance Premiums	Company Contributions to Deferred Compensation Plan	Company Contributions to 401(k)	Travel and Auto- mobile Related Expenses	Home Office/Other Expenses	Financial Planning Services	Club Dues	Total Benefits
John Kilroy	$7,347	$25,000	$274,752	$122,500	$12,000	$60,099	$3,176	—	$15,620	$520,494
Jeffrey Hawken	$7,347	$25,000	—	$ 67,500	$12,000	$30,843	$5,762	—	$12,394	$160,846
Tyler Rose	$7,347	$25,000	—	$ 50,000	$12,000	$14,019	$2,200	$954	—	$111,520
David Simon	$7,347	$25,000	—	$ 50,000	$12,000	$23,311	$ 700	—	—	$118,358
Justin Smart	$7,347	$25,000	—	$ 50,000	$12,000	$18,234	—	—	—	$112,581

As discussed under “Certain Relationships and Related Transactions,” during 2016 the Company was a party to a time-sharing agreement with each of the NEOs for the lease from time to time by the NEOs of an aircraft that is owned by the Company. Our senior executives are actively involved in managing and overseeing the Company’s activities over a broad geographic area. The Company owns the aircraft to help maximize the business time and effectiveness of our executive team and avoid the time and scheduling constraints

62	Kilroy Realty Corporation

Named Executive Officer Compensation Tables

associated with commercial air travel. The NEOs may, pursuant to the time-sharing agreement, use the aircraft for personal travel when the aircraft is not being used for business purposes. In addition, if there is open space available on a flight that has been arranged for business purposes, a non-business guest of a NEO may on occasion travel on that flight. Except for $1,262 of costs included in the travel column above for our CEO, the aggregate incremental costs, as discussed under “Certain Relationships and Related Transactions,” of any personal use of the aircraft by an NEO during 2016 were paid for by the NEO pursuant to the NEO’s time-sharing agreement.

(4)

The amounts reported in column (j) of the table above include amounts that have been deferred under our Deferred Compensation Plan. For further information regarding our Deferred Compensation Plan, see above under “Compensation Discussion and Analysis – Deferred Compensation Plan.” For an additional description of the amounts deferred, see the Nonqualified Deferred Compensation table below.

(5)	Mr. Simon became an NEO of the Company in 2015. In accordance with applicable SEC rules, only compensation information for the years in which he was an NEO are included.

Employment Agreements – Salary and Annual Cash Incentive (Bonus) Amounts

We have entered into employment agreements with each of Messrs. Kilroy, Hawken, Rose and Smart. During 2016, we did not have an employment agreement with Mr. Simon.

John Kilroy

Mr. Kilroy entered into an amended and restated employment agreement with the Company effective January 1, 2012. The term of Mr. Kilroy’s amended and restated employment agreement is scheduled to end on December 31, 2018, subject to earlier termination in connection with a termination of Mr. Kilroy’s employment, and is not subject to automatic extensions of the term. The agreement provides for an initial annual base salary of $1,225,000 and that the Compensation Committee will review Mr. Kilroy’s base salary each year during the term of the agreement and has discretion to increase (but not decrease) his base salary level. The agreement also provides for Mr. Kilroy’s target annual cash incentive award (bonus) to be set at $3,000,000 and his annual equity incentive award to be set at $3,000,000, with the Compensation Committee to determine Mr. Kilroy’s actual cash and equity incentive award amounts each year. Mr. Kilroy consented to reductions of his target cash incentive award amount to $2,450,000 for 2014, and $2,700,000 for each of 2015, 2016 and 2017. The agreement also provides for Mr. Kilroy to participate in the Company’s long-term incentive plan applicable to senior executives, pursuant to which the Compensation Committee has the discretion to grant certain equity awards, as well as participation in the Company’s executive and employee compensation and benefit plans and programs, reimbursement of business expenses, an auto allowance, an annual physical examination, an annual payment equal to $130,768 for Mr. Kilroy’s supplemental life insurance premiums and an annual payment up to $150,000 for Mr. Kilroy’s disability insurance premiums. Mr. Kilroy’s amended and restated employment agreement does not provide for tax gross-up payments from us for any elements of compensation, including for excise taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. Provisions of Mr. Kilroy’s agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this Proxy Statement.

Jeffrey Hawken

Mr. Hawken entered into an amended and restated employment agreement with the Company effective December 31, 2015. The term of Mr. Hawken’s amended and restated employment agreement is scheduled to end on March 1, 2019, subject to earlier termination in connection with a termination of Mr. Hawken’s employment, and is not subject to automatic extensions of the term. The agreement provides for an initial annual base salary of $675,000 and that the Compensation Committee will review Mr. Hawken’s base salary each year during the term of the agreement and has discretion to increase (but not decrease) his base salary level. The agreement also provides for Mr. Hawken’s target annual cash incentive award to be set at 200% of his annual base salary and his annual equity incentive award to have a target grant date fair value of not less than 200% of his annual base salary. The agreement also provides for Mr. Hawken to participate in any outperformance incentive award plan applicable to senior executives that may be adopted by the Board, as well as participation in the Company’s executive and employee compensation and benefit plans and programs, including an auto allowance, an annual physical examination and an annual payment up to $25,000 for tax and financial planning services. Mr. Hawken’s employment agreement does not provide for tax gross-up payments from us for any elements of compensation, including for excise taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. Provisions of Mr. Hawken’s agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this Proxy Statement.

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Tyler Rose

Mr. Rose entered into a new employment agreement with the Company effective January 28, 2016. The term of the new employment agreement is scheduled to end on March 1, 2019, subject to earlier termination in connection with a termination of Mr. Rose’s employment, and is subject to automatic one-year extensions of the term each year unless either party provides notice that the agreement will not be extended. The new employment agreement provides for an initial annual base salary of $500,000 and provides that the Compensation Committee will review Mr. Rose’s base salary each year during the term of the agreement and has discretion to increase (but not decrease) his base salary level. The agreement also provides for Mr. Rose’s target annual cash incentive award to be set at not less than 100% of his annual base salary and his annual equity incentive award to have a target grant date value of not less than 100% of his annual base salary. The agreement also provides for Mr. Rose to participate in any outperformance incentive award plan applicable to senior executives that may be adopted by the Board, as well as participation in the Company’s executive and employee compensation and benefit plans and programs and reimbursement of business expenses. Mr. Rose’s employment agreement does not provide for tax gross-up payments from us for any elements of compensation, including for excise taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. Provisions of Mr. Rose’s agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this Proxy Statement.

Justin Smart

Mr. Smart entered into a new employment letter agreement with the Company dated January 28, 2016. The term of the employment letter agreement is scheduled to end on March 1, 2019, subject to earlier termination in connection with a termination of Mr. Smart’s employment, and is subject to automatic one-year extensions of the term each year unless either party provides notice that the letter agreement will not be extended. The new agreement provides for an initial base salary of $500,000 and provides that the Compensation Committee will review Mr. Smart’s base salary each year during the term of the agreement and has discretion to increase (not decrease) his base salary level. The agreement also provides for Smart’s target annual cash incentive award to be set at not less than 100% of his annual base salary and his annual equity incentive award to have a target grant date value of not less than 100% of his annual base salary. The agreement also provides for Mr. Smart to participate in the Company’s executive and employee benefit plans and programs. Mr. Smart’s employment letter agreement does not provide for tax gross-up payments from us for any elements of compensation, including for excise taxes imposed pursuant to Sections 280G and 4999 of the Internal Revenue Code. Provisions of Mr. Smart’s agreement relating to outstanding equity incentive awards and post-termination of employment benefits are discussed under the applicable sections of this Proxy Statement.

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GRANTS OF PLAN-BASED AWARDS – 2016

The following table sets forth summary information regarding the incentive awards granted to our NEOs during 2016.

	Grant Date(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(2)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
John Kilroy	01/28/2016	—	—	—	—	—	—	26,677	—	—	$1,500,048
	01/28/2016	—	—	—	37,792	75,583	170,061	—	—	—	$4,341,488
	01/28/2016	—	$2,700,000	$4,050,000	—	—	—	—	—	—	—
Jeffrey Hawken	01/09/2016	—	—	—	—	—	—	16,955	—	—	$1,000,006
	01/09/2016	—	—	—	—	16,955	—	—	—	—	$1,042,563
	01/28/2016	—	—	—	—	—	—	10,973	—	—	$617,012
	01/28/2016	—	—	—	10,973	21,946	43,891	—	—	—	$1,252,678
	01/28/2016	—	$1,350,000	$2,025,000	—	—	—	—	—	—	—
Tyler Rose	01/28/2016	—	—	—	—	—	—	9,782	—	—	$550,042
	01/28/2016	—	—	—	9,782	19,563	39,125	—	—	—	$1,116,656
	01/28/2016	—	$500,000	$750,000	—	—	—	—	—	—	—
David Simon	01/28/2016	—	—	—	—	—	—	8,893	—	—	$550,053
	01/28/2016	—	—	—	8,893	17,785	35,569	—	—	—	$1,015,168
	01/28/2016	—	$500,000	$750,000	—	—	—	—	—	—	—
Justin Smart	01/28/2016	—	—	—	—	—	—	8,893	—	—	$550,053
	01/28/2016	—	—	—	8,893	17,785	35,569	—	—	—	$1,015,168
	01/28/2016	—	$500,000	$750,000	—	—	—	—	—	—	—
(1)	The table includes the target and maximum 2016 annual cash incentives for the NEOs, as well as the time-based RSUs and performance-based RSUs that were granted to each of the NEOs in 2016.

(2)

The threshold level of performance-based RSUs is presented based on achieving the threshold level of FFO Per Share performance with respect to awards and without giving effect to any adjustment for the Company’s TSR Percentile Ranking.

(3)

These amounts present the aggregate accounting fair value of the equity awards computed in accordance with FASB ASC Topic 718, Compensation – Stock Compensation determined as of the grant date of the awards. For information on the assumptions used in the accounting fair value computations, refer to Note 15 “– Share-Based Compensation” in the Notes to Consolidated Financial Statements in the Company’s 2016 Form 10-K filed with the SEC. Also see footnote (1) to the Summary Compensation Table above.

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DESCRIPTION OF PLAN-BASED AWARDS

Columns (d) and (e) of the Grants of Plan-Based Awards table above report the target and maximum, respectively, annual cash incentive award levels for our NEOs for 2016. Each NEO could earn an annual cash incentive award for 2016 between 0% and 150% (the maximum) of his target annual cash incentive award level based on 2016 performance. The 2016 annual cash incentive awards actually paid to our NEOs are presented in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.” See the “Annual Cash Incentives” section of the CD&A for a discussion of our performance measurement framework and the 2016 annual cash incentive awards for our NEOs.

Each of the equity incentive awards reported in the above table was granted under, and is subject to, the terms of the 2006 Plan. The Compensation Committee administers the 2006 Plan. The Compensation Committee has authority to interpret the plan provisions and to make all required determinations under the plan. Awards granted under the plan are generally only transferable by the NEO by will or the laws of descent and distribution.

Each NEO may be entitled to accelerated vesting of his outstanding equity incentive awards upon certain terminations of employment with the Company or if the awards are to be terminated in connection with a change in control of the Company. The terms of this accelerated vesting are described in this section and below under “– Potential Payments Upon Termination or Change in Control.”

Time-Based RSUs

Column (i) of the Grants of Plan-Based Awards table above reports awards of RSUs granted to our NEOs in January 2016 that vest based solely on the executive’s continued employment or service with the Company, including the time-based vesting portion of the special award made to Mr. Hawken. Each RSU represents a contractual right to receive one share of our common stock. Payment will generally be made as the RSUs become vested, although the NEO may elect to have the RSUs paid on a deferred basis. Each of these awards, other than the special award made to Mr. Hawken, is subject to a three-year vesting schedule, with one-third of the award vesting on January 5th in each of the three years following the year of the grant date. Mr. Hawken’s special award is subject to a four-year vesting schedule, with one-fourth of the award vesting on December 31st in the year of the grant date and on December 31st in each of next three years following the year of the grant date. Subject to the NEO’s employment agreement or the award agreement evidencing the RSUs, if an NEO’s employment terminates for any reason during the vesting period, any RSUs that have not previously vested will terminate.

The NEO does not have the right to vote or dispose of the RSUs subject to these awards, but does have the right to receive dividend equivalents (in cash or stock) based on the amount of dividends (if any) paid by the Company during the term of the award on a number of shares equal to the number of outstanding and unpaid RSUs then subject to the award. Such payments are made at the same time the related dividends are paid to our stockholders.

Performance-Based RSUs

Columns (f) through (h) of the Grants of Plan-Based Awards table above report awards of performance-based RSUs granted to our NEOs in January 2016, including the performance-based vesting portion of the special award made to Mr. Hawken. Each performance-based RSU represents a contractual right to receive one share of our common stock if the applicable performance-based and time-based vesting requirements are satisfied.

As described more fully above under “Compensation Discussion and Analysis — 2016 Named Executive Officer Compensation,” the percentage of the performance-based RSUs, other than the special award made to Mr. Hawken, that would become eligible to vest based on the performance-based vesting requirements applicable to the award would range from 0% to 200% of the RSUs subject to the award (0% to 225% in the case of the award granted to our CEO) depending on the Company’s FFO Per Share for 2016 and on its TSR Percentile Ranking relative to the Company’s peer group for the 2016-2018 performance period.

For 2016, the FFO Per Share performance condition was determined to have been satisfied at the 143.65% level. Accordingly, between 95.8% and 191.5% of the target number of RSUs subject to each performance award (71.8% to 215.5% in the case of the award granted to our CEO) is eligible to vest based on the Company’s TSR Percentile Ranking for 2016-2018 and on the

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NEO’s continued employment through the date the Compensation Committee determines the level of achievement of the performance goals. Subject to the NEO’s employment agreement or the award agreement evidencing the performance-based RSUs, if an NEO’s employment terminates for any reason during the performance period, any RSUs that have not previously vested will terminate.

In general, for purposes of these performance awards, “FFO Per Share” means the Company’s funds from operations during 2016, determined in accordance with the White Paper on Funds From Operations approved by the Board of Governors of the National Association of Real Estate Investment Trusts, adjusted to exclude the impact of acquisition-related expenses, non-cash charges, non-budgeted compensation costs, any expense associated with variable accounting for certain equity-based awards, the impact of mergers and similar corporate transactions, the impact of other extraordinary items not completed by the Compensation Committee on the grant date and including revenue that would have been included in earnings but is not recognized due to tenant delays, divided by the weighted average common shares of the Company outstanding for 2016, calculated on a diluted basis, including participating share-based awards (i.e., nonvested stock and time-based RSUs), the dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding. If the Company’s FFO Per Share for 2016 was $3.27, the FFO Per Share modifier would be 50%. If the Company’s FFO Per Share for 2016 was $3.42 (target), the FFO Per Share modifier would be 100%. If the Company’s FFO Per Share for 2016 was $3.57 or greater, the FFO Per Share modifier would be 150%. For an FFO Per Share amount between these levels, the FFO Per Share modifier would be determined on a pro-rata basis.

In general, for purposes of these awards, the “TSR Percentile Ranking” will be determined as follows: For each of 2016, 2017 and 2018, the percentile ranking of the Company’s TSR for such year (the “TSR Percentile”) will be determined against the TSRs for such year for the companies included in the SNL US REIT Office Index on the grant date of the awards that remain included in such Index through the end of the particular year. These calculations will be based on average stock prices during the twenty-trading day period immediately prior to the start of the applicable year and the twenty-trading day period at the end of the applicable year, assuming dividend reinvestment and adjusted to mitigate the impact of stock splits, stock dividends and reverse stock splits. The Company’s TSR Percentile for each of 2016, 2017 and 2018 will be averaged, and that average will constitute the TSR Percentile Ranking for the 2016-2018 period. If the TSR Percentile Ranking is the 80th percentile or greater, the TSR modifier will be 133.3333% (150% in the case of the award granted to our CEO). If the TSR Percentile Ranking is the 40th percentile or greater, but equal to or less than the 60th percentile, the TSR modifier will be 100%. If the TSR Percentile Ranking is the 20th percentile or lower, the TSR modifier will be 66.6666% (50% in the case of the award granted to our CEO). For a TSR Percentile Ranking between these levels, the TSR modifier will be determined on a pro-rata basis.

As described more fully above under “Compensation Discussion and Analysis – 2016 Named Executive Officer Compensation,” the performance-based RSUs for the special award made to Mr. Hawken will become eligible to vest in four equal installments over the four-year performance period from 2016 through 2019 if the Company achieves certain performance goals. One-fourth of the performance-based RSUs subject to the award will become eligible to vest if the Company achieves one of the following performance goals, subject to Mr. Hawken’s continued employment through the end of the applicable year: (1) achievement of an annual TSR equal to 7.5% for the applicable calendar year or (2) achievement of a TSR that exceeds the TSR for the SNL US REIT Office Index for the applicable calendar year. For any year during the performance period that the Company fails to meet either performance goal, such unvested performance-based RSUs will remain eligible to vest through the end of the performance period and will vest if the Company achieves an annualized TSR over the term of the award equal to 7.5% in any subsequent year in the performance period.

Vested performance-based RSUs are payable in an equal number of shares of our common stock. Payment will generally be made as the RSUs become vested, although the NEO may elect to have the RSUs paid on a deferred basis. The NEO does not have the right to vote or dispose of the performance-based RSUs, but does have the right to receive dividend equivalents (in cash or stock) based on the amount of dividends (if any) paid by the Company during the term of the award on a number of shares equal to the number of outstanding and unpaid performance-based RSUs then subject to the award. Such payments are generally made at the same time the related dividends are paid to our stockholders. However, dividend equivalents that would otherwise be paid during the applicable performance period under these awards will instead accrue and be paid at the end of the performance period only if the related performance goals for the award are satisfied.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END – 2016

The following table sets forth summary information regarding the outstanding equity awards held by each of our NEOs as of December 31, 2016, including the vesting dates for the portions of these awards that had not vested as of that date.

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)		(i)	(j)		(k)
John Kilroy	01/30/2012	—	—		—	—	—	11,987	(2)	$877,688	—		—
	02/22/2012	—	150,000	(3)	—	$42.61	2/22/2022	—		—	—		—
	03/30/2012	—	—		—	—	—	29,498	(4)	$2,159,844	—		—
	03/30/2012	—	—		—	—	—	—		—	29,499	(5)	$2,159,917
	01/10/2013	—	—		—	—	—	12,274	(6)	$898,702	—		—
	01/10/2013	—	—		—	—	—	12,274	(6)	$898,702	—		—
	01/29/2014	—	—		—	—	—	15,410	(6)	$1,128,317	—		—
	01/29/2014	—	—		—	—	—	—		—	92,458	(7)	$6,769,787
	01/27/2015	—	—		—	—	—	13,778	(6)	$1,008,850	—		—
	01/27/2015	—	—		—	—	—	—		—	87,832	(8)	$6,431,023
	01/28/2016	—	—		—	—	—	27,117	(9)	$1,985,476	—		—
	01/28/2016	—	—		—	—	—	—		—	110,363	(10)	$8,080,812
Jeffrey Hawken	01/30/2012	—	—		—	—	—	5,394	(2)	$394,949	—		—
	02/22/2012	—	50,000	(3)	—	$42.61	2/22/2022	—		—	—		—
	01/10/2013	—	—		—	—	—	4,602	(6)	$336,958	—		—
	01/10/2013	—	—		—	—	—	4,602	(6)	$336,958	—		—
	04/04/2013	—	—		—	—	—	3,182	(11)	$232,986	—		—
	04/04/2013	—	—		—	—	—	—		—	3,182	(12)	$232,986
	01/29/2014	—	—		—	—	—	5,825	(6)	$426,498	—		—
	01/29/2014	—	—		—	—	—	—		—	34,919	(7)	$2,556,776
	01/27/2015	—	—		—	—	—	5,667	(6)	$414,971	—		—
	01/27/2015	—	—		—	—	—	—		—	25,504	(8)	$1,867,369
	01/09/2016	—	—		—	—	—	12,717	(13)	$931,139	—		—
	01/28/2016	—	—		—	—	—	—		—	12,717	(14)	$931,139
	01/28/2016	—	—		—	—	—	11,154	(9)	$816,682	—		—
	01/28/2016	—	—		—	—	—	—		—	32,045	(10)	$2,346,315
Tyler Rose	01/30/2012	—	—		—	—	—	2,397	(2)	$175,508	—		—
	02/22/2012	—	25,000	(3)	—	$42.61	2/22/2022	—		—	—		—
	01/10/2013	—	—		—	—	—	2,046	(6)	$149,808	—		—
	01/10/2013	—	—		—	—	—	2,046	(6)	$149,808	—		—
	01/29/2014	—	—		—	—	—	3,421	(6)	$250,461	—		—
	01/29/2014	—	—		—	—	—	—		—	20,557	(7)	$1,505,213
	01/27/2015	—	—		—	—	—	5,053	(6)	$369,978	—		—
	01/27/2015	—	—		—	—	—	—		—	22,734	(8)	$1,664,558
	01/28/2016	—	—		—	—	—	9,943	(9)	$728,040	—		—
	01/28/2016	—	—		—	—	—	—		—	28,565	(10)	$2,091,541

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Named Executive Officer Compensation Tables

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(i)	(j)		(k)
David Simon	01/10/2013	—	—	—	—	—	1,718	(6)	$125,792	—		—
	01/10/2013	—	—	—	—	—	1,718	(6)	$125,792	—		—
	01/29/2014	—	—	—	—	—	2,568	(6)	$188,001	—		—
	01/29/2014	—	—	—	—	—	—		—	13,870	(7)	$1,015,556
	01/27/2015	—	—	—	—	—	4,593	(6)	$336,309	—		—
	01/27/2015	—	—	—	—	—	—		—	20,668	(8)	$1,513,276
	01/28/2016	—	—	—	—	—	9,040	(9)	$661,875	—		—
	01/28/2016	—	—	—	—	—	—		—	25,969	(10)	$1,901,449
Justin Smart	01/30/2012	—	—	—	—	—	1,678	(2)	$122,863	—		—
	02/22/2012	16,000	4,000 (3)	—	$42.61	2/22/2022	—		—	—		—
	01/10/2013	—	—	—	—	—	1,840	(6)	$134,725	—		—
	01/10/2013	—	—	—	—	—	1,841	(6)	$134,798	—		—
	01/29/2014	—	—	—	—	—	2,569	(6)	$188,079	—		—
	01/29/2014	—	—	—	—	—	—		—	13,870	(7)	$1,015,556
	01/27/2015	—	—	—	—	—	4,593	(6)	$336,309	—		—
	01/27/2015	—	—	—	—	—	—		—	20,668	(8)	$1,513,276
	01/28/2016	—	—	—	—	—	9,040	(9)	$661,875	—		—
	01/28/2016	—	—	—	—	—	—		—	25,969	(10)	$1,901,449

(1)

The dollar amounts shown in columns (i) and (k) are determined by multiplying the number of shares or units reported in columns (h) and (j), respectively, by $73.22 (the Company’s closing stock price on December 30, 2016, the last trading day of 2016).

(2)	The unvested portions of these awards were scheduled to vest on January 5, 2017.

(3)	The unvested portions of these awards were scheduled to vest on February 22, 2017.

(4)	The unvested portion of this award was scheduled to vest in two installments on December 31, 2017 and December 31, 2018.

(5)

This is the outstanding unvested portion of Mr. Kilroy’s Special TSR Award. The unvested portion of this award is scheduled to vest in two installments for each calendar year during 2017 through 2018 based on the achievement of certain absolute or relative TSR goals measured annually or, if neither of the stockholder return hurdles are achieved for an applicable year during the performance period, the unvested portion of this award will remain eligible to vest in a subsequent year (ending in 2018) based on the achievement of a cumulative TSR goal, as well as (in each case) continued employment through the applicable vesting date.

(6)	The unvested portions of these awards were scheduled to vest in two installments on January 5, 2017 and January 5, 2018.

(7)

These were outstanding unvested portions of the performance based RSUs granted to our NEOs in 2014. The unvested portions of these awards were scheduled to vest on a three-year “cliff” basis on the first date on which the Compensation Committee determines that the performance vesting conditions have been achieved by the Company following December 31, 2016. The number of performance-based RSUs that vest on that date will be determined by (1) multiplying the target number of RSUs subject to the award by a percentage between 0% and 150%, determined based on the Company’s FFO Per Share for 2014 against a pre-established target, and (2) multiplying that result by a percentage between 66.6666% and 133.3333% based on the Company’s TSR Percentile Ranking for the three-year period 2014-2016. These awards vested in February 2017 at 150% of the target number of shares subject to the awards based on the achievement of the maximum FFO Per Share metric for 2014 and no adjustment based on the Company’s TSR Percentile Ranking. The amounts presented in the chart above reflect 150% of the target number of shares subject to the awards granted.

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(8)

These are the outstanding unvested portions of the performance-based RSUs granted to our NEOs in 2015. The unvested portions of these awards are scheduled to vest on a three-year “cliff” basis on the first date following December 31, 2017 on which the Compensation Committee determined that the performance vesting conditions had been achieved by the Company. The number of performance-based RSUs that vested on that date was determined by (1) multiplying the target number of RSUs subject to the award by a percentage between 0% and 150%, determined based on the Company’s FFO Per Share for 2015 against a pre-established target, and (2) multiplying that result by a percentage between 66.6666% and 133.3333% (50% to 150% in the case of the award granted to our CEO) based on the Company’s TSR Percentile Ranking for the three-year period 2015-2017. The amounts presented in the chart above reflect the achievement of the maximum FFO Per Share metric for 2015, and therefore represent 150% of the target number of shares subject to the awards granted.

(9)	The unvested portions of these awards were scheduled to vest in three installments on January 5, 2017, January 5, 2018 and January 5, 2019.

(10)

These are the outstanding unvested portions of the performance-based RSUs granted to our NEOs in 2016. The unvested portions of these awards are scheduled to vest on a three-year “cliff” basis on the first date following December 31, 2018 on which the Compensation Committee determines that the performance vesting conditions have been achieved by the Company. The number of performance-based RSUs that vest on that date will be determined by (1) multiplying the target number of RSUs subject to the award by a percentage between 0% and 150%, determined based on the Company’s FFO Per Share for 2016 against a pre-established target, and (2) multiplying that result by a percentage between 66.6666% and 133.3333% (50% to 150% in the case of the award granted to our CEO) based on the Company’s TSR Percentile Ranking for the three-year period 2016-2018. The amounts presented in the chart above reflect the actual level of achievement of the FFO Per Share metric for 2016, and therefore represent 143.65% of the target number of shares subject to the awards granted.

(11)	The unvested portion of this award was scheduled to vest in two installments on December 31, 2017 and December 31, 2018.

(12)

This is the outstanding unvested portion of Mr. Hawken’s Special TSR Award. The unvested portion of this award is scheduled to vest in two installments for each calendar year during 2017 through 2018 based on the achievement of certain absolute or relative TSR goals measured annually or, if neither of the TSR hurdles are achieved for an applicable year during the performance period, the unvested portion of this award will remain eligible to vest in a subsequent year (ending in 2018) based on the achievement of a cumulative TSR goal, as well as (in each case) continued employment through the applicable vesting date.

(13)	The unvested portion of this award was scheduled to vest in three installments on December 31, 2017, December 31, 2018 and December 31, 2019.

(14)

This is the outstanding unvested portion of Mr. Hawken’s 2016 Special RSU Award. The unvested portion of this award is scheduled to vest in three installments for each calendar year during 2017 through 2019 based on the achievement of certain absolute or relative TSR goals measured annually, or, if neither of the TSR hurdles are achieved for an applicable year during the performance period, the unvested portion of this award will remain eligible to vest in a subsequent year (ending in 2019) based on the achievement of a cumulative TSR goal, as well as (in each case) continued employment through the applicable vesting date.

OPTION EXERCISES AND STOCK VESTED – 2016

The following table summarizes the exercise of stock options by the NEOs during 2016, and the vesting of other stock awards during 2016 that were previously granted to our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
(a)	(b)	(c)	(d)	(e)
John Kilroy	150,000	$4,384,556	93,432(2)	$6,389,422	(2)
Jeffrey Hawken	50,000	$1,630,194	35,645(3)	$2,395,368	(3)
Tyler Rose	25,000	$ 647,950	10,040(4)	$ 627,001	(4)
David Simon	—	—	5,564(5)	$ 346,145	(5)
Justin Smart	—	—	9,826(6)	$ 612,189	(6)
(1)

The dollar amounts shown in column (c) above for option awards are determined by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our common

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stock on the date of exercise and the exercise price of the options. The dollar amounts shown in column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of our common stock on the vesting date.

(2)

Includes (i) 24,262 shares of restricted stock that vested during 2016 with a value of $1,506,670; (ii) 58,514 RSUs that vested during 2016 with a value of $4,194,172; and (iii) 10,656 RSUs with a value of $688,580 that were issued as dividend equivalents during 2016 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change in control event” with respect to the Company; and (c) the date of the executive’s death or “disability.”

(3)

Includes (i) 28,863 RSUs that vested during 2016 with a value of $1,956,905 and (ii) 6,782 RSUs with a value of $438,463 that were issued as dividend equivalents during 2016 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change in control event” with respect to the Company; and (c) the date of the executive’s death or “disability.”

(4)

Includes (i) 8,585 RSUs that vested during 2016 with a value of $533,136 and (ii) 1,455 RSUs with a value of $93,865 that were issued as dividend equivalents during 2016 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change in control event” with respect to the Company; and (c) the date of the executive’s death or “disability.”

(5)

Includes (i) 5,219 RSUs that vested during 2016 with a value of $324,082 and (ii) 345 RSUs with a value of $22,064 that were issued as dividend equivalents during 2015 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change in control event” with respect to the Company; and (c) the date of the executive’s death or “disability.”

(6)

Includes (i) 8,954 RSUs that vested during 2016 with a value of $556,025 and (ii) 872 RSUs with a value of $56,164 that were issued as dividend equivalents during 2015 and that were fully-vested upon issuance. Delivery of the shares underlying these RSUs has been deferred until the earliest to occur of (a) the date of the executive’s separation from service; (b) the date of the occurrence of a “change in control event” with respect to the Company; and (c) the date of the executive’s death or “disability.”

NONQUALIFIED DEFERRED COMPENSATION – 2016

The following table sets forth summary information regarding the contributions to and earnings on our NEOs’ deferred compensation balances during 2016, and the total deferred amounts for the NEOs as of December 31, 2016.

Name	Executive Contributions in Last FY		Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)
(a)	(b)		(c)	(d)	(e)	(f)
John Kilroy	—		$1,210,774	$4,625,167	—	$35,501,592
Jeffrey Hawken	—		$1,249,602	$3,007,341	—	$23,357,301
Tyler Rose	$ 70,000	(4)	$ 637,723	$ 641,913	—	$5,299,551
David Simon	$155,000	(5)	$ 244,576	$ 205,820	$ (76,774)	$1,526,766
Justin Smart	$ 75,000	(6)	$ 495,037	$ 435,983	$(649,718)	$4,221,336

(1)

The amount reported as registrant contributions in 2016 under column (c) includes each NEO’s RSUs that vested in 2016 but had not yet become payable, as described in the footnotes to the Option Exercises and Stock Vested table above for each executive. These RSUs are payable in shares of our common stock but, pursuant to the terms of each NEO’s deferral of the RSUs, payment does not occur until the applicable date as described in the footnotes to the Option Exercises and Stock Vested table above. In accordance with applicable rules of the SEC, these RSUs are reflected in this table because, while the RSUs are considered to have been vested at the end of 2016, they had not yet become payable. The amounts reported as registrant contributions in the table above include stock-settled obligations with respect to the vested and deferred RSUs described above of $1,088,274 for Mr. Kilroy, $1,182,102 for Mr. Hawken, $587,723 for Mr. Rose, $194,576 for Mr. Simon and $445,037 for Mr. Smart. The amounts reported as registrant contributions in the table above also include cash-settled obligations of $122,500 for Mr. Kilroy, $67,500 for Mr. Hawken, $50,000 for Mr. Rose, $50,000 for Mr. Simon and $50,000 for Mr. Smart and are also included as 2016 compensation for the NEOs in the “All Other Compensation” column of the Summary Compensation Table.

(2)

The amount reported as aggregate earnings in 2016 under column (d) represents the decrease in value of cash-settled obligations and the decrease in value of each executive’s vested and deferred RSUs (based on the closing price of our common stock on December 31, 2016).

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(3)

The balance at the end of 2016 reflects the following aggregate amounts that were previously reported as compensation in the appropriate columns of the Summary Compensation Table for years prior to 2016 to the extent the executive was an NEO for the applicable year prior to 2016: $1,010,000 for Mr. Kilroy, $1,954,432 for Mr. Hawken, $642,250 for Mr. Rose, $221,481 for Mr. Simon and $785,625 for Mr. Smart. These amounts also include the value of deferred RSUs for each NEO as described in footnote (1) above.

(4)	Mr. Rose’s contributions are included in the 2016 “Salary” column of the Summary Compensation Table.

(5)	Mr. Simon’s contributions are included in the 2016 “Salary” column of the Summary Compensation Table.

(6)	Mr. Smart’s contributions are included in the 2016 “Salary” column of the Summary Compensation Table.

Deferrals of cash-settled compensation shown in this table are made under the Deferred Compensation Plan. Participant elections with respect to deferrals of compensation and distributions must generally be made in the year preceding that in which the compensation is earned, except that elections with respect to certain performance-based bonuses may be made as late as six months prior to the end of the applicable performance period (June 30th in the case of calendar-year performance period). In addition, newly eligible Participants may be able to make deferral elections up to thirty days after they first become eligible to participate in the Deferred Compensation Plan, if later than the end of the year preceding that in which such deferred amounts will be earned. Participants may only change existing elections with respect to distributions if they satisfy certain requirements set forth in the Deferred Compensation Plan, including that they do so no later than twelve months prior to the first scheduled distribution and that they extend their deferral elections by at least five years.

Participants are permitted to allocate (and reallocate) their deferrals, as well as Company contributions and any notional earnings on either of the foregoing, amongst the investment alternatives made available by the Deferred Compensation Plan administrator for purposes of determining any notional gains or losses on Participant account balances. These investment alternatives changed in connection with a change in the Deferred Compensation Plan administrator during 2016. The charts below show the investment alternatives available under the Deferred Compensation Plan from January 1, 2016 through May 31, 2016, and from June 1, 2016 through December 31, 2016, with the performance of each investment alternative for the applicable period of time it was available under the Deferred Compensation Plan.

Investment Alternatives (1/1/2016 – 5/31/2016)	Investment Category	2016 Performance
Wells Fargo Advantage Heritage Money Market – Instl Class	Money Market	0.14%
Vanguard Intermediate-Term Investment-Grade – Inv Shares	Intermediate-Term Bond	4.14%
Loomis Sayles Value – Class A	Large Cap Value	2.22%
Fidelity 500 Index – Investor Class	Large Cap Blend	3.53%
T. Rowe Price Growth Stock – Advisor Class	Large Cap Growth	-3.77%
Vanguard Mid-Cap Index – Investor Shares	Mid Cap Blend	3.54%
Vanguard Small Cap Index – Investor Shares	Small Cap Blend	4.70%
Dodge & Cox International Stock	Foreign Large Value	-1.26%
Invesco International Growth – Class R	Foreign Large Growth	1.44%

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Investment Alternatives (6/1/2016 – 12/31/2016)	Investment Category	2016 Performance
Columbia Acorn International Y	International Small/Mid Cap	-3.17%
DFA US Small Cap I	Small Blend	18.66%
DFA US Targeted Value I	Small-Value	20.37%
Fidelity® 500 Index Investor	Market Index	8.06%
Fidelity® Balanced	Balanced	4.56%
Fidelity® Contrafund®	Large Growth	3.04%
Fidelity® Extended Market Index Investor	Small/Mid DJ Index	13.1%
Fidelity® Government Income	Intermediate Govt Bond	-1.63%
Fidelity® International Discovery	International Equity	-3.45%
Fidelity Advisor® Investment Gr Bd T	Intermediate-Term Bond	0.77%
Fidelity® Low-Priced Stock	Mid Value	7.06%
Fidelity® Mid-Cap Stock	Mid Growth	8.23%
Fidelity® Real Estate Investment Port	Specialty – U.S. REITs	2.18%
Fidelity® MMT Retirement Govt Mny Mkt II	Government Money Market	0.04%
Fidelity® US Bond Index Premium	Intermediate Term Bd Indx	-0.89%
MainStay Large Cap Growth R1	Large Growth	1.23%
T. Rowe Price Dividend Growth Advisor	Large Blend	5.77%
Vanguard Equity-Income Adm	Large Value	8.34%
Vanguard Inflation-Protected Secs Adm	Inflation-Linked Bond	0.55%
Vanguard Total Intl Stock Index Admiral	Total International Index	3.61%

These allocations are hypothetical only and do not give participants ownership interests in any actual assets of the Company or any trust funding obligations under the Deferred Compensation Plan; however, the Company may set aside assets to fund its obligations under the Deferred Compensation Plan in a limited (“rabbi”) trust, subject to the claims of the Company’s creditors in the event of the Company’s bankruptcy or insolvency.

Participants may elect to receive distributions of their accounts (other than distributions of Company contributions) (i) while still in the service of the Company, in either a lump sum or in two to five annual installments occurring (or beginning) no earlier than two years after such amounts were earned, (ii) upon retirement from service, in a lump sum or up to fifteen annual installments (in certain cases, beginning no earlier than six months after retirement) or (iii) upon a change in control, in full. Participant elections may also provide for payment upon the earliest to occur of any two or more of the foregoing events (subject to the distribution limitations applicable to Company contributions). If a participant separates from service with the Company and its affiliates for any reason other than due to the participant’s death, disability or retirement, the remaining balance of the participant’s account will generally be distributed in full (in certain cases, six months after the occurrence of such separation from service). In addition, a participant’s account balance will be distributed as soon as possible following the participant’s death or disability. All such separation, death and disability distributions will be made without regard to any participant election(s).

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to certain NEOs in connection with a termination of their employment with the Company and/or a change in control of the Company.

John Kilroy

Mr. Kilroy’s amended and restated employment agreement provides that, in the event that the employment of Mr. Kilroy is terminated by the Company without “cause” or by Mr. Kilroy for “good reason” (as these terms are defined in his employment agreement), Mr. Kilroy will be entitled to receive the following payments and benefits (together with the Severance Payment (as defined below), the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) annual incentive compensation, based on actual performance prior to the date of termination and reasonably anticipated performance through the remainder of the year; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (including outperformance incentive awards) as governed by the applicable plans, programs and agreements, but with the objectives of such awards deemed to be met at the greater of (a) target level on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan; (vi) the settlement of any deferral arrangements in accordance with the plans and programs governing the deferral; (vii) continuation of health insurance coverage for Mr. Kilroy, his spouse and his dependents, as applicable, for three years after the date of termination, at our expense; and (viii) reimbursement of an amount equal to $130,768 per year for the three-year period following the termination of his employment to cover premium payments incurred in connection with his life insurance policy. In addition, Mr. Kilroy would be entitled to receive a cash severance payment (the “Severance Payment”) equal to the sum of (i) three times his annual base salary and (ii) three times the average of his “annual incentives” for the prior five calendar years, where the “annual incentives” for a calendar year includes Mr. Kilroy’s annual cash and stock award targets, the fair value of any discretionary equity awards granted to him in the applicable calendar year (other than equity awards granted pursuant to the Company’s annual bonus program) and any long-term cash incentive earned by the executive based on a multi-year performance period that ends during the applicable calendar year.

In the event that the employment of Mr. Kilroy is terminated due to his retirement, death or disability, Mr. Kilroy will be entitled to receive the Termination Benefits described above, except that (i) the Severance Payment described above for a termination of employment without cause or with good reason will be determined using a multiplier of “one” instead of “three,” (ii) in the case of a termination of his employment due to his retirement, he will not be entitled to the accelerated vesting of his performance-based cash or equity awards as described above and (iii) in the case of a termination of his employment due to his death, Mr. Kilroy’s beneficiary or estate will not be entitled to the reimbursement to cover premium payments incurred in connection with his life insurance policy as described above.

If any payments under Mr. Kilroy’s employment agreement or otherwise trigger the excise tax imposed by Section 4999 of the Internal Revenue Code, payments to Mr. Kilroy will be reduced as provided in the agreement to a level that does not trigger the excise tax if the total after tax-benefit of such reduction exceeds the total after tax-benefit if such reduction is not made. In the event of a “change in control” (as defined in the employment agreement), we will place the amount of the potential cash obligations to Mr. Kilroy in connection with such a change in control and a termination of his employment in a separate rabbi trust on behalf of Mr. Kilroy within thirty days after such change in control.

The employment agreement requires Mr. Kilroy to sign a general release of claims in favor of the Company in order to receive the Termination Benefits (including the Severance Payments) described above, other than accrued but unpaid compensation through the date of termination. Mr. Kilroy is also subject to (i) restrictions on solicitation during the term of the employment agreement and for one year after termination of employment due to retirement or disability, or three years after termination of employment without cause or for good reason, (ii) restrictions on disclosure of confidential information during the term of employment and in perpetuity thereafter and (iii) restrictions on disparaging the Company, its affiliates and agents during the term of the employment agreement and in perpetuity thereafter. Mr. Kilroy further agrees to cooperate with the Company, during the term of the employment agreement and thereafter, regarding any litigation to which the Company became party. If Mr. Kilroy fails to comply with the restrictions on solicitation and disclosure of confidential information described above, then the agreement provides for Mr. Kilroy to forfeit all unvested equity awards, unexercised options and unpaid RSUs granted at or after January 1, 2012 and held by him or his transferee at the time of such noncompliance.

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Mr. Kilroy has also entered into a noncompetition agreement with the Company that subjects Mr. Kilroy to restrictions on competition during the employment term and for a period of three years following a change in control of the Company.

Jeffrey Hawken

Mr. Hawken’s amended and restated employment agreement provides that, in the event that the employment of Mr. Hawken is terminated by the Company without “cause” (including a decision by the Company not to extend the term of the agreement) or by Mr. Hawken for “good reason” (as these terms are defined in his employment agreement), Mr. Hawken will be entitled to receive the following payments and benefits (together with the Severance Payment (as defined below), the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) annual incentive compensation, based on actual performance prior to the date of termination and reasonably anticipated performance through the remainder of the year; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or equity awards (including outperformance incentive awards) as governed by the applicable plans, programs and agreements, but (unless otherwise provided in an applicable award agreement) with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan; (vi) the settlement of any deferral arrangements in accordance with the plans and programs governing the deferral; and (vii) payment of the premiums charged for Mr. Hawken, his spouse and his eligible dependents to continue medical coverage under COBRA for three years after the date of termination. In addition, Mr. Hawken will be entitled to receive a cash severance payment (the “Severance Payment”) equal to the sum of (i) three times his annual base salary and (ii) three times the average of his “annual incentives” for the prior five calendar years, where the “annual incentives” for a calendar year includes Mr. Hawken’s annual cash and stock award targets, the fair value of any discretionary equity awards granted to him in the applicable calendar year and any long-term cash incentive earned by the executive based on a multi-year performance period that ends during the applicable calendar year.

In the event that the employment of Mr. Hawken is terminated due to his retirement or death, Mr. Hawken will be entitled to receive the Termination Benefits described above, except that (i) his Severance Payment described above for a termination of employment without cause or with good reason would be determined using a multiplier of “one” instead of “three” and (ii) in the case of a termination of his employment due to his retirement, his performance-based cash or equity awards will be governed by the terms and conditions of the particular award.

In the event that the employment of Mr. Hawken is terminated due to his disability, Mr. Hawken would be entitled to receive the Termination Benefits described above, except that his Severance Payment described above for a termination of employment without cause or with good reason would have been determined using a multiplier of “two” instead of “three.”

If any payments under Mr. Hawken’s employment agreement or otherwise trigger the excise tax imposed by Section 4999 of the Internal Revenue Code, payments to Mr. Hawken will be reduced as provided in the agreement to a level that does not trigger the excise tax if the total after tax-benefit of such reduction exceeds the total after tax-benefit if such reduction is not made. In the event of a “change in control” (as defined in the employment agreement), we will place the amount of the potential cash obligations to Mr. Hawken in connection with such a change in control and a termination of his employment in a separate rabbi trust on behalf of Mr. Hawken within thirty days after such change in control.

The employment agreement requires Mr. Hawken to sign a general release of claims in favor of the Company in order to receive the Termination Benefits (including the Severance Payments) described above, other than accrued but unpaid compensation through the date of termination.

Tyler Rose

Mr. Rose’s new employment agreement provides that, in the event that the employment of Mr. Rose is terminated by the Company without “cause” or by Mr. Rose for “good reason” (as these terms are defined in his employment agreement), Mr. Rose would be entitled to receive the following payments and benefits (together with the Severance Payment (as defined below), the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) annual incentive compensation, based on actual performance prior to the date of termination and reasonably anticipated performance through the remainder of the year; (iii) full vesting of time-based equity awards; (iv) vesting of performance-

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based cash or equity awards (excluding outperformance incentive awards) as governed by the applicable plans, programs and agreements, but (unless otherwise provided in an applicable award agreement) with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan; (vi) the settlement of any deferral arrangements in accordance with the plans and programs governing the deferral; and (vii) payment of the premiums charged for Mr. Rose, his spouse and his eligible dependents to continue medical coverage under COBRA for two years after the date of termination. In addition, Mr. Rose would be entitled to receive a cash severance payment (the “Severance Payment”) equal to the sum of (i) two times his annual base salary and (ii) two times the average of his two highest target “annual incentives” (that is, the sum of the annual cash incentive award and the annual stock award (determined based on the target level of the award) as detailed in Mr. Rose’s employment agreement) during the three preceding full performance years.

In the event that the employment of Mr. Rose is terminated due to retirement, Mr. Rose would be entitled to receive the Termination Benefits described above, except that (i) his Severance Payment shall be equal to zero and (ii) the payment of the premiums to continue medical coverage under COBRA for Mr. Rose, his spouse and his dependents, as applicable, shall be for one year after the date of termination.

In the event that the employment of Mr. Rose is terminated due to his death, Mr. Rose would be entitled to receive the Termination Benefits described above, except that (i) his Severance Payment described above for a termination of employment without cause or with good reason will be determined using a multiplier of “one” instead of “two,” and (ii) the payment of the premiums to continue medical coverage under COBRA for Mr. Rose, his spouse and his dependents, as applicable, shall be for one year after the date of termination.

In the event that the employment of Mr. Rose is terminated due to his disability, Mr. Rose would be entitled to receive the Termination Benefits described above, except that the payment of the premiums to continue medical coverage under COBRA for Mr. Rose, his spouse and his dependents, as applicable, shall be for one year after the date of termination.

If any payments under Mr. Rose’s employment agreement or otherwise trigger the excise tax imposed by Section 4999 of the Internal Revenue Code, payments to Mr. Rose will be reduced as provided in the agreement to a level that does not trigger the excise tax if the total after tax-benefit of such reduction exceeds the total after tax-benefit if such reduction is not made. In the event of a “change in control” (as defined in the employment agreement), we will place the amount of the potential cash obligations to Mr. Rose in connection with such a change in control and a termination of his employment in a separate rabbi trust on behalf of Mr. Rose within thirty days after such change in control.

The employment agreement requires Mr. Rose to sign a general release of claims in favor of the Company in order to receive the Termination Benefits (including the Severance Payments) described above, other than accrued but unpaid compensation through the date of termination.

David Simon

As noted above, Mr. Simon did not have an employment agreement with the Company during 2016; however, pursuant to the terms of the award agreements evidencing Mr. Simon’s RSU awards, in the event Mr. Simon’s employment with the Company is terminated by the Company without “cause,” by Mr. Simon with “good reason” (as these terms are defined in the applicable award agreement) or due to Mr. Simon’s death or “disability” (as defined for purposes of Section 409A of the Internal Revenue Code), Mr. Simon’s then outstanding and unvested RSUs will become fully vested.

Justin Smart

Mr. Smart’s new employment letter agreement provides that, in the event that the employment of Mr. Smart is terminated by the Company without “cause” or by Mr. Smart for “good reason” (as these terms are defined in his employment letter agreement), Mr. Smart would be entitled to receive the following payments and benefits (together with the Severance Payment (as defined below), the “Termination Benefits”): (i) accrued but unpaid compensation through the date of termination; (ii) in lieu of any annual incentive compensation, a partial year bonus based on actual performance against bonus targets as of the date of termination; (iii) full vesting of time-based equity awards; (iv) vesting of performance-based cash or

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equity awards (excluding outperformance incentive awards) as governed by the applicable plans, programs and agreements, but (unless otherwise provided in an applicable award agreement) with the objectives of such awards deemed to be met at the greater of (a) target on the date of termination or (b) actual performance as of the date of termination and reasonably anticipated performance through the remainder of the year; (v) all payments due under any other compensatory or benefit plan, including any deferrals; and (vi) payment of the premiums charged for Mr. Smart, his spouse and his eligible dependents to continue medical coverage under COBRA for two years after the date of termination. In addition, Mr. Smart would be entitled to receive a cash severance payment (the “Severance Payment”) equal to the sum of (i) two times his annual base salary and (ii) two times the average of his two highest target “annual incentives” (that is, the sum of the annual cash incentive award and the annual stock award (determined based on the target level of the award) as detailed in Mr. Smart’s employment letter agreement) during the three preceding full performance years.

In the event that the employment of Mr. Smart is terminated due to his death, Mr. Smart would be entitled to receive the Termination Benefits described above, except that (i) his Severance Payment described above will be determined using a multiplier of “one” instead of “two,” and (ii) the payment of the premiums to continue medical coverage under COBRA for Mr. Smart, his spouse and his dependents, as applicable, shall be for one year after the date of termination.

In the event that the employment of Mr. Smart is terminated due to his disability, Mr. Smart would be entitled to receive the Termination Benefits described above, except that the payment of the premiums to continue medical coverage under COBRA for Mr. Smart, his spouse and his dependents, as applicable, shall be for one year after the date of termination.

The employment agreement requires Mr. Smart to sign a general release of claims in favor of the Company in order to receive benefits in connection with a termination of employment described above (including the Severance Payments).

Non-Competition, Non-Solicitation and Non-Disclosure Agreements

Messrs. Hawken, Rose, Simon and Smart have each entered into a Non-Competition, Non-Solicitation and Non-Disclosure Agreement with the Company. Under their respective agreements, each of them has agreed to (i) restrictions on competitive activities during his employment, (ii) restrictions on solicitation during his employment and for two years following a termination of his employment, (iii) restrictions on disclosure of confidential information, (iv) restrictions on disparaging the Company and its affiliates, and (v) certain cooperation with the Company regarding any litigation to which the Company may be party. If the executive fails to comply with the restrictions on non-competition, non-solicitation and non-disclosure of confidential information under the agreement, he may be required to forfeit equity awards granted to him by the Company after the date that is three years before the breach of the obligation. Mr. Kilroy is subject to certain restrictive covenants under his amended and restated employment agreement, as described above.

Equity Awards

Under the terms of the 2006 Plan, if there is a change in control of the Company, each NEO’s outstanding awards granted under the plan will not automatically accelerate and become vested under the terms of the 2006 Plan as long as there is provision for the awards to be substituted for, assumed or otherwise continued after the change in control event. If there is no such provision for the awards to be substituted for, assumed or otherwise continued after the change in control event (that is, the awards are to be terminated in connection with the change in control event), the awards would generally become fully vested and, in the case of options, exercisable. The Committee also has discretion to establish other change in control provisions with respect to awards granted under the 2006 Plan.

As discussed above, each NEO may be entitled to accelerated vesting of the NEO’s outstanding equity awards in connection with a termination of the NEO’s employment in certain circumstances.

Our outstanding annual performance-based RSU awards granted to the NEOs generally provide that, in the event the NEO is entitled to accelerated vesting of the award in connection with such a termination of the NEO’s employment or in the event of a change in control of the Company, the number of shares subject to the award in such circumstances will be determined: (1) if the termination or change in control occurs in the first year of the performance period applicable to the award, (a) by pro-rating the FFO Per Share goals applicable to the award for a short performance year ending with the last fiscal quarter

Kilroy Realty Corporation	77

Named Executive Officer Compensation Tables

prior to the fiscal quarter in which the termination or change in control occurs and by measuring FFO Per Share performance for that short period (unless such a termination of employment occurs during the first two fiscal quarters of the year, or such a change in control occurs during the first fiscal quarter of the year, in which case the FFO Per Share goal will be deemed satisfied at the applicable “target” level; for a change in control that occurs during the second, third or fourth fiscal quarter of the year, the number of shares will be the greater of the number determined based on the “target” level of performance or the number determined by measuring actual performance for such shortened performance period), and (b) as to the annual growth in FAD per share and average debt to EBITDA ratio goals applicable to the awards granted in 2017, as though the goals were satisfied at the applicable “target” levels; and (2) if the termination or change in control occurs at any time in the performance period applicable to the award, by measuring the Company’s TSR Percentile Ranking based on actual stock price performance through the date on which the termination or change in control occurs. In connection with a change in control, the awards will continue to be subject to the time-based vesting requirements applicable to the awards (subject to accelerated vesting of the awards should the award holder’s employment terminate in the circumstances described above or should the award be terminated in connection with the change in control).

ESTIMATED SEVERANCE AND CHANGE IN CONTROL BENEFITS

The information in this section sets forth the value of benefits and payments to each of the NEOs upon the triggering events indicated and is based upon the terms of the employment agreements and equity award agreements in effect as of December 30, 2016, as described in “— Potential Payments Upon Termination or Change in Control” above. As required by applicable SEC rules, these estimated values assume that the triggering event took place on December 30, 2016, the last business day of 2016. Except as otherwise described below in the context of a change in control of the Company, none of our NEOs is entitled to termination payments or benefits upon a voluntary resignation (without “good reason”) or upon a termination by the Company for cause. As of December 30, 2016, none of our NEOs was retirement eligible for purposes of any severance benefits under the terms of their employment agreements. As of December 30, 2016, Mr. Simon did not have an employment agreement or other agreement with the Company that entitled him to any payments or benefits upon termination of his employment with the Company or in connection with a change in control.

John Kilroy

Potential Payment/Benefit(1)	Change in Control (No Termination)	Termination Without Cause or For Good Reason	Death(2)	Disability
Cash Severance	—	$31,031,009	$10,343,670	$10,343,670
Medical Benefits	—	$ 119,455	$ 119,455	$ 119,455
Accelerated Vesting	—	$36,990,619	$36,990,619	$36,990,619
Other Termination Perks/Benefits	—	$ 392,304	—	$ 392,304
Total	—	$68,533,387	$47,453,743	$47,846,047

(1)

The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to the executive’s employment agreement including the severance payment and provision of severance benefits would be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

(2)

We provide Mr. Kilroy with a supplemental life insurance policy pursuant to the terms of his employment agreement. In addition to the amounts payable by us shown in this column, Mr. Kilroy’s supplemental life insurance policy provides a $10,000,000 death benefit.

78	Kilroy Realty Corporation

Named Executive Officer Compensation Tables

Jeffrey Hawken

Potential Payment/Benefit(1)	Change in Control (No Termination)	Termination Without Cause or For Good Reason	Death	Disability
Cash Severance	—	$12,913,127	$ 4,304,376	$ 8,608,751
Medical Benefits	—	$ 119,455	$ 119,455	$ 119,455
Accelerated Vesting	$394,949(2)	$13,356,226	$13,356,226	$13,356,226
Other Termination Perks/Benefits	—	—	—	—
Total	$394,949	$26,388,808	$17,780,056	$22,084,432

(1)

The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to the executive’s employment agreement including the severance payment and provision of severance benefits would be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

(2)

One RSU award granted to Mr. Hawken in January 2012 provided for automatic vesting on any change in control of the Company (regardless of whether Mr. Hawken’s employment was terminated). As of January 5, 2017, the RSUs were fully vested and the value of this payment has been reduced from $394,949 to $0.

Tyler Rose

Potential Payment/Benefit(1)	Change in Control (No Termination)	Termination Without Cause or For Good Reason	Death	Disability
Cash Severance	—	$ 3,400,000	$1,700,000	$ 3,400,000
Medical Benefits	—	$ 78,444	$ 39,222	$ 39,222
Accelerated Vesting	—	$ 7,850,165	$7,850,165	$ 7,850,165
Other Termination Perks/Benefits	—	—	—	—
Total	—	$11,328,609	$9,589,387	$11,289,387

(1)

The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to the executive’s employment agreement including the severance payment and provision of severance benefits would be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

Justin Smart

Potential Payment/Benefit(1)	Change in Control (No Termination)	Termination Without Cause or For Good Reason	Death	Disability
Cash Severance	—	$3,400,000	$1,700,000	$3,400,000
Medical Benefits	—	$ 78,444	$ 39,222	$ 39,222
Accelerated Vesting	—	$6,131,369	$6,131,369	$6,131,369
Other Termination Perks/Benefits	—	—	—	—
Total	—	$9,609,813	$7,870,591	$9,570,591

Kilroy Realty Corporation	79

Named Executive Officer Compensation Tables

(1)

The payment or provision to the executive by the Company of any remuneration, benefits or other financial obligations pursuant to the executive’s employment agreement including the severance payment and provision of severance benefits would be allocated between the Company and the Operating Partnership by the Compensation Committee based on a reasonable allocation method.

The preceding estimated severance and change in control benefits tables assume that equity awards outstanding under our 2006 Plan would be substituted for, assumed or otherwise continued following a change in control transaction. If the awards were not substituted for, assumed or otherwise continued following a change in control transaction (that is, the awards were to be terminated in connection with the transaction), they would generally accelerate and become fully vested. In these cases, the value of the accelerated equity award vesting would, for each NEO and assuming that the change in control and termination of the awards occurred on December 30, 2016, be the same as the accelerated vesting value set forth above for the NEO under the “Termination Without Cause or For Good Reason” column. For Mr. Simon, the accelerated vesting of equity award value in these circumstances would have been $5,868,127 as of December 30, 2016.

The Company currently maintains one equity compensation plan, the 2006 Plan. The plan has been approved by the Company’s stockholders. The following table provides certain information as of December 31, 2016 with respect to shares of our common stock available for issuance under our equity compensation plans.

80	Kilroy Realty Corporation

Equity Compensation Plan Information

Plan Category	Number of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Shares of Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in Column (a))(1)
	(a)		(b)		(c)
Equity Compensation plans approved by stockholders	2,368,740	(2)	$42.61	(3)	1,286,823
Equity Compensation plans not approved by stockholders	N/A		N/A		N/A
Total	2,368,740		$42.61		1,286,823

(1)

Includes shares available for future grants under the 2006 Plan as of December 31, 2016. The shares available under the 2006 Plan may, subject to the limits of the 2006 Plan, be used for any type of award authorized under the 2006 Plan including stock options, restricted stock, SARs, performance shares, performance stock units, dividend equivalents, stock payments, deferred stock, RSUs, PIUs, performance bonus awards and performance-based awards.

(2)

Includes 314,500 stock options, 1,028,750 vested but deferred (not paid) RSUs and 1,025,490 unvested RSUs granted under the 2006 Plan. Does not include 36,535 shares of outstanding but unvested restricted stock.

(3)

Reflects the weighted-average exercise price of the 314,500 stock options included in column (a). This weighted-average exercise price does not reflect shares subject to restricted stock and RSU awards.

Kilroy Realty Corporation	81

Director Compensation

For their service on the Board, our non-employee directors receive cash compensation and an annual equity award. Our officers who are directors, specifically John Kilroy only, are not paid any additional compensation for their service as a director.

Under our non-employee director compensation program in effect for 2016, each non-employee director received annual cash compensation of $55,000. In addition, if a non-employee director serves as our Lead Independent Director, the director will receive additional annual cash compensation of $50,000. Each non-employee director also received annual compensation for each committee of which he is a member, equal to $10,000 (in the case of the Audit Committee and the Executive Committee) or $5,000 (in the case of the Governance Committee). The chairman of each committee received additional annual cash compensation equal to $20,000 (in the case of the chairman of the Audit Committee and the chairman of the Compensation Committee) or $10,000 (in the case of the chairman of the Governance Committee). In addition, the chairman of the Succession Planning Committee established by the Board receives additional annual cash compensation equal to $10,000.

Non-employee directors are reimbursed for reasonable expenses incurred to attend director and committee meetings and incident to their service as a director. Our non-employee directors may defer receipt of their cash compensation pursuant to the terms of our Deferred Compensation Plan.

In addition, each non-employee director receives an annual grant authorized under the 2006 Plan of RSUs or shares of restricted stock valued at $100,000 on the date of grant that vest in full on the date of the annual meeting of stockholders following the grant, subject to continued service. Each non-employee director grant provides that the RSUs or shares of restricted stock subject to the grant will vest in full in the event of a “change in control” of the Company (as defined in the 2006 Plan) or due to the non-employee director’s death or “disability” (as defined for purposes of Section 409A of the Internal Revenue Code). Our non-employee directors may defer receipt of their restricted stock awards pursuant to our Stock Award Deferral Program and may also elect a deferred payment date for any RSUs that they may receive. RSUs awarded to non-employee directors include the right to receive dividend equivalents (in the form of additional RSUs) based on the amount of dividends (if any) paid by the Company during the term of the award on a number of shares equal to the number of outstanding and unpaid RSUs then subject to the award. RSUs credited as dividend equivalents have the same vesting and payment terms as the original RSUs to which they relate. The Board also has discretion to determine the terms of any equity award for a newly elected or appointed member of the Board.

Under our minimum stock ownership guidelines for non-employee directors, each non-employee director is to own or to acquire, within five years of first becoming a director, shares of our common stock having a market value at least equal to five times the director’s annual retainer. As of December 31, 2016, all of our non-employee directors met the ownership requirement or were within the five-year period since first becoming a director to acquire the applicable level of ownership.

The Board may change the terms of our director compensation program from time to time.

82	Kilroy Realty Corporation

Director Compensation

DIRECTOR COMPENSATION TABLE - 2016

The following table sets forth summary information regarding our compensation practices for each of our non-employee directors for 2016. The compensation paid to Mr. Kilroy is presented in the executive compensation disclosures above. Mr. Kilroy is not entitled to receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Edward Brennan, PhD	$150,000	$100,000	—	—	—	—	$250,000
Jolie Hunt	$ 70,000	$100,000	—	—	—	—	$170,000
Scott Ingraham	$ 90,000	$100,000	—	—	—	—	$190,000
Gary Stevenson	$ 75,000	$100,000	—	—	—	—	$175,000
Peter Stoneberg	$ 80,000	$100,000	—	—	—	—	$180,000

(1)

The amounts reported in column (c) of the table above reflect the aggregate accounting fair value of stock awards computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The accounting fair value is based on the quoted closing share price of the Company’s common stock on the NYSE on the grant date.

On May 19, 2016, each of our non-employee directors received an annual award of 1,649 RSUs under the 2006 Plan in connection with the 2016 annual meeting of stockholders. Each of these awards had an accounting fair value at the grant date of $100,028, with the difference between that value and the $100,000 annual grant value described below attributable to rounding to a whole share increment, and will vest on the date of the Annual Meeting.

The aggregate number of unvested stock awards and the aggregate number of unexercised option awards outstanding as of December 31, 2016 for our non-employee directors are:

Director	Unvested Stock Awards	Unexercised Option Awards
Edward Brennan, PhD	1,667(1)	—
Jolie Hunt	2,442(2)	—
Scott Ingraham	1,667(1)	—
Gary Stevenson	2,194(3)	—
Peter Stoneberg	2,194(3)	—

(1)	These RSUs vest in full on the date of the Annual Meeting.

(2)

1,667 of these RSUs vest in full on the date of the Annual Meeting. The remaining 775 RSUs will vest over a three-year period on the date of each annual meeting of stockholders in each year from 2017 through 2019.

(3)

1,667 of these RSUs vest in full on the date of the Annual Meeting. The remaining 527 RSUs will vest over a two-year period on the date of each annual meeting of stockholders in each year from 2017 through 2018.

Kilroy Realty Corporation	83

Beneficial Ownership of Certain Stockholders

The following table sets forth certain information, as of March 31, 2017, regarding the beneficial ownership of common stock (or common stock issuable, at the Company’s option, upon the redemption of common limited partnership interests (the “Units”) in the Operating Partnership) for (i) each person or entity known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock (or common stock issuable, at the Company’s option, upon the redemption of Units); (ii) each director and director nominee and each NEO named in the Summary Compensation Table; and (iii) the current directors and executive officers of the Company as a group. Except as indicated below, all shares of common stock are owned directly, and the indicated person or entity has sole voting and investment power with respect to all of the shares of common stock beneficially owned by such person or entity other than restricted stock, as to which a person has sole voting power but no dispositive power. In preparing this table, the Company has relied upon information supplied by its officers, directors and certain stockholders, in addition to information contained in filings with the SEC.

Name of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Outstanding Shares of Common Stock(2)
More than 5% Stockholders:
The Vanguard Group, Inc. and affiliates(3)	14,140,696	14.39%
Cohen & Steers, Inc. and affiliates(4)	11,336,152	11.54%
BlackRock, Inc.(5)	10,060,267	10.24%
Directors, Director Nominees and NEOs:
John Kilroy	1,475,894(6)	1.48%
Jeffrey Hawken	440,948(7)	*
Tyler Rose	107,803(8)	*
David Simon	8,824(9)	*
Justin Smart	103,763(10)	*
Scott Ingraham	29,609(11)	*
Edward Brennan, PhD	22,925(12)	*
Gary Stevenson	5,859(13)	*
Peter Stoneberg	5,859(13)	*
Jolie Hunt	3,767(14)	*
All Directors and Executive Officers as a Group (9 persons):	2,196,452	2.19%
*	Represents less than 1.0% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address for each of the persons listed is c/o Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064.

(2)

The number of shares of common stock beneficially owned by a stockholder is based on SEC regulations regarding the beneficial ownership of securities. The number of shares of common stock beneficially owned by a person includes any stock options or RSUs of such person that are vested or will vest within 60 days of March 31, 2017. The percentage of outstanding shares of common stock beneficially owned by a person is based on 98,275,048 shares of common stock outstanding as of March 31, 2017. Unless otherwise indicated, the percentage of outstanding shares of common stock beneficially owned by a person also assumes that all Units held by such beneficial owner are, upon redemption, exchanged for shares of common stock, that none of the Units held by other persons are so exchanged, that all options exercisable within 60 days of March 31, 2017 by such beneficial owner are exercised and that no options to acquire shares of common stock held by other persons are exercised, and that all RSUs held by such beneficial owner that vest within 60 days of March 31, 2017 are vested and paid and that no unvested RSUs held by other persons are vested.

(3)

Represents the number of shares of common stock beneficially owned as of December 31, 2016, as reported on Schedule 13G/A filed with the SEC on February 10, 2017, by The Vanguard Group, Inc. (“Vanguard”) either directly or through its affiliates. Such report indicates that Vanguard has sole voting power over 171,238 shares, shared voting power over 108,492 shares, sole dispositive power over 13,982,069 shares and shared dispositive power over 158,627 shares of common stock. The number of shares reported as beneficially owned by Vanguard in Vanguard’s Schedule 13G/A includes 7,002,236 shares, representing 7.13% of our outstanding shares of common stock as of March 31, 2017, that Vanguard Specialized Funds — Vanguard REIT Index Fund (“Vanguard REIT Fund”)

84	Kilroy Realty Corporation

Beneficial Ownership of Certain Stockholders

separately reported as beneficially owned in a Schedule 13G/A filed on February 13, 2017. Such report indicates that Vanguard REIT Fund has sole voting power over 7,002,236 shares and no dispositive power over any shares of common stock. The address for Vanguard and Vanguard REIT Fund is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)

Represents the number of shares of common stock beneficially owned as of December 31, 2016, as reported on Schedule 13G/A filed with the SEC on February 14, 2017, by Cohen & Steers, Inc. (“Cohen”), either directly or through its affiliates. Such report indicates that Cohen has sole voting power over 6,078,469 shares, and sole dispositive power over 11,336,152 shares of common stock. The number of shares reported as beneficially owned by Cohen in Cohen’s Schedule 13G/A includes 11,230,835 shares reported as beneficially owned by Cohen & Steers Capital Management, Inc. (“Cohen Capital”), representing 11.43% of our outstanding shares of common stock as of March 31, 2017, and 105,317 shares reported as beneficially owned by Cohen & Steers UK Limited (“Cohen UK”), representing 0.11% of our outstanding shares of common stock as of March 31, 2017. Such report indicates that Cohen Capital has sole voting power over 6,044,078 shares and sole dispositive power over 11,230,835 shares of common stock. Such report indicates that Cohen UK has sole voting power over 34,391 shares and sole dispositive power over 105,317 shares of common stock. The address for Cohen and Cohen Capital is 280 Park Avenue, 10th Floor, New York, NY 10017. The address for Cohen UK is 50 Pall Mall 7th Floor, London, United Kingdom SW1Y 5JH.

(5)

Represents the number of shares of common stock beneficially owned as of December 31, 2016, as reported on Schedule 13G/A filed with the SEC on January 12, 2017, by BlackRock, Inc. (“BlackRock”) either directly or through its affiliates. Such report indicates that BlackRock has sole voting power over 9,629,001 shares and sole dispositive power over 10,060,267 shares of common stock. The address for BlackRock is 55 East 52nd Street, New York, New York 10022.

(6)

Includes (i) 783,192 shares of common stock issuable, at the Company’s option, upon the redemption of Units (including Units beneficially owned by Kilroy Airport Imperial Co. (“KAICO”) and allocated to Mr. Kilroy); (ii) 205,322 shares of common stock held directly; (iii) 20,220 restricted shares of common stock held directly; and (iv) 467,161 RSUs held directly that are vested or will vest within 60 days of March 31, 2017. Of the shares of common stock held directly by Mr. Kilroy, 42,645 shares are held in a brokerage account that is pledged as collateral for a secured credit line account in Mr. Kilroy’s name. This pledge of common stock meets all of the exceptions to the prohibition on pledging Company securities contained in the Company’s anti-pledging policy, as further described on page 58. Excludes 383,873 RSUs that are not vested and will not vest within 60 days of March 31, 2017.

(7)

Includes (i) 48,358 shares of common stock held directly; and (ii) 50,000 shares of common stock issuable upon exercise of outstanding stock options that are exercisable within 60 days of March 31, 2017; and (iii) 342,590 RSUs held directly that are vested or will vest within 60 days of March 31, 2017. Excludes 133,331 RSUs that are not vested and will not vest within 60 days of March 31, 2017.

(8)

Includes (i) 22,541 shares of common stock held directly; and (ii) 85,262 RSUs held directly that are vested or will vest within 60 days of March 31, 2017. Excludes 87,540 RSUs that are not vested and will not vest within 60 days of March 31, 2017.

(9)

Includes (i) 1,325 shares of common stock held directly; (ii) 7,499 shares of common stock issuable upon exercise of outstanding stock options that are exercisable within 60 days of March 31, 2017; and (iii) 40,043 RSUs held directly that are vested or will vest within 60 days of March 31, 2017. Excludes 79,162 RSUs that are not vested and will not vest within 60 days of March 31, 2017.

(10)

Includes (i) 43,743 shares of common stock held directly; (ii) 20,000 shares of common stock issuable upon exercise of outstanding stock options that are exercisable within 60 days of March 31, 2017; and (iii) 40,043 RSUs held directly that are vested or will vest within 60 days of March 31, 2017. Excludes 79,284 RSUs that are not vested and will not vest within 60 days of March 31, 2017.

(11)	Includes (i) 4,000 shares of common stock held directly; and (ii) 25,609 RSUs held directly that are vested or will vest within 60 days of March 31, 2017.

(12)	Includes (i) 3,978 shares of common stock held directly; and (ii) 18,947 RSUs held directly that are vested or will vest within 60 days of March 31, 2017.

(13)	Includes 5,859 RSUs held directly that are vested or will vest within 60 days of March 31, 2017. Excludes 264 RSUs that are not vested and will not vest within 60 days of March 31, 2017.

(14)	Includes 3,767 RSUs held directly that are vested or will vest within 60 days of March 31, 2017. Excludes 517 RSUs that are not vested and will not vest within 60 days of March 31, 2017.

Kilroy Realty Corporation	85

Other Matters

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions Policy

Our Board has adopted a written Related Party Transactions Policy that is intended to comply with Item 404 of Regulation S-K and Article III, Section 7 of the Company’s Bylaws. The purpose of the policy is to describe the procedures used to identify, review, approve and disclose, if necessary, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company (including any of its subsidiaries) was, is or will be a participant; (ii) the amount involved exceeds $120,000 in any calendar year; and (iii) a related party had, has or will have a direct or indirect material interest (a “Related Party Transaction”). For purposes of the policy, a related party is (a) any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; (b) any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; (c) any immediate family member of any of the foregoing persons; or (d) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest (each such person, a “Related Person”). The policy also describes the procedures used to identify, review, approve and disclose, if necessary, any transaction between the Company and any subsidiary of the Company, on the one hand, and John B. Kilroy, Sr. or John B. Kilroy, Jr. and their respective affiliates (each such person, a “Principal Party”), on the other hand (a “Principal Party Transaction”).

Under the policy, our Governance Committee is responsible for reviewing and approving or ratifying each Related Person Transaction and Principal Party Transaction (individually and collectively, as applicable, an “Interested Transaction”). In determining whether to approve or ratify an Interested Transaction, the Governance Committee is required to consider the relevant facts and circumstances of the Interested Transaction available to the Governance Committee and to take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unaffiliated third party under the same or similar circumstances, the extent of the related party’s interest in the transaction and the conflicts of interest and corporate opportunity provisions of the Company’s Code of Conduct. If a Related Party Transaction falls within one of certain specified pre-approved transaction categories set forth in the policy, it shall not require review by the Governance Committee and shall be deemed approved.

No member of the Governance Committee who is a Related Party is permitted to vote on the approval or ratification of an Interested Transaction, but may, if requested by the Chairman of the Governance Committee, participate in some or all of the Governance Committee’s discussions of the Interested Transaction.

In the event that an Interested Transaction would constitute a conflict of interest or a corporate opportunity under the Company’s Code of Conduct, the provisions of the Code of Conduct shall also apply to the Interested Transaction. Any such Interested Transaction may not be approved under the policy unless it is also approved in accordance with the provisions of the Code of Conduct and disclosed to the public to the extent required by law or the listing rules of the NYSE.

In addition, the Audit Committee is responsible for discussing with management and the independent auditor any related party transactions brought to the Audit Committee’s attention which could reasonably be expected to have a material impact on the Company’s financial statements.

Certain Transactions with Related Persons

David Simon, who served as one of our executive officers in 2016, owns a 9.5% non-voting equity interest in the general partner of a limited partnership that owned approximately 3% of the total equity in a commercial mixed use project located in Hollywood that the Company acquired in 2016 for a purchase price of approximately $210 million (the “Hollywood Asset”). Mr. Simon received proceeds of approximately $200,000 as a result of the Company’s acquisition of the Hollywood Asset.

During 2016, the Company entered into a time-sharing agreement with each of Messrs. Kilroy, Hawken, Rose, Simon and Smart for the lease from time to time on a time sharing basis by such executive officers of an aircraft that is owned by the Company. Pursuant to each time-sharing agreement, the Company’s executive officers pay the Company for the aggregate incremental cost of their respective personal use of the aircraft. These amounts are calculated based on the variable operating costs of the flight (subject to applicable maximum payment levels established under Federal Aviation Administration rules) and

86	Kilroy Realty Corporation

Other Matters

include, among other things, fuel, crew travel expenses, any insurance for the flight, landing fees and airport taxes, customs and foreign permit fees, in-flight food and beverages and certain other miscellaneous costs. Fixed costs that do not change based on usage are excluded. Each executive officer pays to the Company an upfront deposit of an amount reasonably estimated to cover the anticipated payments for the executive’s personal use of the aircraft based upon the projected number of trips and their duration and profiles. The Company deducts from the deposited amount the actual payments incurred by each executive under the time-sharing agreement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of any registered class of the Company’s equity securities (collectively, “Insiders”), to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities of the Company. Insiders are required by regulation of the SEC to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of the Section 16(a) reports furnished to the Company by the Insiders or written representations from the Insiders that no other reports were required with respect to the year ended December 31, 2016, all Insiders timely filed all Section 16(a) reports required to be filed by them for 2016, with the exception of a Form 4 for each of Ms. Roth and Mr. Rose reporting, on an untimely basis, the exercise of employee stock options and the subsequent sale of shares of common stock received upon such exercise, and a Form 5 for Ms. Roth reporting, on an untimely basis, the purchase of shares of common stock.

PROPOSALS AND NOMINATIONS FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

Stockholder Proposals and Nomination of Director Candidates Not Intended for Inclusion in Proxy Materials. A stockholder seeking to present a proposal or nominate a director for election to our Board at the 2018 annual meeting of stockholders but not intending for such proposal or nomination to be included in the proxy statement for the meeting must comply with the advance notice requirements set forth in our Bylaws. The Company’s Bylaws require a stockholder desiring to present a proposal or nominate a director for the 2018 annual meeting of stockholders to provide written notice to the Company’s Secretary at the Company’s principal executive offices (i) not earlier than December 24, 2017, 150 days prior to the one-year anniversary of the Annual Meeting, and not later than January 23, 2018, 120 days prior to such one-year anniversary, or (ii) if the date of the 2018 annual meeting of stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, not later than the 120th day prior to such annual meeting of stockholders or, if later, the 10th day following the day on which public disclosure of the date of the annual meeting of stockholders was first made. Other specifics regarding the notice procedures, including the required content of the notice, can be found in Section 2 of Article II (with respect to stockholder proposals) and Section 2 of Article III (with respect to director nominations) of our Bylaws.

Proposals for Inclusion in Proxy Materials. A stockholder seeking to have a proposal included in the Company’s proxy statement for the 2018 annual meeting of stockholders must comply with Rule 14a-8 under the Exchange Act, which sets forth the requirements for including stockholder proposals in Company-sponsored proxy materials. In accordance with Rule 14a-8, any such proposal must be received by the Company’s Secretary at the Company’s principal executive offices by December 13, 2017, which is 120 days prior to the one-year anniversary of the date this Proxy Statement was first mailed or made available to stockholders. However, if the date of the 2018 annual meeting of stockholders changes by more than 30 days from the one-year anniversary of the date of the Annual Meeting, then such proposals must be received a reasonable time before the Company begins to print and send its proxy materials for the 2018 annual meeting of stockholders.

Director Nominations for Inclusion in Proxy Materials (Proxy Access). Under certain circumstances specified in our Bylaws, a stockholder, or group of up to twenty stockholders, owning at least 3% of the Company’s outstanding common stock continuously for at least the prior three years, may nominate for election to our Board and inclusion in the Company’s proxy statement for its annual meeting of stockholders up to 25% of the number of directors then serving on our Board. The Company’s Bylaws require a stockholder desiring to nominate a director for inclusion in the Company’s proxy materials for the 2018 annual meeting of stockholders to provide written notice to the Company’s Secretary at the Company’s principal executive offices (i) not earlier than December 24, 2017, 150 days prior to the one-year anniversary of the Annual Meeting, and not later than January 23, 2018, 120 days prior to such one-year anniversary, or (ii) if the date of the 2018 annual meeting of stockholders is more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, not

Kilroy Realty Corporation	87

Other Matters

later than the 120th day prior to such annual meeting of stockholders or, if later, the 10th day following the day on which public disclosure of the date of the annual meeting of stockholders was first made. Other specifics regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility and procedural requirements, can be found in Section 3 of Article III of our Bylaws.

Stockholder proposals or director nominations submitted to the Company’s Secretary that do not comply with the above requirements may be excluded from the Company’s proxy statement and/or may not be brought before the 2018 annual meeting of stockholders, as applicable. For specific information with respect to the process for recommending a director candidate, see “Corporate Governance at Kilroy Realty Corporation — Stockholder-Recommended Director Candidates” above.

88	Kilroy Realty Corporation

General Information

PROXY SOLICITATION EXPENSES

The cost of soliciting proxies will be borne by the Company. These costs will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company’s common stock. Proxies may be solicited by directors, officers and employees of the Company in person or by mail, telephone, email or facsimile transmission, but such persons will not be specifically compensated therefor. The Company may use the services of MacKenzie Partners, Inc., a third-party solicitor, to solicit proxies for the Annual Meeting for a fee that we do not expect to exceed $10,000 plus a reasonable amount to cover expenses.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the SEC. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 (1-800-SEC-0330), or by way of the SEC’s Internet address, http://www.sec.gov.

The Company will provide without charge to each person solicited hereby, upon the written or oral request of any such persons, copies of the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016, including financial statements and financial statement schedules. Requests for such copies should be addressed to: Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary; telephone (310) 481-8400.

A copy of the Company’s Bylaws referenced in this Proxy Statement may be obtained without charge by request to the Company’s Secretary at the Company’s principal executive offices. Requests should be addressed to: Kilroy Realty Corporation, 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary; telephone (310) 481-8400.

You may also access additional information about the Company at our Internet address, http://www.kilroyrealty.com. References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement.

OTHER MATTERS

We do not know of any other matter that will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment(s) or postponement(s) thereof, which may properly be acted upon, the proxies solicited hereby will be voted at the discretion of the named proxy holders.

As permitted by the Exchange Act, only one copy of our proxy materials is being delivered to stockholders of record residing at the same address and who did not receive a Notice of Internet Availability or otherwise receive their proxy materials electronically, unless such stockholders have notified us of their desire to receive multiple copies of our proxy materials. This is known as householding. We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should contact us. Requests for additional copies or requests for householding for this year or future years should be directed in writing to our principal executive offices at 12200 W. Olympic Boulevard, Suite 200, Los Angeles, California 90064, Attn: Secretary or by telephone at (310) 481-8400.

You may vote on the Internet, or if you are receiving a paper copy of this Proxy Statement, by telephone (if available) or by completing and mailing a proxy card or voting instruction form in the preaddressed, postage paid envelope provided to you. Voting over the Internet, by telephone or by written proxy will ensure your shares are represented at the meeting.

Kilroy Realty Corporation	89

General Information

WE URGE YOU TO SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON. If you attend the Annual Meeting and vote in person, your proxy will not be used.

April 12, 2017

By Order of the Board of Directors,

Tyler Rose

Executive Vice President,

Chief Financial Officer and Secretary

90	Kilroy Realty Corporation

Appendix A – Reconciliation of Non-GAAP Financial Measures

FUNDS FROM OPERATIONS (“FFO”) AND FFO PER SHARE

FFO:

We calculate funds from operations available to common stockholders and common unitholders, or “FFO,” in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

FFO per share:

FFO per share is calculated as FFO divided by the weighted average common shares/units and restricted stock units (“RSUs”) outstanding. FFO per share is used in this Proxy Statement as defined in this Appendix A, except when such term is capitalized (i.e., “FFO Per Share”) and used in the context of the performance-based RSUs (where the defined term on page 67 will apply).

Kilroy Realty Corporation	A-1

Appendix A – Reconciliation of Non-GAAP Financial Measures

The following table presents our FFO and FFO per share for the years ended December 31, 2016 and 2015:

(unaudited, $ in thousands, except per share amounts)

	Year Ended December 31,
	2016	2015
FUNDS FROM OPERATIONS:
Net income available to common stockholders	$ 280,538	$ 220,831
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	6,635	4,339
Net income attributable to noncontrolling interests in consolidated property partnerships	3,375	184
Depreciation and amortization of real estate assets	213,156	201,480
Gains on sales of depreciable real estate	(164,302)	(109,950)
Funds from Operations attributable to noncontrolling interests in consolidated property partnerships	(5,660)	(272)
Funds From Operations(1)(2)	$ 333,742	$ 316,612
Weighted average common shares/units outstanding – diluted(3)	96,592	93,358
FFO per common share/unit – diluted(2)	$ 3.46	$ 3.39

(1)	Reported amounts are attributable to common stockholders and unit holders.
(2)	FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $13.2 million and $13.3 million for the year ended December 31, 2016 and 2015, respectively.
(3)

Calculated based on weighted average shares outstanding including participating share-based awards (i.e. non-vested stock and certain time-based RSUs), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

NET OPERATING INCOME AND SAME-STORE NET OPERATING INCOME (“SAME-STORE NOI”)

Net Operating Income:

We believe that Net Operating Income is a useful supplemental measure of our operating performance. We define Net Operating Income as operating revenues (rental income, tenant reimbursements and other property income) less property and related expenses (property expenses, real estate taxes, provision for bad debts and ground leases). Other REITs may use different methodologies for calculating Net Operating Income, and accordingly, our Net Operating Income may not be comparable to other REITs.

Because Net Operating Income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other non-property income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective on operations not immediately apparent from net income. We use Net Operating Income to evaluate our operating performance on a portfolio basis since Net Operating Income allows us to evaluate the impact that factors such as occupancy levels, lease structure, rental rates and tenant base have on our results, margins and returns. In addition, we believe that Net Operating Income provides useful information to the investment community about our financial and operating performance when compared to other REITs since Net Operating Income is generally recognized as a standard measure of performance in the real estate industry.

However, Net Operating Income should not be viewed as an alternative measure of our financial performance since it does not reflect general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization

A-2	Kilroy Realty Corporation

Appendix A – Reconciliation of Non-GAAP Financial Measures

costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

Same-Store NOI (on a GAAP and Cash Basis):

Same-Store NOI represents the Net Operating Income for all of the properties that were owned and included in our stabilized portfolio for two comparable reporting periods. Because Same-Store NOI excludes the change in Net Operating Income from developed, redeveloped, acquired and disposed of and held for sale properties that were operational for two comparable periods, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Same-Store Cash NOI represents the GAAP Net Operating Income for all of the properties that were owned and included in our stabilized portfolio for two comparable reporting periods, adjusted for non-cash revenue and non-cash expenses in both periods. Other REITs may use different methodologies for calculating Same-Store GAAP and Cash NOI, and accordingly, our Same-Store GAAP and Cash NOI may not be comparable to other REITs.

However, Same-Store NOI should not be viewed as an alternative measure of our financial performance since it does not reflect the operations of our entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other non-property income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact our results from operations.

The following table reconciles our Net Operating Income and Same-Store cash NOI to Net Income Available to Common Stockholders for the years ended December 31, 2016 and 2015:

(unaudited, $ in thousands)

	Year Ended December 31,
	2016	2015
Same-Store Cash Net Operating Income	$ 378,627	$ 331,262
Cash to GAAP Adjustments:
GAAP Operating Revenues Adjustment, net	26,856	57,179
GAAP Operating Expenses Adjustments, net	262	(512)
Same-Store GAAP Net Operating Income	$ 405,745	$ 387,929
Non-Same-Store GAAP Net Operating Income	64,250	34,104
Net Operating Income, as defined	$ 469,995	$ 422,033
Adjustments:
General and administrative expenses	(57,029)	(48,265)
Acquisition-related expenses	(1,902)	(497)
Depreciation and amortization	(217,234)	(204,294)
Interest income and other net investment gains	1,764	243
Interest expense	(55,803)	(57,682)
Net (loss) gain on sale of land	(295)	17,116
Gains on sales of depreciable operating properties	164,302	109,950
Net Income	$ 303,798	$ 238,604
Net income attributable to noncontrolling interests in the Operating Partnership	(6,635)	(4,339)
Net income attributable to noncontrolling interests in the consolidated property partnerships	(3,375)	(184)
Preferred dividends	(13,250)	(13,250)
Net Income Available to Common Stockholders	$ 280,538	$ 220,831

Kilroy Realty Corporation	A-3

Appendix A – Reconciliation of Non-GAAP Financial Measures

CHANGE IN GAAP/CASH RENTS (LEASES EXECUTED)

Change in GAAP/Cash Rents (Leases Executed):

Change in GAAP/cash rents (leases executed) is calculated as the change between GAAP/cash rents for signed leases and the expiring GAAP/cash rents for the same space. The change in cash rents is calculated by comparing the monthly rental rate under the expiring lease with the initial monthly rental rate under the new lease. The change In GAAP rents is calculated by comparing the average monthly rental rate over the term of the lease for the expiring lease compared to the new lease. This excludes leases for which the space was vacant longer than one year, or vacant when the property was acquired by the Company. Change in GAAP/cash rents is used in this Proxy Statement as defined in this Appendix A.

FUNDS AVAILABLE FOR DISTRIBUTION (“FAD”), FAD PER SHARE, AND FAD PAYOUT RATIO

Funds Available for Distribution:

Management believes that FAD is a useful supplemental measure of the Company’s liquidity. The Company computes FAD by adding to FFO the non-cash amortization of deferred financing costs, debt discounts and premiums and share-based compensation awards and amortization of above (below) market rents for acquisition properties, then subtracting recurring tenant improvements, leasing commissions and capital expenditures and eliminating the net effect of straight-line rents, amortization of deferred revenue related to tenant improvements and adjusting for other lease related items. FAD provides an additional perspective on the Company’s ability to fund cash needs and make distributions to stockholders by adjusting FFO for the impact of certain cash and non-cash items, as well as adjusting FFO for recurring capital expenditures and leasing costs. Management also believes that FAD provides useful information to the investment community about the Company’s financial position as compared to other REITs since FAD is a liquidity measure used by other REITs. However, other REITs may use different methodologies for calculating FAD and, accordingly, the Company’s FAD may not be comparable to other REITs.

FAD per share:

FAD per share is calculated as FAD divided by the weighted average common shares/units outstanding. FAD per share is used in this Proxy Statement as defined in this Appendix A.

FAD Payout Ratio:

FAD Payout Ratio is calculated as annual dividends accrued to common stockholders and common unitholders (excluding dividend equivalents accrued to restricted stock unitholders) divided by FAD. FAD Payout Ratio is used in this Proxy Statement as defined in this Appendix A.

A-4	Kilroy Realty Corporation

Appendix A – Reconciliation of Non-GAAP Financial Measures

The following table presents our FAD and FAD per share for the years ended December 31, 2016 and 2015:

(unaudited, $ in thousands, except per share amounts)

	Year Ended December 31,
	2016	2015
Net income available to common stockholders	$ 280,538	$ 220,831
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	6,635	4,339
Net income attributable to noncontrolling interests in consolidated property partnerships	3,375	184
Depreciation and amortization of real estate assets	213,156	201,392
Gains on sales of depreciable real estate	(164,302)	(109,950)
Funds from Operations attributable to noncontrolling interests in consolidated property partnerships	(5,660)	(272)
Funds From Operations	$ 333,742	$ 316,612

Adjustments:
Tenant Improvements, leasing commissions and recurring capital expenditures	(66,013)	(69,994)
Amortization of deferred revenue related to tenant-funded tenant improvements(1)	(13,244)	(13,338)
Net effect of straight-line rents	(29,629)	(44,140)
Amortization of net below market rents(2)	(7,166)	(8,449)
Amortization of deferred financing costs and net debt discount/premium	1,345	376
Noncash amortization of share-based compensation awards	21,064	15,537
Other lease related adjustments, net(3)	4,168	2,374
Adjustments attributable to non-controlling interests in consolidated property partnerships	1,470	—
Funds Available for Distribution	$ 245,737	$ 198,978
Weighted average common shares/units outstanding – diluted(4)	96,592	93,358

FAD per common share/unit – diluted(5)	$ 2.54	$ 2.13

(1)	Represents revenue recognized during the period as a result of the amortization of deferred revenue recorded for tenant-funded tenant improvements.
(2)	Represents the non-cash adjustment related to the acquisition of buildings with above and/or below market rents.
(3)	Includes other non-cash adjustments attributable to lease-related GAAP revenue recognition timing differences.
(4)

Calculated based on weighted average shares outstanding including participating share-based awards (i.e. non-vested stock and certain time-based RSUs), dilutive impact of stock options and contingently issuable shares and assuming the exchange of all common limited partnership units outstanding.

(5)	Reported amounts are attributable to common stockholders and unit holders and restricted stock unitholders.

Kilroy Realty Corporation	A-5

Appendix A – Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of FAD to GAAP net cash provided by operating activities:

(unaudited, $ in thousands)

	Year Ended December 31,
	2016	2015
Funds Available for Distribution	$245,737	$198,978
Adjustments:
Tenant improvements, leasing commissions and recurring capital expenditures	66,013	69,994
Net loss (gain) on sales of land	295	(17,116)
Depreciation for furniture, fixtures and equipment	4,078	2,812
Preferred dividends	13,250	13,250
Provision for uncollectible tenant receivable	—	303
Net changes in operating assets and liabilities and other adjustments(1)	6,175	(6,609)
Noncontrolling interests in property partnerships share of FAD	4,190	272
Cash adjustments related to investing and financing activities	5,316	10,124
GAAP Net Cash Provided by Operating Activities	$345,054	$272,008

(1)

Primarily includes changes in the following assets and liabilities: marketable securities; current receivables; prepaid expenses and other assets; accounts payable, accrued expenses and other liabilities; and rents received in advance and tenant security deposits.

A-6	Kilroy Realty Corporation

Appendix B – Amended and Restated 2006 Incentive Award Plan

KILROY REALTY

2006 INCENTIVE AWARD PLAN

(Amended and Restated as of April 4, 2017)

ARTICLE 1.

PURPOSE

The purpose of the Kilroy Realty 2006 Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Kilroy Realty Corporation (the “Company”), Kilroy Realty, L.P. (the “Partnership”), and Kilroy Realty TRS, Inc. (the “TRS”) by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide flexibility to the Company, the TRS, the Partnership and their subsidiaries in their ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s, the TRS’s and the Partnership’s operation is largely dependent.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless otherwise defined herein and unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Performance Share award, a Performance Stock Unit award, a Dividend Equivalents award, a Stock Payment award, a Deferred Stock award, a Restricted Stock Unit award, a Profits Interest Unit award, an Other Incentive Award, a Performance Bonus Award, or a Performance-Based Award granted to a Participant pursuant to the Plan (subject, in each case, to the no repricing provisions of Section 14.1).

2.2 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company and immediately after such acquisition possesses more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.4(a) hereof or Section 2.4(c) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale

Kilroy Realty Corporation	B-1

Appendix B – Amended and Restated 2006 Incentive Award Plan

or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.4(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s stockholders approve a liquidation or dissolution of the Company and all material contingencies to such liquidation or dissolution have been satisfied or waived.

2.5 “Code” means the Internal Revenue Code of 1986, as amended.

2.6 “Committee” means the committee of the Board described in Article 12 hereof.

2.7 “Company” has the meaning set forth in Article 1 hereof.

2.8 “Company Consultant” means any consultant or adviser if:

(a) The consultant or adviser renders bona fide services to the Company or Company Subsidiary;

(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the Company or Company Subsidiary to render such services.

2.9 “Company Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Company Subsidiary.

2.10 “Company Subsidiary” means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company or by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the Company or by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company or by one or more other Company Subsidiaries or by the Company and one or more Company Subsidiaries; provided, however, that “Company Subsidiary” shall not include the TRS, any TRS Subsidiary, the Partnership or any Partnership Subsidiary.

2.11 “Consultant” means any Company Consultant, TRS Consultant or Partnership Consultant.

2.12 “Covered Employee” means a Company Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.13 “Deferred Stock” means a right to receive a specified number of shares of Stock during specified time periods pursuant to Section 8.5 hereof.

2.14 “Disability” means that the Participant qualifies to receive long-term disability payments under the Company’s or the Partnership’s long-term disability insurance program, as it may be amended from time to time.

B-2	Kilroy Realty Corporation

Appendix B – Amended and Restated 2006 Incentive Award Plan

2.15 “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.3 hereof to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.16 “Effective Date” shall have the meaning set forth in Section 13.1 hereof.

2.17 “Eligible Individual” means any person who is an Employee, a Consultant, a member of the Board or a TRS Director, as determined by the Committee.

2.18 “Employee” means any Company Employee, TRS Employee or Partnership Employee.

2.19 “Equity Restructuring” shall mean a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities of the Company) and causes a change in the per share value of the Stock (or other securities of the Company) underlying outstanding Awards.

2.20 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.21 “Fair Market Value” means, as of any given date, (a) if the Stock is traded on an exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if the Stock is not traded on an exchange but is quoted on a quotation system, the mean between the closing representative bid and asked prices for the Stock on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or (c) if the Stock is not publicly traded, or with respect to any non-Stock based Award or the settlement of an Award, the fair market value established by the Committee acting in good faith.

2.22 “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.23 “Independent Director” means a member of the Board who is not a Company Employee.

2.24 “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act, or any successor rule.

2.25 “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

2.26 “Option” means a right granted to a Participant pursuant to Article 5 hereof to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.27 “Other Incentive Award” means an Award granted pursuant to Section 8.8 of the Plan.

2.28 “Participant” means any Eligible Individual who, as a member of the Board, Consultant, Employee, or TRS Director, has been granted an Award pursuant to the Plan.

2.29 “Partnership” has the meaning set forth in Article 1.

2.30 “Partnership Agreement” means the Fifth Amended and Restated Agreement of Limited Partnership of Kilroy Realty, L.P., as the same may be amended, modified or restated from time to time.

2.31 “Partnership Consultant” means any consultant or advisor if:

(a) The consultant or adviser renders bona fide services to the Partnership or Partnership Subsidiary;

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(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Partnership’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the Partnership or Partnership Subsidiary to render such services.

2.32 “Partnership Employee” means any employee (as defined in accordance with Section 3401(c) of the Code) of the Partnership or any entity which is then a Partnership Subsidiary.

2.33 “Partnership Participant Purchased Shares” has the meaning set forth in Section 5.4 hereof.

2.34 “Partnership Purchase Price” has the meaning set forth in Section 5.4 hereof.

2.35 “Partnership Purchased Shares” has the meaning set forth in Section 5.4 hereof.

2.36 “Partnership Subsidiary” means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Partnership or by one or more other Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries; provided, however, that “Partnership Subsidiary” shall not include the TRS or any TRS Subsidiary.

2.37 “Performance-Based Award” means an Award, other than an Option or SAR, granted to selected Covered Employees, which the Committee determines shall be subject to the terms and conditions set forth in Article 9 hereof. All Performance-Based Awards are intended to qualify as Qualified Performance-Based Compensation.

2.38 “Performance Bonus Award” has the meaning set forth in Section 8.9 hereof.

2.39 “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added, sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), funds from operations, funds available for distribution, cash flow return on capital, return on net assets, return on stockholders’ equity, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, tenant satisfaction, working capital, earnings per share, price per share of Stock, market share, debt, and ratio of debt to equity, any of which may be measured either in absolute terms (including on a per share basis), by comparison to comparable performance in an earlier period or periods, or as compared to results of a peer group, industry index, or other company or companies. The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant. The Committee may use other performance criteria as a basis for exercising negative discretion or in connection with an Award other than a Performance-Based Award.

2.40 “Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall performance of the Company, the TRS, the Partnership, any Subsidiary, or the performance of a division, business unit, or an individual. The Committee, in its discretion, may, within the time prescribed by Section 162(m) of the Code as to any Award intended as Qualified Performance-Based Compensation, provide for the calculation of Performance Goals for such Performance Period to be adjusted (i) to exclude expenses associated with variable accounting for equity-based awards to the extent that such expenses exceed the expense that would have been produced had such awards originally been granted as equity awards accounted for under FASB ASC Topic 718, (ii) to exclude unbudgeted compensation expenses, (iii) to exclude non-cash charges, (iv) to exclude acquisition-

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related expenses, (v) to include revenue that would have been included in earnings but is not recognized due to tenant delays, (vi) to exclude the impact of mergers, dispositions of properties (to the extent that such dispositions exceed the midpoint of the range estimated in the business plan considered by the Committee in establishing the Performance Goals for the Performance Period) and similar corporate transactions, (vii) to exclude the impact of similar extraordinary items not contemplated by the Committee on the grant date of an Award, or (viii) for such other items as the Committee may specify.

2.41 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award. However, a Performance Period may not be less than three months nor more than 10 years.

2.42 “Performance Share” means a right granted to a Participant pursuant to Section 8.1 hereof, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.43 “Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.2 hereof, to receive Stock, the payment of which is contingent upon achieving certain Performance Goals or other performance-based targets established by the Committee.

2.44 “Plan” has the meaning set forth in Article 1.

2.45 “Profits Interest Unit” means to the extent authorized by the Partnership Agreement, a unit of the Partnership that is intended to constitute a “profits interest” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto.

2.46 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.47 “REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

2.48 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 hereof that is subject to certain restrictions and may be subject to risk of forfeiture.

2.49 “Restricted Stock Unit” means an Award granted pursuant to Section 8.6 hereof.

2.50 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.51 “Stock” means the common stock of the Company, par value $.01 per share, and such other securities of the Company that may be substituted for Stock pursuant to Article 11 hereof.

2.52 “Stock Appreciation Right” or “SAR” means a right granted pursuant to Article 7 hereof to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.53 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.4 hereof.

2.54 “Subsidiary” means any Company Subsidiary, TRS Subsidiary or Partnership Subsidiary.

2.55 “TRS” has the meaning set forth in Article 1 hereof.

2.56 “TRS Consultant” means any consultant or advisor if:

(a) The consultant or adviser renders bona fide services to the TRS or TRS Subsidiary;

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(b) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and

(c) The consultant or adviser is a natural person who has contracted directly with the TRS or TRS Subsidiary to render such services.

2.57 “TRS Director” means a member of the Board of Directors of the TRS.

2.58 “TRS Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the TRS or of any corporation, partnership or limited liability company which is then a TRS Subsidiary.

2.59 “TRS Participant Purchased Shares” has the meaning set forth in Section 5.5 hereof.

2.60 “TRS Purchase Price” has the meaning set forth in Section 5.5 hereof.

2.61 “TRS Purchased Shares” has the meaning set forth in Section 5.5 hereof.

2.62 “TRS Subsidiary” means (i) a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the TRS or by one or more TRS Subsidiaries or by the TRS and one or more TRS Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests is owned, directly or indirectly, by the TRS or by one or more TRS Subsidiaries or by the TRS and one or more TRS Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the TRS or by one or more other TRS Subsidiaries or by the TRS and one or more TRS Subsidiaries.

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to adjustment as provided in Section 3.1(b) and Section 11 hereof, a total of 9,220,000 shares of Stock shall be authorized for grants of Awards under the Plan, subject to the limitations contained in this Section 3.1(a) (the “Share Limit”). Shares of Stock subject to Awards granted on or after May 22, 2014 shall be counted against the Share Limit on a one-for-one basis.

(b) To the extent that an Award terminates, is cancelled, is forfeited, expires, fails to vest, lapses or for any other reason are not paid or delivered under the Plan, any shares of Stock subject to the Award shall again be available for the grant of subsequent Awards pursuant to the Plan. Except as provided below with respect to Options and Stock Appreciation Rights, any shares of Stock that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares of Stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any Award, shall not be counted as issued and transferred to the Participant under the Plan and shall again become available for the grant of an Award pursuant to the Plan. To the extent that an Award granted under the Plan is settled in cash or a form other than shares of Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under the Plan. To the extent permitted by applicable law or any exchange rule, shares of Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Subsidiary shall not be counted against shares of Stock available for grant pursuant to the Plan. Each Profits Interest Unit issued pursuant to an Award shall count as one (1) share of Stock against the Share Limit (in accordance with Section 3.1(a)) and for purposes of applying the individual Award limitation set forth in Section 3.3. To the extent that shares of Stock are delivered pursuant to the exercise of a Stock Appreciation Right or Option granted under the Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable Share Limit under Section 3.1(a), as opposed to only counting the shares issued. (For purposes of clarity, if a Stock Appreciation Right relates to 100,000 shares and is exercised at a time when the payment due to the Participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Sections 3.1 and 3.3 of the Plan with

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respect to such exercise.) The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance or transfer under the Plan. In the event that shares of Stock are delivered in respect of Dividend Equivalents granted under the Plan, the number of shares delivered with respect to the Award shall be counted against the share limits of the Plan (including, for purposes of clarity, the limits of Sections 3.1 and 3.3 of the Plan). (For purposes of clarity, if 1,000 Dividend Equivalents are granted and outstanding when the Company pays a dividend, and 100 shares are delivered in payment of those rights with respect to that dividend, 100 shares shall be counted against the share limits of the Plan). Notwithstanding the provisions of this Section 3.1(b), no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code. The foregoing adjustments to the share limits of the Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to Awards intended as Qualified Performance-Based Compensation thereunder. The Company may not increase the Share Limit by repurchasing shares of Stock on the market (by using cash received through the exercise of Options granted under the Plan or otherwise).

(c) Any shares subject to an Award that, on or after May 22, 2014, again become available for grant pursuant to Section 3.1(b) hereof shall be added back to the Share Limit on a one-for-one basis.

3.2 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11 hereof, the following limits also apply with respect to Awards granted under the Plan:

(a) The maximum number of shares of Stock that may be delivered pursuant to Options qualified as Incentive Stock Options granted under the Plan is 8,320,000 shares.

(b) The maximum number of shares of Stock subject to those Options and Stock Appreciation Rights that are granted during any calendar year to any one Participant under the Plan is 1,500,000 shares.

(c) The maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year (whether such Awards are payable in Stock or denominated in Stock and payable in cash) shall be 1,500,000 shares. With respect to one or more Awards to any one Participant which are not denominated in Stock, the maximum amount that may be paid in cash during any calendar year shall be $30,000,000.

(d) Awards that are granted under the Plan during any one calendar year to any person who, on the grant date of the Award, is an Independent Director are subject to the limits of this Section 3.3(d). The maximum number of shares of Stock subject to those Awards that are granted under the Plan during any one calendar year to an individual who, on the grant date of the Award, is an Independent Director is the number of shares that produce a grant date fair value for the Award that, when combined with the grant date fair value of any other Awards granted under the Plan during that same calendar year to that individual in his or her capacity as an Independent Director, is $300,000; provided that this limit is $500,000 as to (1) an Independent Director who is serving as the independent Chair of the Board or as the Company’s lead independent director at the time the applicable grant is made or (2) any new Independent Director for the calendar year in which the Independent Director is first elected or appointed to the Board. For purposes of this Section 3.3(d), “grant date fair value” means the value of the Award as of the date of grant of the Award and as determined using the equity award valuation principles applied in the Company’s financial reporting. The limits of this Section 3.3(d) do not apply to, and shall be determined without taking into account, any Award granted to an individual who, on the grant date of the Award, is a Company Employee. The limits of this Section 3.3(d) apply on an individual basis and not on an aggregate basis to all Independent Directors as a group.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to the Plan.

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4.3 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, the Partnership, the TRS, or any Subsidiary operates or has Eligible Individuals, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws and customs and meet the objectives of the Plan; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3 hereof; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or local customs.

ARTICLE 5.

STOCK OPTIONS

5.1 General. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that, subject to Section 5.2(b) hereof, the per share exercise price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

(b) Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided that the term of any Option granted under the Plan shall not exceed ten years. The Committee shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation: (i) cash, (ii) shares of Stock having a fair market value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof, including shares that would be issuable or transferable upon exercise of the Option, or (iii) other property acceptable to the Committee (including through the delivery of a notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price; provided that payment of such proceeds is then made to the Company at such time as may be required by the Company not later than settlement of such sale), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company, the Partnership, the TRS or any Subsidiary or a loan arranged by the Company, the Partnership, the TRS or any Subsidiary in violation of Section 13(k) of the Exchange Act.

(d) Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

5.2 Incentive Stock Options. Incentive Stock Options shall be granted only to Company Employees or to Employees of a corporation which constitutes a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code, and the terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the requirements of Section 5.1 hereof, must comply with the provisions of this Section 5.2.

(a) Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

(b) Ten Percent Owners. An Incentive Stock Option may not be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any

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“parent corporation” or “subsidiary corporation” of the Company within the meaning of Section 424(e) and 424(f), respectively, of the Code, unless such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(c) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(d) Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant.

(e) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Transfer of Shares to a Company Employee, Consultant or Independent Director. As soon as practicable after receipt by the Company of payment for the shares with respect to which an Option (which in the case of a Company Employee, Company Consultant or Independent Director was issued to and is held by such Participant in such capacity), or portion thereof, is exercised by a Participant who is a Company Employee, Company Consultant or Independent Director, then, with respect to each such exercise, the Company shall transfer to the Participant the number of shares equal to:

(a) The amount of the payment made by the Participant to the Company pursuant to Section 5.1(c), divided by

(b) The price per share of the shares subject to the Option as determined pursuant to Section 5.1(a) or 5.2(c), as applicable.

5.4 Transfer of Shares to a Partnership Employee or Consultant. As soon as practicable after receipt by the Company, pursuant to Section 5.1(c), of payment for the shares with respect to which an Option (which was issued to and is held by a Partnership Employee or Partnership Consultant in such capacity), or portion thereof, is exercised by a Participant who is a Partnership Employee or Partnership Consultant, then, with respect to each such exercise:

(a) The Company shall transfer to the Participant the number of shares equal to (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) divided by (B) the Fair Market Value of a share of Stock at the time of exercise (the “Partnership Participant Purchased Shares”);

(b) The Company shall sell to the Partnership the number of shares (the “Partnership Purchased Shares”) equal to the excess of (i) the amount obtained by dividing (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) by (B) the price per share of the shares subject to the Option as determined pursuant to Section 5.1(a), over (ii) the Partnership Participant Purchased Shares. The price to be paid by the Partnership to the Company for the Partnership Purchased Shares (the “Partnership Purchase Price”) shall be an amount equal to the product of (x) the number of Partnership Purchased Shares multiplied by (y) the Fair Market Value of a share of Stock at the time of the exercise; and

(c) As soon as practicable after receipt of the Partnership Purchased Shares by the Partnership, the Partnership shall transfer such shares to the Participant at no additional cost, as additional compensation.

5.5 Transfer of Shares to a TRS Employee, Consultant or Director. As soon as practicable after receipt by the Company, pursuant to Section 5.1(c), of payment for the shares with respect to which an Option (which was issued to and is held by a TRS Employee, TRS Director or TRS Consultant in such capacity), or portion thereof, is exercised by a Participant who is a TRS Employee, TRS Director or TRS Consultant, then, with respect to each such exercise:

(a) The Company shall transfer to the Participant the number of shares equal to (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) divided by (B) the Fair Market Value of a share of Stock at the time of exercise (the “TRS Participant Purchased Shares”);

(b) The Company shall sell to the TRS the number of shares (the “TRS Purchased Shares”) equal to the excess of (i) the amount obtained by dividing (A) the amount of the payment made by the Participant to the Company pursuant to Section 5.1(c) by (B) the price per share of the shares subject to the Option as determined pursuant to Section 5.1(a), over (ii) the TRS Participant Purchased Shares. The price to be paid by the TRS to the Company for the TRS Purchased Shares (the “TRS Purchase Price”) shall be an amount equal to the product of (x) the number of TRS Purchased Shares multiplied by (y) the Fair Market Value of a share of Stock at the time of the exercise; and

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As soon as practicable after receipt of the TRS Purchased Shares by the TRS, the TRS shall transfer such shares to the Participant at no additional cost, as additional compensation.

5.6 Transfer of Payment to the Partnership. As soon as practicable after receipt by the Company of the amounts described in Sections 5.1(c), 5.4(b), and 5.5(b), the Company shall contribute to the Partnership an amount of cash equal to such payments and the Partnership shall issue an additional interest in the Partnership on the terms set forth in the Partnership Agreement.

5.7 Allocation of Payment upon Option Exercise. Notwithstanding the foregoing, to the extent that a Participant provides services to more than one of the Company, the Partnership, the TRS or any Subsidiary, the Company may, in its discretion, allocate the payment or issuance of shares with respect to any Options exercised by such Participant (and the services performed by the Participant ) among such entities for purposes of the provisions of Sections 5.3, 5.4, 5.5 and 5.6 in order to ensure that the relationship between the Company and the TRS, the Partnership or such Subsidiary remains at arms-length.

ARTICLE 6.

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

6.2 Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

6.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part in the event of terminations resulting from specified causes, and (b) provide in other cases for the lapse in whole or in part of restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company, the TRS or the Partnership, as applicable, may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 7.

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights.

(a) A Stock Appreciation Right may be granted to any Participant selected by the Committee. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement, provided, that the term of any Stock Appreciation Right granted under the Plan shall not exceed ten years.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of

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(A) the Fair Market Value of the Stock on the date the Stock Appreciation Right is exercised over (B) the Fair Market Value of the Stock on the date the Stock Appreciation Right was granted and (ii) the number of shares of Stock with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose.

7.2 Payment and Limitations on Exercise.

(a) Subject to Section 7.2(b) below, payment of the amounts determined under Sections 7.1(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

(b) To the extent any payment under Section 7.1(b) hereof is effected in Stock, it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8.

OTHER TYPES OF AWARDS

8.1 Performance Share Awards. Any Participant selected by the Committee may be granted one or more Performance Share awards which shall be denominated in a number of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.2 Performance Stock Units. Any Participant selected by the Committee may be granted one or more Performance Stock Unit awards which shall be denominated in unit equivalent of shares of Stock and/or units of value including dollar value of shares of Stock and which may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3 Dividend Equivalents. Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the shares of Stock that are subject to any Award (other than an Option or SAR), to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. Dividend Equivalents may be granted as a separate Award or in connection with another Award under the Plan; provided, however, that Dividend Equivalents may not be granted in connection with an Option or SAR granted under the Plan. In addition, effective with Awards granted after April 4, 2017, any dividends and/or Dividend Equivalents as to the unvested portion of a Restricted Stock Award that is subject to vesting requirements or the unvested portion of a Restricted Stock Unit award that is subject to vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the Award to which they relate.

8.4 Stock Payments. Any Participant selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Stock Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.

8.5 Deferred Stock. Any Participant selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Stock

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underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Deferred Stock Award has vested and the Stock underlying the Deferred Stock Award has been issued.

8.6 Restricted Stock Units. The Committee is authorized to make Awards of Restricted Stock Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the grantee. On the maturity date, the Company, the TRS or the Partnership, as applicable, shall, subject to Section 10.5(b) hereof, transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited.

8.7 Profits Interest Units. Any Participant selected by the Committee may be granted an award of Profits Interest Units in such amount and subject to such terms and conditions as may be determined by the Committee; provided, however, that Profits Interest Units may only be issued to a Participant for the performance of services to or for the benefit of the Partnership (a) in the Participant’s capacity as a partner of the Partnership, (b) in anticipation of the Participant becoming a partner of the Partnership, or (c) as otherwise determined by the Committee, provided that the Profits Interest Units would constitute “profits interests” within the meaning of the Code, Treasury Regulations promulgated thereunder and any published guidance by the Internal Revenue Service with respect thereto. At the time of grant, the Committee shall specify the date or dates on which the Profits Interest Units shall vest and become nonforfeitable, and may specify such conditions to vesting as it deems appropriate. Profits Interest Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. The Committee shall specify the purchase price, if any, to be paid by the grantee to the Partnership for the Profits Interest Units.

8.8 Other Incentive Awards. Any Participant selected by the Committee may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in or based on, shares of Stock or stockholder value or stockholder return, in each case on a specified date or dates or over any period or periods determined by the Committee. Other Incentive Awards may be linked to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee. Amounts payable under Other Incentive Awards may be in cash, Stock, units of the Partnership, or a combination of any of the foregoing, as determined by the Committee.

8.9 Performance Bonus Awards. Any Participant selected by the Committee may be granted a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such Performance Bonus Award paid to a Covered Employee may be a Performance-Based Award and be based upon objectively determinable bonus formulas established in accordance with Article 9 hereof.

8.10 Term. Except as otherwise provided herein, the term of any Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units or an Other Incentive Award shall be set by the Committee in its discretion.

8.11 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Performance Shares, Performance Stock Units, Deferred Stock, Stock Payments, Restricted Stock Units or an Other Incentive Award; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law. The Committee shall determine the form of payment of any such exercise or purchase price, which may be in the form of any consideration permitted by applicable state law.

8.12 Exercise upon Termination of Employment or Service. An Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Deferred Stock, Stock Payments, Restricted Stock Units, Profits Interest Units, and an Other Incentive

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Appendix B – Amended and Restated 2006 Incentive Award Plan

Award shall only vest or be exercisable or payable while the Participant is an Employee, Consultant, a member of the Board, or a TRS Director, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Performance Shares, Performance Stock Units, Dividend Equivalents, Stock Payments, Deferred Stock, Restricted Stock Units, Profits Interest Units or an Other Incentive Award may vest or be exercised or paid on or subsequent to a termination of employment or service, as applicable, or on or following a Change in Control of the Company, or because of the Participant’s retirement, death or Disability, or otherwise.

8.13 Form of Payment. Payments with respect to any Awards granted under this Article 8, other than Profits Interest Units, shall be made in cash, in Stock or a combination of both, as determined by the Committee.

8.14 Award Agreement. All Awards under this Article 8 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 9.

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Committee the ability to qualify Awards other than Options and SARs and that are granted pursuant to Articles 6 and 8 hereof as Qualified Performance-Based Compensation. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8 hereof; provided, however, that the Committee may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9. Nothing requires the Committee to qualify any Award as Qualified Performance-Based Compensation. An Award not intended by the Committee as Qualified Performance-Based Compensation is not subject to this Article 9.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 or 8 hereof which may be granted to one or more Covered Employees and is intended as Qualified Performance-Based Compensation, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Committee may reserve the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Company Subsidiary, the Partnership or a Partnership Subsidiary, or the TRS or a TRS Subsidiary, on the day a Performance-Based Award for such Performance Period is paid to the Participant.

9.5 Additional Limitations. As required pursuant to Section 162(m) of the Code or any regulations or rulings issued thereunder, the Committee’s authority to grant new Awards that are intended to constitute Qualified Performance-Based

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Compensation (other than Options and SARs and that are granted pursuant to Articles 6 and 8) shall terminate upon the first meeting of the Company’s stockholders that occurs in the fifth year following the year in which the Company’s stockholders first approve the Plan, subject to any subsequent extension that may be approved by stockholders.

ARTICLE 10.

PROVISIONS APPLICABLE TO AWARDS

10.1 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

10.2 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

10.3 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, the TRS, the Partnership or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company, the TRS, the Partnership or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish; provided, however, that no such transfer of an Incentive Stock Option shall be permitted to the extent that such transfer would cause the Incentive Stock Option to fail to qualify as an “incentive stock option” under Section 422 of the Code. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company, the TRS, the Partnership or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities. Notwithstanding the foregoing, in no event shall any Award be transferable by a Participant to a third party for consideration.

10.4 Beneficiaries. Notwithstanding Section 10.3 hereof, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

10.5 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company, the TRS, nor the Partnership shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which

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Appendix B – Amended and Restated 2006 Incentive Award Plan

the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.6 Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

10.7 Deferrals. The Committee may also require or permit Participants to elect to defer the issuance of shares or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. The Committee may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

ARTICLE 11.

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments.

(a) Other than in the event of an Equity Restructuring, in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Stock or the share price of the Stock, the Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change with respect to (a) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1, 3.3, and 9.5(c) hereof); (b) the number and kind of shares that may be issued with respect to any outstanding Awards under the Plan; (c) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (d) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) Other than in the event of an Equity Restructuring, in the event of any transaction or event described in Section 11.1(a) hereof or any unusual or nonrecurring transactions or events affecting the Company, the Partnership, any affiliate of the Company or the Partnership, or the financial statements of the Company, the Partnership or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights

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(and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted. The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

(ii) The Committee shall make such proportionate adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3 hereof).

11.2 Acceleration Upon a Change in Control if Awards Are To Be Terminated. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine. In the event that the terms of any agreement between the Company, the TRS, the Partnership or any Subsidiary or affiliate and a Participant contains provisions that conflict with and are more restrictive than the provisions of this Section 11.2, this Section 11.2 shall prevail and control and the more restrictive terms of such agreement (and only such terms) shall be of no force or effect. Notwithstanding Section 11.1 hereof, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity and the Awards are to be terminated in accordance with the preceding sentence, then immediately prior to the Change in Control such Awards shall become fully exercisable, and all forfeiture restrictions on such Awards shall lapse.

For purposes of this Section 11.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after the Change in Control, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Company or all or substantially all of the Company’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Company for each share of Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Committee may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.

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11.3 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE 12.

ADMINISTRATION

12.1 Committee. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board, and for such purposes the term “Committee” as used in the Plan shall be deemed to refer to the Board. The Board, at its discretion (including to the extent it deems it advisable to comply with the requirements of Section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act or any other applicable rule or regulation), shall delegate administration of the Plan to a Committee. The Committee shall consist solely of two or more members of the Board each of whom, in the judgment of the Board, is an “outside director,” within the meaning of Section 162(m) of the Code, a Non-Employee Director and an “independent director” under the rules of the New York Stock Exchange (or other principal securities market on which shares of Stock are traded). The governance of such Committee shall be subject to the charter of the Committee as approved by the Board. Any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in the charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in the Plan shall be deemed to refer to the Board and (b) the Committee may delegate its authority hereunder to the extent permitted by Section 12.5 hereof. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

12.2 Support for the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company, the TRS, the Partnership or any Subsidiary, the independent certified public accountants of the Company, the TRS, or the Partnership, or any executive compensation consultant or other professional retained by the Company, the TRS, or the Partnership to assist in the administration of the Plan.

12.3 Authority of Committee. Subject to any specific designation in the Plan including, without limitation, the no repricing provision in Section 14.1, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock or Profits Interest Units to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award (or determine that an Award will be fully vested and/or exercisable, as the case may be, at grant), and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

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(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(j) In the case of Awards to TRS Employees, TRS Consultants, Partnership Employees or Partnership Consultants, determine the mechanics for the transfer of rights under such Awards; and

(k) Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all persons.

12.5 Delegation of Authority. To the extent permitted by applicable law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board and/or one or more officers of the Company the authority to grant or amend Awards or to take other actions authorized pursuant to this Article 12; provided, however, that in no event shall an officer of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) Covered Employees with respect to Awards intended to constitute Qualified Performance-Based Compensation, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other applicable law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee(s) appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.

EFFECTIVE AND EXPIRATION DATE

13.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Company’s stockholders (the “Effective Date”). The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of a majority of votes cast at a meeting duly held in accordance with the applicable provisions of the Company’s bylaws, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

13.2 Expiration Date. Unless earlier terminated by the Board, the Plan shall terminate at the close of business on April 3, 2027, subject to any extension approved by the Company’s stockholders. After the termination of the Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted pursuant to the Plan, but previously granted Awards (and the authority of the Committee with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with the terms and conditions of the Plan and the terms and conditions of the applicable Award Agreement.

ARTICLE 14.

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, and Termination. Subject to Section 15.17 hereof, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent the Company deems it necessary or desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) stockholder approval shall be required for any amendment to the Plan that (i) increases the number of shares available under the Plan (other than any adjustment as provided by Article 11 hereof), (ii) permits the Committee to grant Options or

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SARs with an exercise price that is below Fair Market Value on the date of grant, or (iii) permits the Committee to extend the exercise period for an Option or SAR beyond ten years from the date of grant. Subject to Section 14.2, the Committee may also amend an Award or Awards previously granted. However, notwithstanding any provision in the Plan to the contrary and except for an adjustment pursuant to Article 11 or a repricing approved by the stockholders of the Company, in no case may the Committee (I) amend an outstanding Option or SAR to reduce the per share exercise or base price of the Award, (II) cancel, exchange or surrender an outstanding Option or SAR in exchange for an Option or SAR with an exercise or base price that is less than the exercise or base price of the original Award, or (III) cancel, exchange or surrender an outstanding Option or SAR in exchange for cash or other Awards for the purpose of repricing the Award.

14.2 Awards Previously Granted. Except with respect to amendments made pursuant to Section 15.17 hereof, no termination, amendment, or modification of the Plan or an Award shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant. Any amendment or other action that would constitute a repricing of an Award is subject to the limitations set forth in Section 14.1.

ARTICLE 15.

GENERAL PROVISIONS

15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and none of the Company, the TRS, the Partnership, any Subsidiary or the Committee is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3 Withholding. The Company, the TRS, the Partnership or any Subsidiary, as applicable, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, the TRS, the Partnership or any Subsidiary, as applicable, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of the Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement require or allow a Participant to elect to have the Company, the TRS, the Partnership or any Subsidiary, as applicable, withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a fair market value on the date of withholding equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Committee) after such shares of Stock were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a fair market value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

15.4 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company, the TRS, the Partnership or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company, the TRS, the Partnership or any Subsidiary.

15.5 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company, the TRS, the Partnership or any Subsidiary.

15.6 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company, the TRS, and/or the Partnership from any loss, cost, liability, or

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expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company, the TRS and the Partnership an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company, the TRS, and/or the Partnership may have to indemnify them or hold them harmless.

15.7 Relationship to Other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company, the TRS, the Partnership or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.8 Expenses. The expenses of administering the Plan shall be borne by the Company, the TRS, the Partnership and their Subsidiaries.

15.9 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

15.10 Fractional Shares. Unless otherwise expressly provided by the Committee, no fractional shares of Stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

15.11 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 under the Exchange Act) that are requirements for the application of such exemptive rule if and to the extent necessary in order that the Participant not have actual short-swing profits liability under Section 16(b) of the Exchange Act, and, to the extent permitted by applicable law, the Plan and such Awards shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.12 Government and Other Regulations. The obligation of the Company, the TRS and the Partnership to make payment of awards in Stock, Profits Interest Units or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register pursuant to the Securities Act, as amended, any of the shares of Stock or Profits Interest Units paid pursuant to the Plan. If the shares or Profits Interest Units paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, as amended, the Company, the TRS and the Partnership may restrict the transfer of such shares or Profits Interest Units in such manner as it deems advisable to ensure the availability of any such exemption.

15.13 Section 83(b) Election Prohibited. No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Company or the Partnership, which the Company or the Partnership may grant or withhold in its sole discretion.

15.14 Grant of Awards to Certain Employees or Consultants. The Company, the TRS, the Partnership or any Subsidiary may provide through the establishment of a formal written policy or otherwise for the method by which shares of Stock or other securities and/or payment therefor may be exchanged or contributed between the Company and such other party, or may be returned to the Company upon any forfeiture of Stock or other securities by the Participant, for the purpose of ensuring that the relationship between the Company and the TRS, the Partnership or such Subsidiary remains at arms-length.

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15.15 Restrictions on Awards. The Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to an Award already granted under the Plan, such Award shall not be exercisable or payable:

(a) To the extent that the grant, exercise or payment of such Award could cause the Participant to be in violation of the Ownership Limit (as defined in the Company’s Articles of Incorporation, as amended from time to time) or Subparagraph E(2) of Article IV (or any successor provision thereto) of the Company’s Articles of Incorporation, as amended from time to time; or

(b) If, in the discretion of the Committee, the grant or exercise of such Award could impair the Company’s status as a REIT.

15.16 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Maryland.

15.17 Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

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KILROY REALTY CORPORATION 12200 WEST OLYMPIC BOULEVARD SUITE 200 LOS ANGELES, CA 90064 ATTN: JOSEPH MAGRI VOTE BY INTERNET - www.proxyvote.com Use the Internet including the proxy materials, to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E23670-P88416 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY KILROY REALTY CORPORATION The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 1a. John Kilroy 1b. Edward Brennan, PhD 1c. Jolie Hunt 1d. Scott Ingraham 1e. Gary Stevenson 1f. Peter Stoneberg For Against Abstain The Board of Directors recommends you vote FOR Proposals 2 and 3: 2. Approval of amendment and restatement of 2006 Incentive Award Plan. 3. Approval, on an advisory basis, of the compensation of the named executive officers. Please indicate if you plan to attend this meeting. Yes No The Board of Directors recommends you vote 1 Year 2 1 YEAR for Proposal 4: 4. Vote, on an advisory basis, on the frequency ! of future advisory votes on the compensation of the named executive officers. The Board of Directors recommends you vote FOR Proposal 5: 5. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor for the fiscal year ending December 31, 2017. NOTE: At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. 2 Years 3 Years Abstain For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the 2017 Annual Meeting of Stockholders: The Notice of Annual Meeting, Proxy Statement and 2016 Annual Report on Form 10-K are available at www.proxyvote.com. E23671-P88416 KILROY REALTY CORPORATION Annual Meeting of Stockholders May 23, 2017, 9:00 AM PDT This proxy is solicited by the Board of Directors    The undersigned stockholder(s) of Kilroy Realty Corporation (the “Company”) acknowledge(s) receipt of a copy of the proxy statement for the Company’s 2017 Annual Meeting of Stockholders and, revoking any proxy heretofore given, hereby appoint(s) John Kilroy and Tyler Rose, and each of them, with full power of substitution, as proxies for the undersigned and to vote all the shares of common stock of the Company held of record by the undersigned on March 16, 2017, at the Annual Meeting of Stockholders to be held on May 23, 2017, or any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting with discretionary authority as to any and all other business that may properly come before the meeting and with all powers possessed by the undersigned as if personally present at the meeting. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE; “FOR” PROPOSALS 2, 3 AND 5; AND “1 YEAR” FOR PROPOSAL 4. Continued and to be signed on reverse side